Information contained herein is subject to completion or amendment. The Class A Certificates may not be sold nor may offers to buy be accepted prior to the time the Prospectus Supplement and the Prospectus is delivered in final form. The Prospectus Supplement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Class A Certificates in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State. This Prospectus Supplement is provided for informational purposes only and is not to be copied in whole or in part. The information herein is provided only as of the date hereof.

                   SUBJECT TO COMPLETION, DATED MARCH 18, 1996

PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated December 2, 1994)

================================================================================

                     Emergent Auto Receivables Trust 1996-A


                                   $14,496,000
               ____% Auto Receivables Backed Certificates, Class A

               PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                                    Depositor

                         [Logo of Emergent Group Inc.]

[Logo of Loan Pro$, Inc.]             [Logo of Premier Financial Services, Inc.]

                               THE LOAN PRO$, INC.
                        PREMIER FINANCIAL SERVICES, INC.
                                   Originators
================================================================================

The  __%  Auto  Receivables   Backed   Certificates,   Class  A  (the  "Class  A
Certificates") hereby offered by Prudential Securities Secured Financing Corporation represent the right to receive repayment of the initial Class A Certificate Balance of $14,496,000 and monthly interest at a rate of ___% per annum on the unpaid portion of such Class A Certificate Balance. The right to receive such payments is based solely upon the interests represented by the Class A Certificates in the Emergent Auto Receivables Trust 1996-A (the "Trust") formed pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 1, 1996, among Prudential Securities Secured Financing Corporation, as depositor (the "Depositor"), Emergent Group, Inc., as servicer (the "Servicer") and Bankers Trust Company, as trustee (the "Trustee") and as backup servicer (the "Backup Servicer"). The Trust will also issue two classes of subordinate certificates (the "Subordinate Certificates") which are not being offered hereby. The Class A Certificates will have an initial Class A Certificate Balance of $14,496,000, evidencing an undivided interest in the Trust of __% (the "Class A Percentage"), with the Subordinate Certificates evidencing the remainder.

The assets of the Trust will include a pool of non-prime installment sale contracts (the "Receivables"), a security interest in the vehicles financed thereby and certain other property, as more fully described herein. The initial aggregate principal balance of such pool as of the Cut-Off Date was $16,107,339.72.

Principal and interest will be distributed to the Class A Certificateholders on the 20th day of each month (or, if such day is not a Business Day, the next succeeding Business Day), beginning April 22, 1996. Distributions of principal and interest on the Subordinate Certificates will be subordinated in priority of payment to principal and interest due on the Class A Certificates to the extent described herein. The "Final Scheduled Distribution Date" for the Class A Certificates is February 20, 2003.

Full and complete payment of the Guaranteed Distributions (as defined herein) on each Distribution Date of the Class A Certificates is unconditionally and irrevocably guaranteed pursuant to a financial guaranty insurance policy (the "Policy") to be issued by Financial Security Assurance Inc. (the "Certificate Insurer").

                  [Logo of Financial Security Assurance Inc.]

THE CLASS A CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, THE ORIGINATORS, THE SERVICER, ANY SUB-SERVICER, ANY SUCCESSOR SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CLASS A CERTIFICATES NOR THE UNDERLYING RECEIVABLES ARE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THESE CERTIFICATES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" HEREIN AND "SPECIAL CONSIDERATIONS" IN THE PROSPECTUS.

The Class A Certificates will be purchased by the Underwriter from the Depositor and will be offered by the Underwriter from time to time in negotiated transactions or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor, including accrued interest, are expected to be approximately ___% of the initial Class A Certificate Balance before deducting expenses payable by the Depositor estimated to be $__________. See "Underwriting" herein.

The Class A Certificates are offered subject to prior sale, when, as, and if accepted by the Underwriter and subject to the approval of certain legal matters. It is expected that delivery of the Class A Certificates will be made only in book-entry form through the Same Day Funds Settlement System of The Depository Trust Company (the "DTC") on or about ___________, 1996.


                       Prudential Securities Incorporated

================================================================================

                                 March ___, 1996

      IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CLASS A CERTIFICATES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

      UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CLASS A CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                   ------------------------------------------

      This Prospectus Supplement does not contain complete information about the offering of the Class A Certificates. Additional information is contained in the Prospectus dated December 2, 1994 of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. Prospective investors are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Class A Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

                              AVAILABLE INFORMATION

      The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Certificates. This Prospectus Supplement and the related Prospectus, which form a part of the Registration Statement, omit certain information contained in such Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement can be inspected and copied at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. and the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York, 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The financial statements of the Certificate Insurer included in, or as exhibits to, the following documents, which have been filed with the Commission by Financial Security Assurance Holdings Ltd. ("Holdings"), are hereby incorporated by reference in this Prospectus Supplement:

      (a) Annual Report on Form 10-K for the year ended December 31, 1994, which report includes as an exhibit, the Certificate Insurer's financial statements for the year ended December 31, 1994; and

      (b) Quarterly Report on Form 10-Q for the period ended September 30, 1995, which report includes as an exhibit, the Certificate Insurer's unaudited financial statements for the nine-month period ended September 30, 1995.

      All financial statements of the Certificate Insurer included in documents filed by Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Class A Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

      For further information concerning the Certificate Insurer, see the Consolidated Financial Statements of the Certificate Insurer and Subsidiaries and the notes thereto incorporated herein by reference. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by the Certificate Insurer are available upon request to the State of New York Insurance Department.

                          REPORTS TO CERTIFICATEHOLDERS

      Monthly and annual reports concerning the Class A Certificates and the Trust will be sent by the Trustee to the Class A Certificateholders. So long as any Class A Certificate is in book-entry form, such reports will be sent to Cede & Co., as the nominee of DTC and as Holder of such Class A Certificates pursuant to the Pooling and Servicing Agreement. DTC will supply such reports to Class A Certificateholders in accordance with its procedures.

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

PROSPECTUS SUPPLEMENT.....................................................  S-1

AVAILABLE INFORMATION.....................................................  S-2

REPORTS TO CERTIFICATEHOLDERS.............................................  S-2

SUMMARY OF TERMS..........................................................  S-4

RISK FACTORS..............................................................  S-9

THE RECEIVABLES........................................................... S-10
     General.............................................................. S-10
     Payments on the Receivables.......................................... S-11
     Repurchase Obligations............................................... S-11
     Maturity and Prepayment Assumptions.................................. S-14

YIELD CONSIDERATIONS...................................................... S-15

USE OF PROCEEDS........................................................... S-15

THE SERVICER AND THE ORIGINATORS.......................................... S-15
     General.............................................................. S-15
     Litigation........................................................... S-16
     Recent Developments.................................................. S-16
     The Non-Prime Credit Market.......................................... S-16
     Underwriting......................................................... S-17

DESCRIPTION OF THE CERTIFICATES........................................... S-19
     General     ......................................................... S-19
     Distributions........................................................ S-19
     The Accounts......................................................... S-20
     Collections ......................................................... S-20
     Flow of Funds........................................................ S-20
     Withholding ......................................................... S-21

THE CERTIFICATE INSURER................................................... S-21
     General     ......................................................... S-21
     Reinsurance ......................................................... S-22
     Rating of Claims-Paying Ability...................................... S-22
     Capitalization....................................................... S-22
     Insurance Regulation................................................. S-23

THE POLICY  .............................................................. S-23

THE POOLING AND SERVICING AGREEMENT AND THE TRANSFER AGREEMENTS........... S-24
     The Trust   ......................................................... S-24
     Conveyance of Receivables............................................ S-24
     Servicing   ......................................................... S-25
     The Trustee ......................................................... S-27
     Certain Reports...................................................... S-27
     Termination ......................................................... S-27
     Amendment   ......................................................... S-28

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS................................. S-28
     Tax Status of the Trust.............................................. S-28
     Taxation of Certificateholders....................................... S-28
     Discount and Premium................................................. S-29
     Sale of a Class A Certificate........................................ S-30
     Foreign Class A Certificateholders................................... S-30
     Backup Withholding................................................... S-30
     State and Local Taxation............................................. S-30

ERISA CONSIDERATIONS...................................................... S-31

RATINGS................................................................... S-33

UNDERWRITING.............................................................. S-33

LEGAL MATTERS............................................................. S-33

GLOSSARY.................................................................. S-34

INDEX OF DEFINED TERMS.................................................... S-37

--------------------------------------------------------------------------------

                                SUMMARY OF TERMS

      The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Terms" or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.


Issuer.................Emergent Auto Receivables Trust 1996-A (the "Trust").

Depositor..............Prudential  Securities Secured Financing  Corporation,  a
                         Delaware corporation (the "Depositor"). The Depositor will acquire the Receivables from a special-purpose finance vehicle, Emergent Auto Holdings Corp. (the "Seller"), a Delaware corporation and a subsidiary of the Originators (as defined below), and will simultaneously transfer the Receivables to the Trust. The principal executive offices of the Depositor are located at 130 John Street, New York, New York 10038, and its telephone number is (212) 214- 7435.

Originators
and Sub-Servicers......The Loan Pro$,  Inc., a South  Carolina  corporation  (an
                         "Originator" or "Loan Pro$" and in its capacity as sub-servicer of the Receivables it originates, a "Sub-Servicer") and Premier Financial Services, Inc., a South Carolina corporation (an "Originator" or "Premier" and in its capacity as sub-servicer of the Receivables it originates, a "Sub-Servicer" and together with Loan Pro$, the "Originators" and the "Sub-Servicers"). The principal executive offices of the Originators and the Sub-Servicers are located at 15 South Main Street, Suite 750, Greenville, South Carolina 29601, and their telephone number is (864) 235-8056.

Servicer...............Emergent Group,  Inc., a South Carolina  corporation (the
                         "Servicer"). The principal executive offices of the Servicer are located at 15 South Main Street, Suite 750, Greenville, South Carolina 29601, and its telephone number is (864) 235-8056.

Trustee and Backup
Servicer...............Bankers Trust Company, a New York banking corporation (in its capacity as trustee under the Pooling and Servicing Agreement, the "Trustee" and in its capacity as backup servicer under the Pooling and Servicing Agreement, the "Backup Servicer"). The principal executive offices of the Trustee and the Backup Servicer are located at Four Albany Street, New York, New York 10006, and their telephone number is (212) 250-6540.

Cut-Off Date...........February 29, 1996 (close of business).

Closing Date...........On or about March 27, 1996.

Certificates
Offered................The Auto  Receivables  Backed  Certificates  consist of a senior class offered hereby, the ____% Auto Receivables Backed Certificates, Class A (the "Class A Certificates"), and two classes of subordinate certificates not offered hereby (the "Subordinate Certificates") (the Class A Certificates and the Subordinate Certificates being the "Certificates"). Each Certificate will represent a fractional undivided interest in the Trust. The Class A Certificates will be issued in fully registered form in minimum denominations of $1,000,000 and integral multiples of $1,000 in excess thereof; however, one Class A Certificate may be issued in another denomination representing any remaining portion of the initial Class A Certificate Balance.

                         The Class A Certificates will evidence in the aggregate an undivided ownership interest of ___% (the "Class A Percentage") of the Trust, with the Subordinate

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                         Certificates  representing  the remainder.  The Class A
                         Certificates are senior in priority of payment of principal and interest due on the Subordinate Certificates, to the extent described herein.

The Trust..............The Trust will be a trust  established  under the laws of the State of New York. The activities of the Trust are limited by the terms of the Pooling and Servicing Agreement to purchasing, owning and managing the
                         Receivables, issuing and making payments on the Certificates and other activities related thereto. The Trust property includes certain non-prime installment sale contracts (the "Receivables") secured by used automobiles, light duty trucks, vans and mini-vans (the "Financed Vehicles"), certain monies due thereunder on or after the Cut-Off Date, security interests in the Financed Vehicles or other property securing the Receivables, such amounts as from time to time may be held in one or more accounts established and maintained by the Servicer pursuant to the Pooling and Servicing Agreement and the proceeds thereof, the Policy, any proceeds from claims on certain insurance policies, certain rights under the Pooling and Servicing Agreement, under the Transfer Agreements and all proceeds of the foregoing.

The Receivables........All of the  Receivables  were  purchased by the Depositor from the Seller, which in turn purchased the Receivables from the Originators. The Receivables consist of non-prime automobile installment sales contracts and constitute substantially all of the automobile and light duty truck installment sale contracts as of the Cut-Off Date included in the Originators' portfolios meeting the selection criteria described herein. All of the Receivables were originated or acquired in accordance with the Originators' respective finance programs as described herein. As a general matter, the Originators' finance programs target automobile purchasers with non-prime credit profiles who are unable to obtain credit from traditional lending sources.

                         The Receivables have an aggregate principal balance of $16,107,339.72 as of the Cut-Off Date (the "Original Aggregate Principal Balance"). 89.25% of the Original Aggregate Principal Balance were direct loans (i.e., loans originated by the Originators) and 10.75% of the Original Aggregate Principal Balance were indirect loans (i.e., loans acquired by the Originators from automobile dealers). Substantially all of the
                         Receivables represent financing of used vehicles, and none of the Receivables are due from employees of the Originators or any of their respective affiliates. Approximately 98.01% of the Original Aggregate Principal Balance relates to Obligors with addresses in South Carolina.

                         The Receivables have, as of the Cut-Off Date, a weighted average annual percentage rate ("APR") of 27.61%, a weighted average original maturity of 39 months and a weighted average remaining maturity of 33 months. The Transfer Agreements do not provide for recourse to the Originators for losses on the Receivables; however, the Originators may be liable for breach of representations and warranties made with respect to such Receivables. See "The Receivables."

                         The Seller has represented and warranted in the Unaffiliated Seller's Agreement that no Receivable is more than 30 days delinquent as of the Cut-Off Date, and that, as of the Cut-Off Date, no more than 6.62% of the Receivables have been extended by the related Sub-Servicers.

Distribution Dates.....The twentieth day of each month or if such  twentieth day is not a Business Day, the next succeeding Business Day, commencing April 22, 1996.

Class A Pass-
Through Rate...........___% per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months (the "Class A Pass-Through Rate").

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Distributions of
Interest...............On each  Distribution  Date, the Trustee will be required to pass through and distribute pro rata with respect to the Class A Certificates to the holders of record of the Class A Certificates (the "Class A Certificateholders") as of the last day of the immediately preceding calendar month (each such date, a "Record Date"), interest distributable with respect to the Class A Certificates. The amount of interest distributable on the Class A Certificates will be an amount equal to one-twelfth (or in the case of the first Distribution Date, a fraction the numerator of which is __ and the denominator of which is 360) of the product of the Class A Pass-Through Rate and the Class A Certificate Balance as of such Record Date to the extent that sufficient funds are on deposit in the
                         Collection Account. See "DESCRIPTION OF THE CERTIFICATES -- Flow of Funds."

Distributions of
Principal..............On each Distribution  Date,  the Trustee will be required to pass through and to distribute pro rata to the Class A Certificateholders and the Subordinate Certificateholders as of the related Record Date as a distribution of principal, the Class A Certificateholders' pro rata share and the Subordinate Certificateholders' pro rata share, as applicable, of the amount equal to the sum of the following amounts with respect to the immediately preceding Collection Period, computed in accordance with the simple interest method with respect to Simple Interest Receivables or in accordance with the actuarial method with respect to Rule of 78s Receivables:

                         (i) that portion of all collections on Receivables (other than Liquidated Receivables and Receivables that were purchased or repurchased from the Trust pursuant to the Pooling and Servicing Agreement (each a "Purchased Receivable")) allocable to principal, including all full and partial principal prepayments (including amounts withdrawn from the Payahead Account but excluding amounts deposited into the Payahead Account), (ii) the Principal Balance of all Receivables (other than Purchased Receivables) that became Liquidated Receivables during the related Collection Period, (iii) (A) the portion of the Purchase Amount allocable to principal of all Receivables that became Purchased Receivables as of the immediately preceding Record Date, and (B) in the sole discretion of the Certificate Insurer, the Principal Balance as of the immediately preceding Record Date of all Receivables
                         that  were   required  to  be   purchased   as  of  the
                         immediately preceding Record Date but were not so purchased and (iv) the aggregate amount of Cram Down Losses that occurred during the related Collection Period.

                         With respect to each Distribution Date, the Class A Certificateholders' pro rata share of such principal distribution (the "Class A Principal Distributable
                         Amount") is equal to the Class A Percentage of the amounts in clauses (i) through and including (iv) of the immediately preceding paragraph, provided, that on the Final Scheduled Distribution Date, the Class A Principal Distributable Amount will equal the Class A Certificate Balance as of the Final Scheduled Distribution Date.

                         A "Collection Period" with respect to a Distribution Date will be the calendar month immediately preceding the month in which such Distribution Date occurs, or, in the case of the initial Distribution Date, the period from the Cut-Off Date through the last day of the calendar month preceding the month in which the initial Distribution Date occurs. See "DESCRIPTION OF THE CERTIFICATES -- Flow of Funds."

Subordination..........Distributions   of   interest   and   principal   on  the
                         Subordinate Certificates will be subordinated in priority of payment to interest and principal due on the Class A Certificates. The Subordinate Certificateholders will not receive any distributions of interest or principal with respect to a Collection Period until the full amount of interest and principal on the Class A Certificates relating to such Collection Period has been distributed from the Collection Account.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Certificate
Insurer................Financial  Security   Assurance  Inc.  (the  "Certificate
                         Insurer") is a financial guaranty insurance company incorporated under the laws of the State of New York. See "THE POLICY" and "THE CERTIFICATE INSURER."

The Policy.............On the Closing Date, the  Certificate  Insurer will issue the Policy to the Trustee for the benefit of the Class A Certificateholders pursuant to which the Certificate Insurer will unconditionally and irrevocably guarantee to the Class A Certificateholders payment of the Guaranteed Distributions for each Distribution Date. See "THE POLICY" and "DESCRIPTION OF THE CERTIFICATES -- Flow of Funds."

Transfer Agreements....The  Purchase  Agreement,  dated  as of  March  1,  1996, pursuant to which the Originators will sell the Receivables to the Seller, and the Unaffiliated Seller's Agreement, dated as of March 1, 1996, pursuant to which the Seller will sell the Receivables to the Depositor (together, the "Transfer Agreements").

Repurchase and Purchase
Obligations............Emergent  (as  defined   herein)  will  be  obligated  to
                         repurchase a Receivable if the interests of the Trust, the Certificateholders or the Certificate Insurer in such Receivable or the value of such Receivable is materially adversely affected by a breach of any representation or warranty made with respect to the Receivable or by a breach of certain of the Servicer's servicing obligations under the Pooling and Servicing Agreement (including, but not limited to its obligation to ensure that the perfected security interest in the related Financed Vehicle is maintained) or certain other covenants with respect to the Servicer, if either such breach has not been cured by the Deposit Date of the first full calendar month following the discovery by or notice to Emergent of the breach.

Servicing Fee..........Each month the Servicer  will receive a fee for servicing the Receivables (the "Servicing Fee") equal to (a) the product of one-twelfth of 3% (the "Servicing Fee Rate") and the Aggregate Principal Balance outstanding at the beginning of the Collection Period preceding such Distribution Date (the "Servicing Fee") plus (b) a supplemental servicing fee (the "Supplemental Servicing Fee") equal to (i) any late fees, prepayment fees, liquidation fees and other administrative fees and expenses collected during such month, plus (ii) the net realized earnings on all investments of funds deposited in the Collection Account during such month. See "THE POOLING AND SERVICING AGREEMENT -- Servicing."

Optional Purchase......The Servicer may purchase  all of the  Receivables  as of the last day of any month in which the Aggregate Principal Balance as a percentage of the Original Aggregate Principal Balance is 10% or less (such purchase being the "Optional Purchase"); provided that the Servicer's right to exercise such option will be subject to the prior approval of the Certificate Insurer. The purchase price will be equal to the aggregate Purchase Amounts and will be distributed to Certificateholders on the next following Distribution Date. See "THE POOLING AND SERVICING AGREEMENT -- The Trust."

Certain Federal Income
Tax Considerations.....In the opinion of Dewey  Ballantine,  special tax counsel to the Depositor, the Trust will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes. The Certificateholders must report their respective allocable shares of all income earned on the Trust assets (other than any amounts treated as "stripped coupons") and may deduct their respective allocable shares of reasonable servicing fees. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS -- Tax Status of the Trust." Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "IRS") with respect to any of the federal income tax consequences discussed herein, and

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                         no assurance can be given that the IRS will not take contrary positions. For state income tax purposes, the Trust will not be subject to the New York State Franchise Tax on Business Corporations or the New York City Unincorporated Business Tax. Investors should consult their own tax advisors regarding state and local tax consequences. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS."

ERISA
Considerations.........As described  herein,  the  Class A  Certificates  may be purchased by employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or entities using assets of such plans. Any benefit plan fiduciary considering purchase of the Class A Certificates should, among other things, consult with its counsel in determining whether all required conditions have been satisfied. See "ERISA CONSIDERATIONS."

Ratings................As  a  condition   to  the   issuance   of  the  Class  A
                         Certificates, the Class A Certificates will be rated at least "AAA" by Standard & Poor's Ratings Group ("S&P") and "Aaa" by Moody's Investors Service, Inc. ("Moody's") on the basis of the issuance of the Policy by the Certificate Insurer. There is no assurance that a rating will not be lowered or withdrawn by a rating agency based on a change in circumstances deemed by such rating agency to adversely affect the Class A Certificates. A rating is not a recommendation to purchase, hold or sell the Class A Certificates, in as much as such rating does not comment as to market price or suitability for a particular investor. See "RATINGS."

Certain Legal Matters..Certain legal  matters  relating  to the  validity of the issuance of the Certificates will be passed upon for Emergent by Wyche, Burgess, Freeman & Parham, P.A., Greenville, South Carolina, counsel to Emergent. Certain legal matters relating to insolvency issues and certain federal income tax matters concerning the Certificates will be passed upon by Dewey Ballantine, New York, New York. Certain legal matters relating to the validity of the issuance of the Certificates will be passed upon for the Underwriter by Dewey Ballantine, New York, New York. Certain legal matters relating to the Certificate Insurer and the Policy will be passed upon for the Certificate Insurer by Dewey Ballantine, New York, New York.

--------------------------------------------------------------------------------

                                  RISK FACTORS

     Prospective Certificateholders should consider, among other things, the following factors in connection with the purchase of the Class A Certificates:

     The Originators' Underwriting Process and Subjective Credit Standards. The underwriting standards applied by the Originators may not be as stringent as those of the "captive" finance companies of motor vehicle manufacturers or other financial institutions since the Originators originate and purchase automobile installment sale contracts which may not meet the credit standards of such traditional primary lenders. The Originators' respective finance programs focus on the non-prime market including obligors with non-prime credit profiles who may not be able to receive financing from more traditional sources. The
Originators' credit decisions may be subjective. See "THE SERVICER AND THE ORIGINATORS -- Underwriting."

     Limited Assets; Subordination. The Trust does not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables, the proceeds thereof and the Policy. The Class A Certificates represent interests solely in the Trust and the Class A Certificates will not be insured or guaranteed by the Depositor, the Seller, the Originators, the Servicer, the Trustee or any other person or entity except for the Certificate Insurer pursuant to the Policy, as described herein. The Seller will take such steps as are necessary for the Certificate Insurer to issue the Policy to the Trustee for the benefit of the Class A Certificateholders. Under the Policy, the Certificate Insurer will unconditionally and irrevocably guarantee to the Class A Certificateholders full and complete payment of the Guaranteed Distributions on each Distribution Date. In the event of an Insurer Default, the Class A Certificateholders must rely on any amounts available from the Obligors on the Receivables, and the proceeds from the repossession and sale of Financed Vehicles which secure defaulted Receivables. In such event, certain factors, such as the Trustee not having perfected security interests in the Financed Vehicles, may affect the Trust's ability to realize on the collateral securing the Receivables and thus may reduce the proceeds to be distributed to the Class A Certificateholders on a current basis.

     Distributions of interest and principal on the Class A Certificates will be dependent primarily upon the Available Funds and amounts paid pursuant to the Policy. The Subordinate Certificateholders will not receive any distributions of interest or principal with respect to a Collection Period until the full amount of interest and principal on the Class A Certificates relating to such Collection Period and any related Class A Interest and Principal Carryover Shortfall has been deposited in the Collection Account. See "DESCRIPTION OF THE CERTIFICATES -- Flow of Funds."

     Geographic Concentration of Receivables in South Carolina. As of the Cut-Off Date, Obligors with respect to at least 98% of the Receivables (based on principal balance and mailing addresses as of the Cut-Off Date) were located in South Carolina. Accordingly, adverse economic conditions or other factors particularly affecting South Carolina could adversely affect the delinquency, loan loss or repossession experience of the Trust with respect to the Receivables.

     Yield and Prepayment Considerations. The weighted average life of the Certificates will be reduced by full or partial prepayments on the Receivables. Except for the Rule of 78s Receivables, the Receivables will generally be prepayable at any time without penalty. Prepayments in full with respect to the Rule of 78s Receivables (which represent, as of the Cut-Off Date, less than 1% of the Receivables (based on the Original Aggregate Principal Balance)) will be allocated based on the principal balance of the relevant Receivable calculated in accordance with the actuarial method. Any prepayment amounts with respect to the Rule of 78s Receivables in excess of the amount required to prepay the Receivable in full will be allocated to interest. Partial prepayments with respect to the Receivables will be treated as Payaheads until such later Collection Period with respect to which such Payaheads may be applied either to a Scheduled Payment (as defined herein) or to prepay the Receivable in full. Prepayments (or, for this purpose, equivalent payments to the Trust) may result from payments by Obligors, liquidations due to default, the receipt of such proceeds from physical damage insurance, repurchases by Emergent as a result of certain uncured breaches of representations and warranties made with respect to the Receivables and the servicing thereof, or the exercise of the Optional Purchase by the Servicer.

     The Originators have not maintained records relating to their historical experience with respect to prepayments and are not aware of publicly available industry statistics that set forth principal payment experience for installment sales contracts similar to the Receivables. The Originators make no representation as to the actual prepayment rates that will be experienced on the Receivables. However, the Originators believe that the actual rate of prepayments will result in a shorter weighted average life than the scheduled weighted average life of the Receivables. The amounts paid to the Certificateholders will include all prepayments on the Receivables which are not amounts representing Payaheads. The Certificateholders will bear all reinvestment risk resulting from the timing of payments on the Certificates.

     Certain Legal Aspects. In connection with the sale and assignment of the Receivables to the Trust, security interests in the Financed Vehicles which have been assigned by the Originators to the Seller will be assigned by the Seller to the Depositor, then by the Depositor to the Trust. In most states, including South Carolina, such an assignment is an effective conveyance of a security interest without amendment of any security interest noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. Because of the administrative burden and expense that would be entailed in causing the certificates of title for the Financed Vehicles to be amended to note the security interest of the Trustee as the secured party, the certificates of title for the Financed Vehicles will not identify the Trustee as the secured party, and will not be deposited with the South Carolina Department of Highways and Motor Vehicles or other state highway department or motor vehicle registrar. However, Emergent will cause to be furnished to the Trustee and the Certificate Insurer an opinion of counsel to the effect that, under South Carolina law, the notation of the lien in the name of the Trustee on the Certificate of Title is not necessary in order to transfer to the Trustee a perfected security interest in the underlying Financed Vehicle. Emergent will covenant to repurchase any Receivable if, on the Closing Date, a valid, subsisting and enforceable first priority security interest in the related Financed Vehicle has not been perfected (or be in process of perfection) in favor of the Originators and assigned to the Trust. Emergent will covenant in the Pooling and Servicing Agreement to repurchase any Receivable if, after the Closing Date, a valid, subsisting and enforceable first priority perfected security interest in the name of the Originators for the benefit of the Trust is not maintained in the related Financed Vehicle. See "CERTAIN LEGAL ASPECTS OF THE RECEIVABLES" in the Prospectus.

     The Originators will take steps in structuring the transactions contemplated hereby that are intended to make it unlikely that the voluntary or involuntary application for relief by either Originator under the United States Bankruptcy Code or similar applicable state laws ("Insolvency Laws") will result in the consolidation of the assets and liabilities of the Seller with those of the related Originator. These steps will include the creation of the Seller as a separate, limited-purpose entity pursuant to the Seller's Certificate of Incorporation containing certain limitations (including restrictions on the nature of the Seller's business) and a restriction on its ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all of the members of the board of directors of the Seller. The Certificate of Incorporation of the Seller will include a provision that requires the Seller to have at least two directors who qualify under the Certificate of Incorporation as "independent directors."

     The Seller has received the advice of counsel, concluding on the basis of a reasoned analysis of analogous case law (although there is no precedent based on directly similar facts) to the effect that, subject to certain facts, assumptions and qualifications specified therein, a court would conclude that the assets and liabilities of the Seller would not be consolidated with the assets and liabilities of either Originator in the event of the application of the federal bankruptcy laws to either Originator. If a court concluded otherwise, or a filing were made under any Insolvency Law by or against the Seller, or if an attempt were made to litigate any of the foregoing issues, delays in the distributions on the Certificates (and possible reductions in the amount of such distributions) could occur. The Seller is not expected to have any significant assets or sources of funds.

     Ratings. As a condition to the issuance of the Class A Certificates, the Class A Certificates will be rated at least "AAA" by S&P and "Aaa" by Moody's on the basis of the issuance of the Policy by the Certificate Insurer. There is no assurance that a rating will not be lowered or withdrawn by a rating agency based on a change in circumstances deemed by such rating agency to adversely affect the Class A Certificates. A rating is not a recommendation to purchase, hold or sell the Class A Certificates, in as much as such rating does not comment as to market price or suitability for a particular investor. See "RATINGS."


                                 THE RECEIVABLES

General

     All of the Receivables were originated or acquired by the Originators and sold by the Originators to the Seller. All of the Receivables were then sold by the Seller to the Depositor, which, in turn, sold all of the Receivables to the Trust. All of the Receivables consist of non-prime automobile installment sales contracts.

     The Receivables were originated or acquired by the Originators in the ordinary course of their business pursuant to the Originators' respective finance programs and underwriting standards. 89.25% of the Original Aggregate Principal Balance were direct loans (loans originated by the Originators) and 10.75% of the Original Aggregate Principal Balance were indirect loans (loans acquired by the Originators from automobile dealers). Substantially all of the Receivables represent financing of used vehicles, and none of the Receivables are due from employees of the Originators or any of their respective affiliates.

The Receivables have, as of the Cut-Off Date, a weighted average APR of approximately 27.61%, a weighted average original maturity of 39 months and a weighted average remaining maturity of 33 months.

     The Originators' underwriting standards emphasize (a) obligors with stable sources of income; (b) a debt-to-income ratio that is less than 50%; (c) primary transportation vehicles; and (d) contracts wherein the Amount Financed generally does not exceed 110% of the National Automobile Dealers Association wholesale value. The Receivables were selected according to several criteria, including the following: each Receivable (i) was originated in the United States, (ii) has a contractual APR that exceeds 17%, (iii) provides for level monthly payments which provide interest at the APR and fully amortize the Amount Financed over an original term no greater than 72 months, (iv) is not more than 30 days past due as of the Cut-Off Date, (v) is attributable to the funding or purchase of a used automobile, light duty truck, van or mini-van and (vi) has a remaining term of not more than 70 months. No selection procedures believed to be adverse to the Certificateholders were utilized in selecting the Receivables conveyed to the Trust.

Payments on the Receivables

     Greater than 99% of the Receivables provide for the allocation of payments according to the simple interest method ("Simple Interest Receivables"). The remaining Receivables provide for the allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method ("Rule of 78s Receivables"). Except as otherwise described, a scheduled payment (the "Scheduled Payment") on each Receivable is a fixed level monthly payment that will amortize the full amount of the Receivable over its term assuming, in the case of each Simple Interest Receivable, that the Obligor does not pay any installment after its due date.

     Payments on Simple Interest Receivables will be applied first to interest accrued through the date immediately preceding the date of payment and then to unpaid principal. Accordingly, if an Obligor pays an installment before its due date, the portion of the payment allocable to interest for the payment period will be less than if the payment had been made on the due date, the portion of the payment applied to reduce the principal balance will be correspondingly greater, and the principal balance will be amortized more rapidly than scheduled. Conversely, if an Obligor pays an installment after its due date, the portion of the payment allocable to interest for the payment period will be greater than if the payment had been made on the due date, the portion of the payment applied to reduce the principal balance will be correspondingly less, and the principal balance will be amortized more slowly than scheduled, in which case a larger portion of the principal balance may be due on the Final Scheduled Distribution Date.

     A Rule of 78s Receivable provides for the payment by the Obligor of a specified total amount of payments, payable in monthly installments on the related due date, which total represents the Amount Financed and finance charges in an amount calculated on the basis of a stated APR for the term of such Receivable. The amount of each Scheduled Payment is calculated in accordance with the Rule of 78s. Notwithstanding the foregoing, the rate at which such amount of finance charges is earned and, correspondingly, the amount of each Scheduled Payment allocated to reduction of the outstanding principal balance of a Rule of 78s Receivable is calculated in accordance with the actuarial method and all payments (other than partial prepayments) received by the Sub-Servicers on or in respect of the Rule of 78s Receivables will be allocated pursuant to the Pooling and Servicing Agreement on an actuarial basis.

Repurchase Obligations

     If any of the representations and warranties made by the related Originator with respect to the related Receivables or to the related Financed Vehicles is breached in a manner that materially and adversely affects the interests of the Trust, the Certificateholders or the Certificate Insurer in, or the value of, such Receivable, Emergent shall, unless such breach shall have been cured in all material respects, purchase such Receivable from the Trust. Emergent will be obligated to repurchase such Receivable if such breach is not cured by the Deposit Date of the first full calendar month following the discovery by or notice to Emergent of the breach.

     In addition, the Pooling and Servicing Agreement provides that if the Servicer breaches certain of its servicing obligations under the Pooling and Servicing Agreement (including, but not limited to its obligation to ensure that the perfected security interest in the related Financed Vehicles is maintained) or certain other covenants with regard to the Servicer, in each case only in a manner that materially and adversely affects the interests of the Trust, the Certificateholders and the Certificate Insurer in, or the value of, any Receivable, Emergent shall, unless such breach shall have been cured in all material respects, purchase such Receivable from the Trust by the Deposit Date of the first full calendar month following the discovery by or notice to Emergent of the breach.

     The  composition,   distribution  by  APR,  geographical  distribution  and
distribution by remaining term of the Receivables, all as of the Cut-Off Date, are as set forth in the following tables.


                         Composition of the Receivables

                                                                      Total Pool
                                                                     Receivables
                                                                     -----------

Aggregate Unpaid Principal Balance .....................          $16,107,339.72
Number of Receivables ..................................                   3,154
Average Unpaid Principal Balance .......................               $5,106.96
Range of Unpaid Principal Balances .....................     $5.45 to $18,523.29
Weighted Average APR(1).................................                  27.61%
Range of APRs ..........................................        17.82% to 45.99%
Weighted Average Original Maturity(1) ..................               39 months
Range of Original Maturities ...........................   4 months to 72 months
Weighted Average Stated Remaining Maturity(1) ..........               33 months
Range of Stated Remaining Maturities ...................   2 months to 70 months

----------
(1)  Weighted by Aggregate Principal Balance as of the Cut-Off Date.


                     Distribution of the Receivables by APR


                                             Unpaid             % of Aggregate
                           Number of        Principal          Unpaid Principal
Range of APRs             Receivables        Balance                Balance
-------------             -----------   ----------------       ----------------
17.01 - 18.00%...........       175     $   1,127,793.24              7.00%
18.01 - 19.00............        20           118,377.02              0.73
19.01 - 20.00............        40           220,572.44              1.37
20.01 - 21.00............        44           227,739.82              1.41
21.01 - 22.00............        25           140,544.89              0.87
22.01 - 23.00............         9            38,304.48              0.24
23.01 - 24.00............       195           948,251.75              5.89
24.01 - 25.00............        64           454,280.64              2.82
25.01 - 26.00............        80           502,795.47              3.12
26.01 - 27.00............       158         1,117,517.34              6.94
27.01 - 28.00............       333         1,454,463.87              9.03
28.01 - 29.00............       807         4,741,331.09             29.44
29.01 - 30.00............       777         4,001,473.16             24.84
30.01 - 31.00............        46           203,834.05              1.27
31.01 - 32.00............        65           226,512.84              1.41
32.01 - 33.00............        36           104,827.68              0.65
33.01 - 34.00............        23            71,117.03              0.44
34.01 - 35.00............        17            34,630.53              0.21
35.01 - 36.00............       190           306,621.72              1.90
36.01 - 37.00............         3             3,557.81              0.02
37.01 - 38.00............         4             3,646.87              0.02
38.01 - 39.00............         1             2,565.53              0.02
39.01 - 40.00............         4             7,616.33              0.05
41.01 - 42.00............        33            43,933.82              0.27
42.01 - 43.00............         1             2,294.00              0.01
43.01 - 44.00............         1               420.73              0.00
45.01 - 46.00............         3             2,315.57              0.01
                            -------     ----------------            ------
        Total ...........     3,154       $16,107,339.72            100.00%

         Distribution of the Receivables by Remaining Principal Balances

                                                Unpaid           % of Aggregate
  Range of Principal          Number of        Principal        Unpaid Principal
      Balances               Receivables        Balance              Balance
---------------------        -----------     --------------     ----------------
$     0.01 -  3,000.00           873         $ 1,533,451.65            9.52%
  3,000.01 -  6,000.00         1,084           4,876,837.75           30.28
  6,000.01 -  9,000.00           907           6,683,625.55           41.49
  9,000.01 - 12,000.00           260           2,589,367.01           16.08
 12,000.01 - 15,000.00            22             289,247.46            1.80
 15,000.01 - 18,000.00             6              98,097.71            0.61
 18,000.01 +...........            2              36,712.59            0.23
                               -----          -------------         -------
     Total ............        3,154         $16,107,339.72          100.00%


                    Distribution of the Receivables by State

                                                 Unpaid          % of Aggregate
                            Number of          Principal        Unpaid Principal
State(1)                   Receivables          Balance              Balance
--------                   -----------     --------------       ----------------
Alabama                           2          $   8,263.74              0.05%
California...............         1              5,793.98              0.04
Florida..................         3             11,167.89              0.07
Georgia..................        22             83,614.55              0.52
Illinois.................         1                796.82              0.00
Indiana..................         2             10,133.42              0.06
Louisiana................         2             12,288.51              0.08
Maryland.................         1              4,272.99              0.03
Mississippi..............         1              2,346.25              0.01
New Jersey...............         1              2,154.09              0.01
New York.................         2             10,177.60              0.06
North Carolina...........        27            125,689.43              0.78
Pennsylvania.............         2              8,237.18              0.05
South Carolina...........     3,081         15,787,193.72             98.01
Tennessee................         4             19,711.80              0.12
Virginia.................         2             15,497.75              0.10
                            -------        --------------          --------
     Total...............     3,154        $16,107,339.72            100.00%

----------

(1)  Based on the addresses of the Obligors.

               Distribution by Remaining Term of the Receivables

                                                                           Unpaid          % of Aggregate
                    Remaining Term                     Number of          Principal       Unpaid Principal
                    Range (Months)                     Receivables         Balance             Balance
----------------------------------------------------   -----------      --------------     ----------------
 0 less than Rem Term less than or equal to 5.......       114          $   101,517.68            0.63%
 5 less than Rem Term less than or equal to 11......       309              500,436.16            3.11
11 less than Rem Term less than or equal to 17......       447            1,146,338.16            7.12
17 less than Rem Term less than or equal to 23......       500            1,905,697.83           11.83
23 less than Rem Term less than or equal to 29......       451            2,287,183.46           14.20
29 less than Rem Term less than or equal to 35......       481            3,081,361.77           19.13
35 less than Rem Term less than or equal to 41......       395            3,017,336.70           18.73
41 less than Rem Term less than or equal to 47......       264            2,190,788.69           13.60
47 less than Rem Term less than or equal to 53......       145            1,395,768.17            8.67
53 less than Rem Term less than or equal to 59......        45              446,733.12            2.77
59 less than Rem Term less than or equal to 65......         2               17,983.03            0.11
65 less than Rem Term less than or equal to 71......         1               16,194.95            0.10
                                                         -----           -------------          -------
     Total..........................................     3,154          $16,107,339.72          100.00%


                        Distribution by Auto Model Year

                                         Unpaid                % of Aggregate
                  Number of             Principal             Unpaid Principal
Model Year       Receivables             Balance                   Balance
----------       -----------        ----------------          ----------------
1963..........         1            $       1,611.21                 0.01%
1966..........         2                    6,700.07                 0.04
1967..........         2                    2,966.85                 0.02
1972..........         4                    5,715.63                 0.04
1973..........         3                    3,030.69                 0.02
1974..........         1                      327.23                 0.00
1975..........         3                    9,071.53                 0.06
1976..........         1                    1,589.87                 0.01
1977..........         8                   12,018.18                 0.07
1978..........         5                   17,274.13                 0.11
1979..........         7                   18,752.24                 0.12
1980..........         7                   22,713.82                 0.14
1981..........         3                   10,564.58                 0.07
1982..........        14                   35,162.67                 0.22
1983..........        31                   78,747.44                 0.49
1984..........        51                  125,890.96                 0.78
1985..........       100                  230,563.21                 1.43
1986..........       163                  411,803.04                 2.56
1987..........       246                  731,929.05                 4.54
1988..........       341                1,219,837.40                 7.57
1989..........       464                1,944,716.22                12.07
1990..........       454                2,375,793.25                14.75
1991..........       454                2,759,587.16                17.13
1992..........       373                2,554,343.09                15.86
1993..........       245                1,954,638.52                12.14
1994..........       135                1,204,644.50                 7.48
1995..........        36                  367,347.18                 2.28
                  ------               -------------                -----
   Total......     3,154              $16,107,339.72               100.00%

Maturity and Prepayment Assumptions

     All the Receivables are prepayable at any time, provided that a Rule of 78s Receivable must be prepaid in full. If prepayments are received on the

Receivables, the actual weighted average life of the Receivables pool may be shorter than the scheduled weighted average life (i.e., the weighted average life assuming that payments will be made as scheduled and that no prepayments will be made). (For this purpose, the term "prepayments" also includes liquidations due to default, the purchase of Receivables from the Trust as well as receipt of proceeds from credit life, credit disability, and casualty insurance policies.) Weighted average life means the average amount of time during which each dollar of principal on a Receivable is outstanding.

     The rate of prepayments on the Receivables may be influenced by a variety of factors, including the fact that an Obligor may not transfer a Financed Vehicle without the consent of the Servicer. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne by the Certificateholders. See also "The Pooling and Servicing Agreement -- Termination" regarding the Servicer's option to purchase all of the Receivables as of the last day of any month in which the Aggregate Principal Balance at the close of business on the Record Date as a percentage of the Original Aggregate Principal Balance is less than 10%.

                              YIELD CONSIDERATIONS

     Interest on the Receivables will be passed through to the Class A Certificateholders on each Distribution Date in an amount equal to one-twelfth of the Class A Pass-Through Rate applied to the Class A Certificate Balance on the last day of the preceding Collection Period. In the event of prepayments on Receivables, the Class A Certificateholders will nonetheless be entitled to receive interest for the full month on the Class A Certificates. The Receivables have different APRs, as set forth above. In all cases, however, the APR exceeds the sum of the Servicing Fee Rate and the Class A Pass-Through Rate.

                                 USE OF PROCEEDS

     The net proceeds to be received by the Depositor from the sale of the Class A Certificates will be applied to the purchase of the Receivables from the Seller, and the net proceeds to be received by the Seller from the sale of the Receivables to the Depositor will be used to purchase the Receivables from the Originators who will use such proceeds to repay outstanding indebtedness of Emergent, to finance the purchase of additional automobile loans and for general corporate purposes.

                        THE SERVICER AND THE ORIGINATORS

General

     The Originators are indirect subsidiaries of the Servicer, a publicly-traded company headquartered in Greenville, South Carolina. The Servicer and its various subsidiary corporations, including the Originators (collectively, the "Emergent Companies") are primarily involved in the financial services business, principally nonconforming residential mortgage lending, small business lending and non-prime automobile lending. The Originators are the two companies in the Emergent Companies which are engaged in the non-prime automobile lending program, in the case of Loan Pro$ since 1987 and in the case of Premier since 1993 (the "Emergent Auto Loan Program"). The Servicer, the Seller and the Originators are collectively referred to herein as "Emergent."

     The Emergent Companies operate in a decentralized manner, with each business line organized into one or more subsidiary corporations with separate operating managers and separate sources of funding. Each Originator has its own president, and each has its own separate line of credit. The current lines provide for $20 million of "warehouse" lending to Loan Pro$ and $6 million to Premier. Although both Originators are engaged in non-prime automobile lending, their targeted markets differ in certain respects. As a general matter, Loan Pro$ will lend to obligors with weaker credit profiles than will Premier, which is reflected in generally higher APRs with respect to Loan Pro$'s loans.

     Although Emergent Group, Inc. will be named as the Servicer for the Receivables, the Servicer will engage each Originator to act as the Sub-Servicer with respect to the Receivables contributed by each to the securitized pool. Any removal of the Servicer will allow the Certificate Insurer to remove either or both of the Originators as Sub-Servicers, as the Certificate Insurer may elect.

     Unlike the programs of many finance companies in the non-prime automobile lending business, the Emergent Auto Loan Program is principally a "direct," rather than an "indirect," lending program. In an "indirect" program the finance company will typically purchase an automobile installment sales contract which has previously been funded by an automobile dealer. In such programs, physical inspections of the collateral (the Financed Vehicles) by the finance company do not occur and such programs usually involve little, if any, interaction between the finance company which purchases the contract and the obligor, except perhaps a phone call for verification purposes with the obligor.

     In a "direct" lending program the automobile loan is funded directly by the finance company in a "face-to-face" loan closing with the obligor rather than by the dealer, although the dealer may have recommended the finance company to its customer. In the Emergent Auto Loan Program, all loans are closed in the branch offices of the related Originator. The branch offices are all located in South Carolina, and currently consist of offices of Loan Pro$ in Columbia, Charleston, Florence and Spartanburg and offices of Premier in Anderson, Greenville and Spartanburg.

     In addition to allowing the Originators to meet the obligors in person and to review the credit applications prior to funding, the direct lending approach also provides the Originators with the opportunity to physically inspect the collateral prior to funding.

     Approximately 89.25% of the Original Aggregate Principal Balance represents such "direct" originations, with the balance having been acquired by the Originators from various dealers as "indirect" originations. The Originators expect that their indirect originations will increase in the future.

     The decentralized, direct-lending approach through the Originators' branch office network is also reflected in the servicing aspects of the Emergent Auto Loan Program. Roughly half of the scheduled collections are received when obligors personally visit the branch office which originated the loan to drop off the payment. The remainder of the obligors mail their payments in, again to the branch office which originated the loan. To maintain the degree of obligor contact found in the Emergent Auto Loan Program, the related Originator will be the Sub-Servicer for the related loans, thus allowing for continuity of obligor contact through the branch office personnel.

     In connection with a routine audit of their records, the Originators recently discovered certain errors in the amount of interest charged to certain obligors. The Originators have taken certain remedial actions with respect to such errors and have been advised by counsel that such remedial actions are adequate and proper under applicable consumer finance laws.

Litigation

     There are no material legal proceedings pending or, to the knowledge of Emergent, threatened against Emergent.

Recent Developments

     On March 1, 1996, the Servicer filed a registration statement with the Securities and Exchange Commission (the "Commission") with respect to the offering of up to 2,987,000 shares of Common Stock (including the 15% "over-allotment" option granted to the underwriters). Of this amount, 2,300,000 shares (including the over-allotment option) are being sold by the Servicer, with the balance being sold by certain shareholders of the Servicer. The proceeds of the offering will be used to pay down certain indebtedness of the Servicer and the balance used for corporate general purposes, including funding the Servicer's loan demands. The managing underwriters of this offering are J.C. Bradford & Co., Raymond James & Associates, Inc. and Wheat First Butcher Singer. The Servicer expects that the offering will commence in the second quarter of 1996. A prospectus relating to the offering, expected to be available in late April, may be obtained upon written or oral request to Robert S. Davis, the Servicer's Chief Financial Officer, by calling or writing the Servicer's principal executive offices at the address and telephone number set forth in the Summary of Terms. The registration statement filed with the Commission has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This paragraph shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

The Non-Prime Credit Market

     The non-prime credit market includes applicants who often have below average credit profiles and are considered relatively high credit risks based on prior credit performance. According to the Federal Reserve Board, total automobile credit outstanding in 1993 amounted to $278.7 billion, of which approximately $55.7 billion consisted of finance company portfolios. The Originators are unaware of any authoritative estimates of the size of the non-prime portion of this market.

     The non-prime credit market is fragmented and historically has been serviced by a variety of financial entities, including "captive" finance arms of major automotive manufacturers, banks, savings and loans, independent finance companies, credit unions, small loan companies, industrial thrifts and leasing companies. Many of these financial organizations do not consistently solicit business in this credit market. The Originators believe that captive finance companies generally focus their marketing efforts on the non-prime market when inventory control and/or production scheduling requirements of their parent organizations dictate a need to enhance sales volumes and then exit the market once these sales volumes are satisfied. Recently the non-prime credit market has been dominated by independent finance companies, many of which have been formed in the past two to five years, that originate loans through their dealer networks. Such companies, including NationsCredit, AmeriCredit Corp., Trans South Financial Corp. and various local automobile dealerships, compete with the Originators in the non-prime credit market. Because some competitors are willing to finance automobiles on more aggressive terms, the Originators face the risk of losing market share.

Underwriting

     The Originators' underwriting standards are intended to evaluate a prospective buyer's credit standing and repayment ability and the adequacy of the related financed vehicle as collateral. Although Loan Pro$ and Premier each have separate underwriting programs, they are substantially similar. In addition, both Loan Pro$ and Premier apply the same underwriting standards to indirect loans that they apply to direct loans. Generally, a prospective buyer is required by the Originators to complete a credit application on a form prepared or approved by the related Originator. As part of the description of the applicant's financial condition, the applicant is required to provide current information enumerating, among other things, employment history, debts and credit references. Upon receipt, the loan officer obtains an independent credit bureau report and reviews the report for any debt that is past due. The applicant must provide an explanation for each outstanding debt that is past due. The loan officer then attempts to verify employment, hire date and income through check stubs or with the applicant's employer. The loan officer also verifies the payment history of an applicant's rent or mortgage payments. The loan officer then reviews the application and the transaction terms and physically inspects the vehicle to determine if the request for credit meets the Originators' established guidelines. Each loan officer must indicate in writing why the loan should be approved. All direct loans must be approved either by the branch manager or the assistant branch manager of each office issuing the loan. The branch manager has authority to approve all loans up to $10,000. Amounts greater than $10,000 must be approved by senior management of the related Originator. Upon closing of the loan, a coupon book is issued to the obligor.

     With respect to indirect loans, once the dealer has completed a funding package, the dealer sends it to the related Originator with which it has a dealer agreement. The related Originator funds the loan after verification of the final sale. All applicants on indirect loans are contacted by phone to verify receipt of the vehicle purchased and the address and to notify the applicant that a coupon book will be sent to them which they are to use in making payments directly to the related Originator.

     Perfection of Security Interest. Each installment sales contract contains a clause granting the Originators or the dealer a security interest in the financed vehicle. In South Carolina, a security interest is perfected by noting the secured party's interest on the vehicle's Certificate of Title. Loan Pro$ or Premier is recorded as lienholder on the financed vehicles' titles. With respect to indirect loans, the originating dealer is required to complete the title work and take all the steps required to perfect Premier's or Loan Pro$'s security interest. The loan is subject to payoff by the dealer if the title is not received with Premier's or Loan Pro$'s security interest perfected.

     Quality Control. In addition to the general quality control implicit within the pre-funding review of each installment sales contract, as part of the post-funding quality control process, the quality control managers of Loan Pro$ and Premier each conduct unannounced audits, regularly review accounts of each branch office and verify follow-up procedures with respect to delinquencies to ensure that internal controls are being complied with by the branch offices.

     Insurance. The Originators require each obligor under an automobile or light duty truck installment sale contract to obtain comprehensive and collision insurance with respect to the related financed vehicle and verify the existence of such insurance with the appropriate loss payee clause before they will fund such contract. Following such funding, the related Sub-Servicer monitors the maintenance of such physical damage insurance. With respect to loans funded by Loan Pro$ beginning October 1995, if an obligor on either a direct or indirect loan does not maintain such insurance, the related Sub-Servicer will force-place physical damage insurance until the obligor renews insurance coverage or until the vehicle is repossessed. With respect to loans funded by Premier, however, insurance is not force-placed upon a lapse of physical damage insurance.
Instead, at the time notification is received from the insurance company indicating the coverage will be dropped, the obligor is called and a letter is sent requesting proof of coverage. If no response is received, the financed vehicle is repossessed.

     Delinquency Follow-Up, Repossession and Liquidation. The Sub-Servicers consider a loan to be past due when the obligor fails to make a contractual payment by the due date or when less than 90% of a contractual payment is made. Generally, all direct loans five (5) to ten (10) days past due and indirect loans one (1) to five (5) days past due are contacted with a telephone call or a letter, which telephone call or letter is documented on the computer system or filed in the obligor's account folder. Upon an account becoming eleven days past due, a "Right to Cure" letter is mailed to the obligor and a copy maintained in the obligor's account folder. A "Right to Cure" letter constitutes notice to the obligor of an event of default as required by South Carolina law, which notice triggers a time period within which the obligor may cure the default prior to repossession. The "Right to Cure" letter is usually followed by frequent telephone calls to the obligor. All accounts twenty-five (25) days past due will receive a letter stating the amount due, including any additional charges. Collection attempts focus on identifying the obligor's underlying financial problems and on obtaining a promise to pay from the obligor.

     The decision to repossess is influenced by many factors such as previous account history, reasons for delinquency and cooperation. The Sub-Servicers' collectors make every effort to preserve the loan as a performing loan. Before the collateral is repossessed, the loan officer must determine that the obligor cannot or will not repay the loan by the workout of a reasonable schedule of repayment. However, when further regular payments on the loan appear improbable, the account is then assigned for repossession. The decision to repossess will generally be made when the loan becomes 61 days delinquent and the vehicle is generally sold within 60-90 days after being repossessed. Once a vehicle is repossessed, the collections department follows specific procedures which conform to federal and state regulations pertaining to the sale and disposal of repossessed vehicles. Sales of repossessed vehicles are generally handled by select dealerships within the branch office area.

     Set forth below is certain information concerning delinquency and loss experience with respect to Emergent's portfolio of installment sale contracts for used automobiles, light duty trucks, vans and mini-vans. Delinquency is recognized on a contractual basis only. Installment payments must equal or exceed 90% of the Scheduled Payment due for a contract to be considered current. While the Sub- Servicers' collection policies generally result in collection activity commencing one (1) to five (5) days after an account becomes delinquent, they do allow for loan deferments in extraordinary circumstances where the borrower has a positive loan payment history. These cases are reviewed on an individual basis and must be approved by the branch manager. The Sub-Servicers will only permit two deferments over a twelve-month period, and deferments are allowed only for the interest that is due on the account, or one-half of a payment, whichever is greater. Each deferment will extend the term of the loan by one month. The Originators rewrite contracts only under extraordinary circumstances.

TABLE 1

                        DELINQUENCY EXPERIENCE OF THE EMERGENT AUTO LOAN PROGRAM
====================================================================================================================================

                                                                  Year Ended December 31,
                        ------------------------------------------------------------------------------------------------------------
                                      1995(1)                               1994                                  1993
                        ============================================================================================================

                                              Percentage                            Percentage                            Percentage
                             Dollar            of Total          Dollar             of Total             Dollar            of Total
                             Amount           Portfolio          Amount             Portfolio            Amount            Portfolio
                             ------           ---------          ------             ---------            ------            ---------
Total Originators'
  Portfolio
  at Year End              $17,673,176          100%           $8,482,924             100%            $6,011,554             100%

Delinquencies:

30-59 Days                 $ 1,658,811          9.4%           $  194,356             2.3%              $168,375             2.8%
60 + Days                  $   603,196          3.4%           $  121,202             1.4%              $403,493             6.7%

Total Delinquencies        $ 2,262,007         12.8%           $  315,558             3.7%              $571,868             9.5%

====================================================================================================================================

(1) Beginning in September 1995, delinquencies were calculated based on the following month's opening date, rather than the current month's opening date. While this is a more conservative presentation compared to industry standard, Emergent believes that this method more accurately reflects the actual past due status at month end. The statistics for 1994 and 1993 have not been restated following this method.


TABLE 2
                        LOSS EXPERIENCE OF THE EMERGENT AUTO LOAN PROGRAM
====================================================================================================================================

                                                                      Year Ended December 31,
                        ------------------------------------------------------------------------------------------------------------
                                        1995                                 1994                                 1993
                        ============================================================================================================
                                              Percentage                            Percentage                            Percentage
                             Dollar            of Total           Dollar             of Total           Dollar             of Total
                             Amount           Portfolio           Amount            Portfolio           Amount            Portfolio
                             ------           ---------           ------            ---------           ------            ---------
Total Originators'(1)     $17,673,176            100%           $8,482,924             100%           $6,011,554             100%
  Portfolio
  at Year End

Net Charge-Offs           $   480,773           2.72%           $  183,228            2.16%           $  260,454            4.33%

====================================================================================================================================

(1) Total Originations = total amount of the vehicles financed by the Originators plus the total cost to the Originators of Receivables purchased from dealers.

     Charge-Off Policies and Net Losses. Each Sub-Servicer's policy is to charge-off an account upon the earliest to occur of the date on which the vehicle is repossessed, when the related Sub-Servicer determines that recoveries are unlikely or when more than ten percent of the loan becomes 180 days or more delinquent. If the Sub-Servicers sell a repossessed vehicle, the outstanding principal balance at the time of repossession, net of liquidation proceeds, is recorded as the net loss for the contract. If, however, the Sub-Servicers hold the vehicle in repossessed inventory at the time of loss recognition, the net loss amount is the outstanding principal balance at the time of repossession, less the estimated liquidation value of the vehicle. Finally, if the Sub-Servicers cannot gain possession of the vehicle, the outstanding principal balance is charged-off. Subsequent recoveries are taken in the period received. All charge-offs are currently reviewed by senior management.

                         DESCRIPTION OF THE CERTIFICATES

General

     The Certificates will consist of the Class A Certificates and the Subordinate Certificates. The Certificates will be issued by Emergent Auto
Receivables Trust 1996-A, a trust to be organized under the laws of New York. Only the Class A Certificates are offered hereby.

     Persons in whose name a Certificate is registered in the register maintained by the Trustee are the "Holders" of the Certificates. For so long as the Class A Certificates are in book-entry form with DTC, the only "Holder" of the Class A Certificates as the term "Holder" is used in the Pooling and Servicing Agreement will be Cede & Co. All references herein to the Holders of Class A Certificates ("Class A Certificateholders") shall mean and include the rights of Class A Interest Holders, as such rights may be exercised through DTC and its participating organizations, except as otherwise specified in the Pooling and Servicing Agreement.

     The obligations evidenced by the Certificates are recourse to the assets of the Trust only and are not recourse to the Depositor, the Seller, the Originators, the Servicer, the Trustee, or any other Person, except that the Policy is a recourse obligation of the Certificate Insurer.

     The "Percentage Interest" owned by a Class A Certificateholder will be expressed, for voting and certain other purposes under the Pooling and Servicing Agreement, as the percentage obtained by dividing the denomination representing the Percentage Interest of the Class A Certificate by the Class A Principal Distributable Amount. So long as no Insurer Default has occurred and is continuing, except as otherwise specifically provided in the Pooling and Servicing Agreement, whenever the action, consent or approval of a Class A Certificateholder is required under the Pooling and Servicing Agreement, such action, consent or approval shall be deemed to have been taken or given on behalf of, and shall be binding upon, all Class A Certificateholders if the Certificate Insurer agrees to take such action or give such consent or approval.

Distributions

     The   first   Distribution   Date  for   distributions   to  the   Class  A
Certificateholders will be April 22, 1996. In general, the Class A Certificateholders will be entitled to receive, on each Distribution Date, the Class A Principal Distributable Amount and the Class A Interest Distributable

Amount. Distributions of principal and interest on the Class A Certificates will be made by the Trustee directly to Class A Certificateholders in whose names the Class A Certificates are registered at the close of business on the Record Date in accordance with the procedures set forth in the Pooling and Servicing Agreement. Such distributions will be made by check mailed to the address of such Certificateholder as it appears on the register maintained by the Trustee or, upon the request of any Certificateholder meeting the requirements set forth in the Pooling and Servicing Agreement, by wire transfer of immediately available funds. The final payment on any Class A Certificate, however, will be made only upon presentation and surrender of such Class A Certificate at the office or agency specified in the notice of final distribution to Certificateholders.

The Accounts

     The Servicer will establish the Collection Account in the name of the Trustee on behalf of the Certificateholders and the Certificate Insurer. Certain payments made on or with respect to the Receivables will be deposited daily in the Collection Account by the Sub-Servicers. On a specified date each month and prior to the Distribution Date, all collections relating to the prior Collection Period will be withdrawn from the Collection Account and deposited with the Trustee for distribution on the related Distribution Date. The Servicer will also establish the "Payahead Account" in the name of the Trustee, into which early payments with respect to Rule of 78s Receivables by or on behalf of the Obligors which do not constitute current Scheduled Payments, late fees, or full repayments will be deposited until such time as the payment falls due or until such funds are applied to shortfalls in the Scheduled Payments with respect to such Receivables ("Payaheads"). Until such time as payments are transferred from the Payahead Account to the Collection Account, they will not constitute collected interest or collected principal, and will not be available for distribution to the Certificateholders.

     The Servicer will deposit all payments on Receivables received and all proceeds of Receivables collected during each Collection Period (including certain amounts from the Payahead Account) into the Collection Account no later than the second Business Day after receipt. Emergent will remit the aggregate Purchase Amount of any Receivables required to be repurchased by it from the Trust to the Trustee on or before the third Business Day immediately preceding the related Distribution Date.

     The Collection Account and the Payahead Account will be initially established and maintained with the Trustee so long as (i) the Trustee's short-term unsecured debt obligations have a rating of A-1 by S&P and P-1 by Moody's (the "Required Deposit Ratings") or (ii) such Account is maintained in the trust department of the Trustee.

Collections

     For purposes of the Pooling and Servicing Agreement, collections on a Receivable (other than a Purchased Receivable) which are not late fees, prepayment charges, or other administrative fees and expenses collected during a Collection Period are required to be applied first to the Scheduled Payment. To the extent that such collections on a Receivable during a Collection Period exceed the Scheduled Payment on such Receivable, the collections are required to be applied to prepay the Receivable in full. If the collections are insufficient to prepay the Receivable in full, (i) with respect to Rule of 78s Receivables, they generally are required to be treated as Payaheads until such later Collection Period as such Payaheads may be applied either to the Scheduled Payment or to prepay the Receivable in full, and (ii) with respect to Simple Interest Receivables, any partial prepayment of principal during a Collection Period shall be immediately applied to reduce the principal balance of the Receivable during such Collection Period. Notwithstanding the payment terms of the Receivables, for purposes of the Pooling and Servicing Agreement, Scheduled Payments for Rule of 78s Receivables are required to be allocated to principal and interest according to the actuarial method.

Flow of Funds

     On each Distribution Date, the Trustee shall (based on the information contained in the Servicer's Certificate delivered on the related Determination
Date) distribute the following amounts and in the following order of priority:

          (i) first, from the Distribution Amount, to the Servicer, the Servicing Fee for the related Collection Period, any Supplemental Servicing Fees for the related Collection Period, and certain other amounts relating to mistaken deposits, postings or checks returned for insufficient funds to the extent the Servicer has not reimbursed itself in respect of such amounts;

          (ii) second, from the Distribution Amount, to a relevant local bank, Trustee, custodian, Backup Servicer or a collateral agent (including the Trustee if acting in any such additional capacity), any accrued and unpaid fees (in each case, to the extent such Person has not previously received such amount from the Servicer);

          (iii) third, from the Amount Available to the Class A Certificateholders, the sum of (x) the Class A Interest Distributable Amount for such Distribution Date and (y) the Class A Interest Carryover Shortfall, if any, for such Distribution Date;

          (iv) fourth, from the Amount Available to the Class A Certificateholders, the sum of (x) the Class A Principal Distributable Amount for such Distribution Date and (y) the Class A Principal Carryover Shortfall, if any, for such Distribution Date;

          (v) fifth, from the Distribution Amount, to the Certificate Insurer, to the extent of any amounts owing to the Certificate Insurer (whether with respect to premiums or otherwise) and not paid, whether or not the Originators are also obligated to pay such amounts;

          (vi) sixth, the remaining Available Funds will be first deposited in certain collateral accounts maintained for the benefit of the Certificate Insurer and thereafter any further excess amounts will be distributed to the Subordinate Certificateholders.

Withholding

     The Trustee is required to comply with all federal income tax withholding requirements respecting payments to Class A Certificateholders of interest or original issue discount with respect to the Class A Certificates that the Trustee reasonably believes are applicable under the Code. The consent of the Class A Certificateholders will not be required for such withholding. In the event that the Trustee does withhold or causes to be withheld any amount from interest or original issue discount payments or advances thereof to any Class A Certificateholders pursuant to federal income tax withholding requirements, the Trustee is required to indicate the amount withheld in its monthly report to such Class A Certificateholders.


                             THE CERTIFICATE INSURER

     The following information has been obtained from Financial Security Assurance Inc. (the "Certificate Insurer" or "Financial Security") and has not been verified by the Depositor, the Seller, the Originators or the Underwriter. No representation or warranty is made by the Depositor, the Seller, the Originators or the Underwriter with respect thereto.

General

     Financial Security is a monoline insurance company incorporated on March 16, 1984 under the laws of the State of New York. Financial Security is licensed, directly or through its subsidiaries, to engage in the financial guaranty insurance business in all 50 states, the District of Columbia, Puerto Rico and the United Kingdom.

     Financial Security and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. In general, financial guaranty insurance consists of the issuance of a guaranty of scheduled payments of an issuer's securities -- thereby enhancing the credit rating of those securities -- in consideration for the payment of a premium to the insurer. Financial Security and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset-backed securities generally are supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities consist largely of general obligation bonds, special revenue bonds and other special obligations of state and local governments. Financial Security insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy Financial Security's underwriting criteria.

     Financial Security is a wholly-owned subsidiary of Financial Security Assurance Holdings Ltd. ("Holdings"), a New York Stock Exchange listed company. Holdings is owned approximately 50% by U S WEST Capital Corporation ("US WEST"), 8% by Fund American Enterprises Holdings, Inc. ("Fund American"), and 6% by The Tokio Marine and Fire Insurance Co. Ltd. ("Tokio Marine"). U S WEST is a subsidiary of U S WEST, Inc., which operates businesses involved in communications, data solutions, marketing services and capital assets, including the provision of telephone services in 14 states in the western and midwestern United States. Fund American is a financial services holding company whose principal operating subsidiary is one of the nation's largest mortgage servicers. Tokio Marine is a major Japanese property and casualty insurance company. U S WEST has announced its intention to dispose of its remaining interest in Holdings as part of its strategic plan to withdraw from businesses not directly involved in telecommunications. Fund American has certain rights to acquire and vote additional shares of Holdings from U S WEST and Holdings. No shareholder of Holdings is obligated to pay any debt of Financial Security or any claim under any insurance policy issued by Financial Security or to make any additional contribution to the capital of Financial Security.

     On December 20, 1995, Capital Guaranty Corporation ("CGC") merged with a subsidiary of Holdings, and Capital Guaranty Insurance Company ("CGIC"), CGC's principal operating subsidiary became a wholly-owned subsidiary of Financial
Security. CGIC was a financial guaranty insurer of municipal bonds in the domestic market.

     The principal executive offices of Financial Security are located at 350 Park Avenue, New York, New York 10022, and its telephone number at that location is (212) 826-0100. At September 30, 1995, Financial Security and its subsidiaries had 167 employees.

Reinsurance

     Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by Financial Security or any of its domestic operating insurance company subsidiaries are reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, Financial Security reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various quota share treaties and on a transaction-by-transaction basis. Such reinsurance is utilized by Financial Security as a risk management device and to comply with certain statutory and rating agency requirements; it does not alter or limit Financial Security's obligations under any financial guaranty insurance policy.

Rating of Claims-Paying Ability

     Financial Security's claims-paying ability is rated "Aaa" by Moody's and "AAA" by S&P, Nippon Investors Service Inc. and Standard & Poor's (Australia) Pty. Ltd. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies. See "RATINGS."

Capitalization

     The following table sets forth the capitalization of Financial Security and its wholly owned subsidiaries on the basis of generally accepted accounting principles as of September 30, 1995 (in thousands):

                                               September 30, 1995
                                                  (unaudited)
                                               ------------------
Unearned Premium Reserve (net of
    prepaid reinsurance premiums) .........        $216,931

Shareholder's Equity:
  Common Stock. ...........................          15,000
  Additional Paid-In Capital. .............         497,506
  Unrealized Gain on Investments (net
    of deferred income taxes) .............           7,790
  Accumulated Earnings ....................          70,177
Total Shareholder's Equity ................        $590,473

Total Unearned Premium Reserve and
    Shareholder's Equity ..................        $807,404


     For further information concerning Financial Security, see the Consolidated Financial Statements of Financial Security and Subsidiaries, and the notes thereto, incorporated herein by reference. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by Financial Security are available upon request to the State of New York Insurance Department.

Insurance Regulation

     Financial Security is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, Financial Security and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, Financial Security is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of each such insurer to financial guaranty insurance and related lines, requires that each such insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each such insurer, and limits the size of individual transactions ("single risks") and the volume of transactions ("aggregate risks") that may be underwritten by each such insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as Financial Security, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and assumption of liability for borrowings.


                                   THE POLICY

     The following summary of the terms of the Policy does not purport to be complete and is qualified in its entirety by reference to the Policy.

     Simultaneously with the issuance of the Certificates, the Certificate Insurer will deliver the Policy to the Trustee for the benefit of each Class A Certificateholder. Under the Policy, the Certificate Insurer unconditionally and irrevocably guarantees to the Trustee for the benefit of each Class A Certificateholder the full and complete payment of (i) Guaranteed Distributions with respect to the Class A Certificates and (ii) the amount of any Guaranteed Distribution which subsequently is avoided in whole or in part as a preference payment under applicable law.

     "Guaranteed Distributions" means, with respect to each Distribution Date, the distribution to be made to Class A Certificateholders in an aggregate amount equal to the Class A Interest Distributable Amount and the Class A Principal Distributable Amount due and payable on such Distribution Date, in each case in accordance with the original terms of the Class A Certificates when issued and without regard to any amendment or modification of the Class A Certificates or the Pooling and Servicing Agreement which has not been consented to by the Certificate Insurer; provided, however, that Guaranteed Distributions shall not include (x) any portion of the Class A Interest Distributable Amount due to Class A Certificateholders because the appropriate notice and certificate for payment in proper form was not timely Received (as defined below) by the Certificate Insurer and (y) any portion of the Class A Interest Distributable Amount due to Class A Certificateholders representing interest on any Class A Interest Carryover Shortfall, unless, in each case, the Certificate Insurer elects, in its sole discretion, to pay such amount in whole or in part. Guaranteed Distributions shall not include, nor shall coverage be provided under the Policy in respect of, any taxes, withholding or other charge imposed by any governmental authority due in connection with the payment of any Guaranteed Distribution to a Class A Certificateholder. The Policy also covers certain payments avoided as preference payments, as described in the second following paragraph.

     Payment of claims on the Policy made in respect of Guaranteed Distributions will be made by the Certificate Insurer following Receipt by the Certificate Insurer of the appropriate notice for payment on the later to occur of (i) 12:00 noon New York City time, on the third Business Day following Receipt of such notice for payment and (ii) 12:00 noon New York City time, on the date on which such payment was due on the Class A Certificates.

     If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Policy, the Certificate Insurer shall cause such payment to be made on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day following Receipt by the Certificate Insurer from the Trustee of (A) a certified copy of the order (the "Order") of the court or other governmental body which exercised jurisdiction to the effect that the Class A Certificateholder is required to return the amount of any Guaranteed Distributions distributed with respect to the Class A Certificates during the term of the Policy because such distributions were avoidable as preference payments under applicable bankruptcy law, (B) a certificate of the Class A Certificateholder that the Order has been entered and is not subject to any stay and (C) an assignment duly executed and delivered by the Class A Certificateholder, in such form as is reasonably required by the Certificate Insurer and provided to the Class A Certificateholder by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Class A Certificateholder relating to or arising under the Class A Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment, or (ii) the date of Receipt by the Certificate Insurer from the Trustee of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to such date of Receipt, the Certificate Insurer shall have Received written notice from the Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Trustee or any Class A Certificateholder directly (unless a Class A Certificateholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order in which case such payment shall be disbursed to the Trustee for distribution to such Class A Certificateholder upon proof of such payment reasonably satisfactory to the Certificate Insurer).

     The terms "Receipt" and "Received," with respect to the Policy, shall mean actual delivery to the Certificate Insurer and to the fiscal agent, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Receipt on the next succeeding Business Day. If any notice or certificate given under the Policy by the Trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the Certificate Insurer or the fiscal agent shall promptly so advise the Trustee and the Trustee may submit an amended notice.

     Under the Policy, "Business Day" means any day other than a Saturday, Sunday, legal holiday or other day on which banking institutions in New York, South Carolina or any other location of any successor Servicer, successor Trustee or a successor collateral agent are authorized or obligated by law, executive order or governmental decree to be closed.

     The Certificate Insurer's obligations under the Policy in respect of Guaranteed Distributions shall be discharged to the extent funds are transferred to the Trustee as provided in the Policy whether or not such funds are properly applied by the Trustee.

     The Certificate Insurer shall be subrogated to the rights of each Class A Certificateholder to receive payments of principal and interest to the extent of any payment by the Certificate Insurer under the Policy.

     Claims under the Policy constitute direct, unsecured and unsubordinated obligations of the Certificate Insurer ranking not less than pari passu with other unsecured and unsubordinated indebtedness of the Certificate Insurer for borrowed money. Claims against the Certificate Insurer under the Policy and claims against the Certificate Insurer under each other financial guaranty insurance policy issued thereby constitute pari passu claims against the general assets of the Certificate Insurer. The terms of the Policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the Trust. The Policy may not be canceled or revoked prior to payment in full of all Guaranteed Distributions with respect to the Class A Certificates. The Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law. The Policy is governed by the laws of the State of New York.


         THE POOLING AND SERVICING AGREEMENT AND THE TRANSFER AGREEMENTS

     The following summary describes certain terms of the Pooling and Servicing Agreement and the Transfer Agreements, does not purport to be complete and is subject to and qualified in its entirety by reference to such Agreements. Wherever provisions of such Agreements are referred to, such provisions are hereby incorporated herein by reference.

The Trust

     The Trust will be formed in accordance with the laws of the State of New York, pursuant to the Pooling and Servicing Agreement, solely for the purpose of effectuating the transactions described herein. Prior to formation, the Trust will have had no assets or obligations and no operating history. Upon formation, the Trust will not engage in any business activity other than acquiring and holding the Receivables, issuing the Certificates and distributing payments thereon.

Conveyance of Receivables

     The Receivables were sold by the Originators to the Seller and sold by the Seller to the Depositor. At the time of issuance of the Class A Certificates, the Depositor will sell and assign to the Trustee, without recourse, the Depositor's entire interest in the Receivables, including its security interests in the Financed Vehicles. Each Receivable will be identified in a schedule to the Pooling and Servicing Agreement. The Trustee will, concurrently with such sale and assignment, execute, authenticate and issue the Certificates.

     In the Transfer Agreements, Emergent will represent and warrant, among other things, that (i) the information provided in the Schedule of Receivables delivered at the time of issuance is correct in all material respects; (ii) at the date of issuance of the Certificates, the Receivables are free and clear of all security interests, liens, charges and encumbrances other than the security interest of the "warehouse" lender to be released concurrently with the issuance of the Certificates and no set offs, counterclaims or rescission by any obligor have been asserted or threatened nor do any such rights of set offs, counterclaims or rescission exist; (iii) at the date of issuance of the Certificates, each of the Receivables is secured by (or all necessary steps have been taken to result in) a first perfected security interest in the Financed Vehicle in favor of the Originators, which has been assigned to the Trust; and
(iv) each Receivable, at the time it was originated, complied, and at the date of issuance of the Certificates, complies in all material respects with applicable federal and state laws, including consumer credit, truth in lending, equal credit opportunity and disclosure laws. In the Pooling and Servicing Agreement, the Depositor will appoint the Trustee as the Depositor's attorney-in-fact with all power independently to enforce all of the Depositor's rights against Emergent for breach of the representations and warranties made under the Transfer Agreements, including Emergent's obligation to repurchase any Receivable from the Trust if the breach of a representation or warranty relating to a Receivable materially and adversely affects the value of such Receivable or the interests of the Trust, the Certificateholders or the Certificate Insurer in such Receivable unless the breach shall have been cured by the Deposit Date of the first full calendar month following the discovery by or notice to Emergent of the breach.

     Emergent will deliver to the Trustee a receivable file with respect to each Receivable containing the original contract for each Receivable and the original certificate of title or certificate of lien.

Servicing

     The Receivables will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement; provided, that Loan Pro$ will act as Sub-Servicer with respect to the Receivables it originates and that Premier will act as Sub-Servicer with respect to the Receivables it originates.


     Each Sub-Servicer will be required to make reasonable efforts to collect all payments due with respect to the Receivables and will continue such collection procedures as each generally follows with respect to all comparable Receivables that it services for itself or others, in a manner consistent with the Pooling and Servicing Agreement. If a Sub-Servicer determines that eventual payment in full of a Receivable is unlikely, each will follow its normal collection practices and procedures, including the repossession and disposition of the Financed Vehicle securing the Receivable at a public or private sale, or the taking of any other action permitted by applicable law.

     Servicing Compensation and Payment of Expenses; Prepayment Interest Shortfalls. The Servicer is entitled under the Pooling and Servicing Agreement to receive on each Distribution Date the Servicing Fee and the Supplemental Servicing Fee for the related Collection Period. The Servicer will be responsible for the payment of any sub-servicing fees to Loan Pro$ and Premier.

     The Servicing Fee and the Supplemental Servicing Fee (collectively, the "Servicing Fee") are intended to compensate the Servicer for performing the functions of a third-party servicer of the Receivables as an agent for the Certificateholders, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, reporting tax information to Obligors, paying costs of collections and policing the collateral. The Servicing Fee will also compensate the Servicer for administering the Receivables, including accounting for collections, furnishing monthly and annual statements to the Trustee with respect to distributions and generating federal income tax information for the Trust. The Servicing Fee also will reimburse the Servicer for certain taxes, the fees and expenses of the Trustee, independent accountants' fees and other costs incurred in connection with administering the Receivables.

     The Servicer will be required to deposit in the Collection Account monthly, from its own funds, the amount of any interest shortfall resulting from a prepayment of a Receivable on a date other than the scheduled due date during the related Collection Period; in no event will the Servicer be required with respect to any Collection Period to fund such amount to an amount in excess of the Servicer's Servicing Fee for such Collection Period.

     Evidence as to Compliance. The Pooling and Servicing Agreement will provide that a firm of independent public accountants will furnish to the Trustee, the Backup Servicer, the Certificate Insurer, the Depositor, the Certificateholders and each Rating Agency, for the first two calendar months after the Closing Date and if exceptions or errors that are required by generally accepted auditing standards to be reported exist, for each month thereafter until reports for two such consecutive months indicate no exceptions or errors that are required by generally accepted auditing standards to be reported, a report (the "Accountant's Report") of its audit of the Servicer's financial statements including its examination of the Servicer's and each Sub-Servicer's financial statements and policies and procedures as of such date. The Accountant's Report shall also be submitted on or before March 31 of each year with respect to the twelve months ended the immediately preceding December 31, beginning March 31, 1997.

     The Pooling and Servicing Agreement will also provide for delivery to the Trustee and the Certificate Insurer, on or before March 31 of each year, commencing March 31, 1997, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement throughout the preceding twelve months (or, for the initial report, for such shorter period as will have elapsed from the date of issuance of the Certificates) or, if there has been a default in the fulfillment of any such obligation, describing each such default.

     Copies of such statements and certificates may be obtained by the Class A Certificateholders by a request in writing addressed to the Trustee.

     Monthly Statement. Under the Pooling and Servicing Agreement, the Servicer will perform certain monitoring and reporting functions for the Trustee and the Certificate Insurer, including the preparation and delivery on the Determination Date to the Trustee and the Certificate Insurer of a statement setting forth the amounts on deposit in the Collection Account, the Payahead Account and the sources of such amounts and the amounts to be paid to Certificateholders and certain other information (the "Servicer's Certificate").

     Retention and Termination of Servicer. Under the Pooling and Servicing Agreement, the Servicer will act as such for an initial term commencing on the Closing Date and ending on June 30, 1996, which term will be extendible by the Certificate Insurer for successive quarterly terms ending on each successive March 31, June 30, September 30 and December 31 until the termination of the Trust.

     Removal of the Servicer. The Pooling and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon a determination that the Servicer's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the Backup Servicer or another successor servicer acceptable to the Certificate Insurer has assumed the Servicer's servicing obligations and duties under the Servicing Agreement. The Servicer can only be removed pursuant to a Servicer Termination Event. A "Servicer Termination Event" under the Pooling and Servicing Agreement will include (i) the Servicer's failure to deliver to the Trustee in accordance with the Pooling and Servicing Agreement any proceeds or payments required for distribution to the Certificateholders which failure continues unremedied for a period of two Business Days (one Business Day with respect to payment of Purchase Amounts) after written notice is received by the Servicer from the Trustee, the Certificate Insurer (unless an Insurer Default shall have occurred and be continuing) or after discovery of such failure by a responsible officer of the Servicer; (ii) the Servicer's failure to deliver the Servicer's Certificate to the Trustee or to the Certificate Insurer on the date on which such certificate is required (pursuant to the Pooling and Servicing Agreement) to be delivered, or failure on the part of the Servicer to observe certain of its covenants and agreements set forth in the Pooling and Servicing Agreement; (iii) failure to satisfy certain other material covenants or agreements set forth in the Pooling and Servicing Agreement, which covenants and agreements remain uncured for a period of 30 days after notice thereof; (iv) certain events of insolvency,
readjustment  of  debt,   marshalling  of  assets  and  liabilities  or  similar
proceedings with respect to the Servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations which condition remains in effect for a period of 60 consecutive days or the commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law and such case is not dismissed within 60 days; (v) the material breach of certain of the Servicer's representations or warranties and the Servicer's failure to cure such breach within 30 days after notice thereof; (vi) the Servicer's term not being extended as provided in the Pooling and Servicing Agreement; (vii) certain defaults under the Insurance Agreement and (viii) a claim being made under the Policy. In addition, a Servicer Termination Event includes any default by either Sub-Servicer.

     Rights Upon a Servicer Termination Event. If a Servicer Termination Event has occurred and is continuing, the Certificate Insurer (or, if an Insurer Default exists, either the Trustee or the Certificate Majority) may terminate all (but not less than all) of the Servicer's rights and obligations under the Pooling and Servicing Agreement. Upon such termination, all authority, powers, obligations and responsibilities of the Servicer under the Pooling and Servicing Agreement automatically then pass to the Backup Servicer, or, at the direction of the Certificate Insurer, a successor servicer appointed by the Certificate Insurer (or, if an Insurer Default exists, by the Certificate Majority).

     Waiver of Past Defaults. The Certificate Insurer may, on behalf of all Certificateholders, waive any default by the Servicer in the performance of its obligations under the Pooling and Servicing Agreement and its consequences. No such waiver will impair the Certificateholders' rights with respect to subsequent defaults.

The Trustee

     The Trustee, Bankers Trust Company, a New York banking corporation, is located at Four Albany Street, New York, New York 10006.

     The Trustee may resign, subject to the conditions set forth below, at any time upon written notice to the Depositor, the Servicer and the Certificate Insurer, in which event the Servicer, with the consent of the Certificate Insurer, will be obligated to appoint a successor Trustee. If no successor Trustee shall have been so appointed and have accepted such appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition a court of competent jurisdiction for the appointment of a successor Trustee. Any successor Trustee shall meet the financial and other standards for qualifying as a successor Trustee under the Pooling and Servicing Agreement. The Certificate Insurer, or, with the consent of the Certificate Insurer, either the Certificate Majority or the Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement and fails to resign after written request therefor, or is legally unable to act, or if the Trustee is adjudicated to be insolvent.

Certain Reports

     Reports to Certificateholders. On each Distribution Date, the Trustee will be required to forward to each Class A Certificateholder and, to the Certificate Insurer a statement, setting forth certain information for the Collection Period related to such Distribution Date based on information provided to the Trustee by the Servicer with respect to the preceding Collection Period. The information provided in such statement shall include the amount of such distribution allocable to principal and the amount of such distribution allocable to interest; the Class A Certificate Balance (after giving effect to distributions made on such Distribution Date); the amount of fees paid to the Trust with respect to such Collection Period; the Class A Certificate Factor, certain loss and delinquency information and whether certain events of default have occurred.

     In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Pooling and Servicing Agreement, the Trustee will be required to mail to each person who at any time during such calendar year will have been a Class A Certificateholder a statement containing certain information related to such Certificateholder's preparation of federal income tax returns.

     The "Class A Certificate Factor" will be a seven-digit decimal number which the Servicer will compute each month indicating the Class A Certificate Balance as of the close of business on the Distribution Date in that month as a fraction of the respective original outstanding principal balance of the Class A Certificates. The Class A Certificate Factor will be 1.0000000 as of the Cut-Off Date; thereafter, the Class A Certificate Factor will decline to reflect reductions in the Class A Certificate Balance as a result of Scheduled Payments collected, partial prepayments, prepayments and liquidations of the Receivables. The amount of a Class A Certificateholder's pro rata share of the Class A Certificate Balance can be determined on any date by multiplying the original denomination of the Holder's Certificate by the Class A Certificate Factor as of the close of business on the most recent Distribution Date.

Termination

     Termination of the Trust. The respective obligations of the Servicer, the Depositor and the Trustee pursuant to the Pooling and Servicing Agreement and of the Certificate Insurer will terminate upon the latest of (i) the maturity or other liquidation of the last Receivable and the disposition of any amounts received upon liquidation of any remaining Receivables and (ii) the payment to Certificateholders of all amounts required to be paid to them pursuant to the Pooling and Servicing Agreement, the expiration of any preference period related thereto and payment to the Certificate Insurer of all amounts payable or reimbursable to it pursuant to the Pooling and Servicing Agreement and the Insurance Agreement.

     The  respective   representations,   warranties  and   indemnities  of  the
Depositor, the Seller and the Servicer will survive any termination of the Trust and the Pooling and Servicing Agreement.

     Optional Purchase. The Pooling and Servicing Agreement will provide that the Servicer is permitted at its option to purchase from the Trust, as of the last day of any month as of which the Aggregate Principal Balance with respect to the Receivables is less than 10% of the Original Aggregate Principal Balance, all remaining Receivables at a price equal to the aggregate of the Purchase Amounts thereof as of such last day, plus the appraised value of any other property held by the Trust. Such repurchase requires the consent of the Certificate Insurer.

Amendment

     The Pooling and Servicing Agreement may be amended by the Servicer, the Depositor and the Trustee, with the prior written consent of the Certificate Insurer, but without the consent of the Certificateholders, to cure any ambiguity, or to correct or supplement any provision therein which may be inconsistent with any other provision therein; provided that such action shall not adversely affect in any material respect the interests of the Certificateholders.

     The Servicer, the Depositor and the Trustee may also amend the Pooling and Servicing Agreement with the prior written consent of the Certificate Insurer and the consent of the Certificate Majority to add, change or eliminate any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement or affecting the rights of the Certificateholders; provided that such action will not (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that are required to be made on any Certificate or change the pass-through rate applicable to any Class of Certificates or (ii) reduce the percentage of Certificateholders required to consent to any such amendment, without, in either case, the consent of all of the affected Certificateholders.


                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following is a general discussion of certain federal income tax consequences of the purchase, ownership and disposition of Class A Certificates. This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change. The discussion does not deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary is generally limited to investors who will hold the Class A Certificates as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). Investors should consult their own tax advisors to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the Class A Certificates. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions.

Tax Status of the Trust

     In the opinion of Dewey Ballantine, special tax counsel to the Depositor ("Tax Counsel"), the Trust will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes. Each Class A Certificateholder will be treated as the owner of an interest in the ordinary income and corpus portions of the Trust.

     Each Class A Certificateholder will be treated as owning its pro rata percentage interest in the principal of, and interest payable on, each Receivable (minus the portion of the interest (the "Excess Interest") payable on such Receivable that exceeds the sum of the applicable pass-through rate on the Certificates and the Servicing Fee Rate) and such ownership interest in each Receivable will be treated as a "stripped bond" within the meaning of Section 1286 of the Code.

Taxation of Certificateholders

     Subject to the discussion below under the heading "Discount and Premium," each Class A Certificateholder is required to include for federal income tax purposes its share of the gross income of the Trust, including interest and certain other charges accrued on the Receivables and any gain upon collection or disposition of the Receivables (but not including any portion of the Excess Interest). Such gross income attributable to interest on the Receivables exceeds the Class A Pass-Through Rate by an amount equal to the Class A Certificateholder's share of the expenses of the Trust for the period during which it owns a Class A Certificate. Each Class A Certificateholder is entitled to deduct its share of the amount used to pay expenses of the Trust to the extent described below. Any amounts received by a Class A Certificateholder from the Subordinate Certificates, accounts established for the benefit of the

Certificate Insurer or Excess Interest as a result of the subordination provisions will be treated for federal income tax purposes as having the same characteristics as the payments they replace.

     Each Class A Certificateholder should report its share of the income of the Trust under its usual method of accounting. Accordingly, interest would be included in a Class A Certificateholder's gross income when it accrues on the Receivables, or in the case of Class A Certificateholders who are cash basis taxpayers, when received by the Servicer on behalf of the Class A
Certificateholders. Because (i) interest accrues on the Receivables over differing monthly periods and is paid in arrears and (ii) interest collected on a Receivable generally is paid to Class A Certificateholders in the following month, the amount of interest accruing to a Class A Certificateholder during any calendar month will not equal the interest distributed in that month. Discount on a Receivable would be included in income as described below.

     Each Class A Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of reasonable servicing fees and other fees paid or incurred by the Trust as provided in Section 162 or 212 of the Code. If a Class A Certificateholder is an individual, estate or trust, the deduction for such Class A Certificateholder's share of such fees will be allowed only to the extent that all of such Class A Certificateholder's miscellaneous itemized deductions, including such Class A Certificateholder's share of such fees, exceed 2% of such Class A Certificateholder's adjusted gross income. In addition, in the case of Certificateholders who are individuals, certain otherwise allowable itemized deductions will be reduced by an amount equal to 3% of such Class A Certificateholder's adjusted gross income in excess of a statutorily defined threshold, but not by more than 80% of such itemized deductions.

     To the extent that any fee is determined to be in excess of a reasonable amount (and hence not deductible), such excess should be characterized as an additional ownership right that has been stripped from the Receivables. Accordingly, the gross income of the Class A Certificateholders should not include any amount attributable to such excess fee.

     Rule of 78s Receivables. The annual statement regularly furnished to Class A Certificateholders for federal income tax purposes will include information based on the actuarial method of accounting for interest and principal on the Rule of 78s Receivables, and the amount of the fees paid to the Servicer and others. Class A Certificateholders should generally be permitted to account for interest on the Rule of 78s Receivables using the actuarial method (the method used to compute the Class A Certificate Factor and the Class A Pass-Through
Rate). However, certain of the Receivables provide that, upon a prepayment in full, the amount payable by the Obligor will be determined under the Rule of 78s method of loan amortization. Prospective investors should consult their own tax advisors as to whether they may be required or permitted to use the Rule of 78s method to account for interest on the Receivables. A Class A Certificateholder will be furnished information for federal income tax purposes enabling him to report interest on the Receivables under the Rule of 78s method of accounting only upon written request to the Trustee, and payment of the actual costs of producing the same.

     If a Receivable is prepaid, any amount received by the Trust upon prepayment in excess of the account balance using the actuarial method either
(i) would constitute income to a Class A Certificateholder who had reported income with respect to such Receivable on the actuarial method, and an amount equal to such excess will be paid to the Servicer as an additional fee and be deductible (subject to the limitations described above) or (ii) would be treated as an interest stripped from the Receivables and not sold to the Class A Certificateholders.

Discount and Premium

     A Certificateholder that purchases a Class A Certificate at a discount (i.e., for an amount less than its face amount) must include such discount in income over the life of the Class A Certificates. Distinctions in the Code between original issue discount and market discount generally are not relevant in the case of the Class A Certificates.

     The rate at which discount must be included in income depends on whether it is greater or less than a statutorily defined de minimis amount. Although not entirely certain, it would appear that the de minimis computation can be done for each overall Class A Certificate and need not be done on a Receivable-by-Receivable basis. Generally, discount is treated as de minimis if it is less than 1/4 of one percent of the principal amount of the Class A Certificate times the number of full years remaining to the maturity date of the Class A Certificate. It is not clear whether the maturity date for this purpose is the final maturity date or the weighted average maturity date (and whether expected prepayments are taken into account).

     If the discount is de minimis (which should be the case for original purchasers of Class A Certificates) it would appear that such discount may be included in income as principal payments are received on the Receivables and in proportion to such principal payments. Although not entirely clear, the income attributable to de minimis discount should be treated as capital gain.

     If the discount is more than a de minimis amount, such discount must be included in income as it accrues on the basis of the yield to maturity of the Class A Certificate, to the particular purchaser. It is not clear whether a prepayment assumption must be taken into account in computing this yield to maturity and how actual prepayments will affect accruals of discount. Unless the Class A Certificates are originally issued with more than a de minimis amount of discount, the Servicer will not be providing any information relating to the computation of the accruals of discount by subsequent purchasers of Class A Certificates.

     In the event that a Receivable is treated as purchased at a premium (i.e., the Purchase Price exceeds the portion of the remaining principal balance of the Receivables allocable to the Certificateholders), such premium will be amortizable by a Class A Certificateholder as an offset to interest income (with a corresponding reduction in the Certificateholder's basis) under a constant yield method over the term of the Receivable if an election under Section 171 of the Code is made (or was previously in effect) with respect to the Class A Certificates. Any such election will also apply to debt instruments held by the taxpayer during the year in which the election is made and to all debt instruments acquired thereafter.

Sale of a Class A Certificate

     If a Class A Certificate is sold, gain or loss will be recognized equal to the difference between the amount realized on the sale and the Class A Certificateholder's adjusted basis in such Certificate. A Certificateholder's adjusted basis will equal the Certificateholder's cost for the Class A Certificate increased by any discount previously included in income, and decreased by any payments received that are attributable to accrued discount (or by any offset previously allowed for accrued premium) and by the amount of principal payments previously received on the Receivables. Any gain or loss will be capital gain or loss if the Class A Certificate was held as a capital asset.

Foreign Class A Certificateholders

     Interest attributable to Receivables which is received by a foreign Class A Certificateholder, (other than a foreign bank and certain other persons) generally will not be subject to the normal 30% withholding tax (or lower treaty rate) imposed with respect to such payments, provided that such Class A Certificateholder is not engaged in a trade or business in the United States and that such Certificateholder fulfills certain certification requirements. Under such requirements, the Holder must certify, under penalties of perjury, that it is not a "United States person" and provide its name and address. For this purpose, "United States person" means a citizen or resident of the United States, a corporation, partnership, or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust that is subject to United States federal income tax, regardless of the source of its income.

Backup Withholding

     Backup withholding of federal income tax at a rate of 31 percent may apply to payments made in respect of the Class A Certificates as well as payments of proceeds from the sale of Certificates, to Certificateholders that are not "exempt recipients" and that fail to provide certain identifying information (such as the taxpayer identification number of the Certificateholder) to the Trustee or its agent in the manner required. Individuals generally are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the Class A Certificates must be reported to the IRS, unless the recipient is an exempt recipient or establishes an exemption. Any amounts withheld under the backup withholding rules from a payment to a person would be allowed as a refund or a credit against such person's United States federal income tax, provided that the required information is furnished to the IRS. Furthermore, certain penalties may be imposed by the IRS on a Certificateholder who is required to supply information but who does not do so in the proper manner.

State and Local Taxation

     In the opinion of Tax Counsel, the Trust will not be subject to the New York State Franchise Tax on Business Corporations or the New York City Unincorporated Business Tax. The above discussion does not otherwise address the tax consequences of purchase, ownership or disposition of the Class A Certificates under any state or local tax law. Investors should consult their own tax advisors regarding state and local tax consequences.

                              ERISA CONSIDERATIONS

     Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing, or other employee benefit plan from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. ERISA also imposes certain duties on persons who are fiduciaries of plans subject to ERISA and prohibits certain transactions between a plan and parties in interest with respect to such plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a plan is considered to be a fiduciary of such plan (subject to certain exceptions not here relevant). A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons.

     In addition to the matters described below, purchasers of Class A Certificates that are insurance companies should consult with their counsel with respect to the recent United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co.
v. Harris Trust and Savings Bank, 114 S.Ct. 517 (1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the Class A Certificates.

     Pursuant to a final regulation (the "Final Regulation") issued by the Department of Labor ("DOL") concerning the definition of what constitutes the "plan assets" of an employee benefit plan subject to ERISA or the Code, or an individual retirement account (an "IRA"), or any entity whose underlying assets are deemed to be assets of an employee benefit plan or an IRA by reason of such employee benefit plan's or such IRA's investment in such entity, (collectively referred to as "Benefit Plans"), the assets and properties of certain entities in which a Benefit Plan makes an equity investment could be deemed to be assets of the Benefit Plan unless certain exceptions under the Final Regulation apply or an exemption is available. If Benefit Plans that purchase the Class A Certificates are deemed to own an interest in the underlying assets of the Trust, the operations of the Trust could result in prohibited transactions.

     The DOL has granted to Prudential Securities Incorporated an administrative exemption (Prohibited Transaction Exemption 90-32 (the "Exemption") which generally exempts from the application of the prohibited transaction provisions of Section 406(a), Section 406(b)(1), Section 406(b)(2) and Section 407(a) of ERISA and the excise taxes imposed pursuant to Sections 4975(a) and (b) of the Code, certain transactions relating to the servicing and operation of asset pools, including pools of motor vehicle installment obligations such as the Receivables and the purchase, sale and holding of asset- backed pass-through certificates, including pass-through certificates evidencing interests in certain receivables, loans and other obligations, such as the Class A Certificates, provided that certain conditions set forth in the Exemption are satisfied.

     If the general conditions of Section II of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(c)(1)(A) through (D) of the Code) in connection with the direct or indirect sale, exchange or transfer of Class A Certificates by Benefit Plans in the initial issue of certificates, the holding of Class A Certificates by Benefit Plans or the direct or indirect acquisition or disposition in the secondary market of Class A Certificates by Benefit Plans. However, no exemption is provided from the restrictions of Section 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Class A Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Class A Certificates, an Excluded Plan is a Benefit Plan sponsored by (1) Prudential Securities Incorporated, (2) the Originators, (3) the Servicer, (4) the Trustee, (5) the Seller, (6) the Depositor, (7) any Obligor with respect to Receivables constituting more than 5 percent of the aggregate unamortized principal balance of the Receivables as of the date of initial issuance, (8) the Certificate Insurer and (9) any affiliate or successor of a person described in
(1) to (8) above (the "Restricted Group").

     If the specific conditions of paragraph I.B. of Section I of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Class A Certificates in the initial issuance of Class A Certificates to a Benefit Plan when the person who has discretionary authority or renders investment advice with respect to the investment of plan assets in Class A Certificates is (a) an Obligor with respect to 5 percent or less of the fair market value of the Receivables or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Class A Certificates by Benefit Plans and (3) the holding of Class A Certificates by

Benefit Plans. Among the specific conditions that must be satisfied is the condition that immediately after the acquisition of the Class A Certificates no more than 25% of the assets of the Benefit Plan with respect to which the person is a fiduciary are invested in certificates representing an interest in a trust containing assets sold or serviced by the same entity. As of the date hereof, the Seller believes no Obligor with respect to Receivables included in the Trust constitutes more than 5 percent of the aggregate unamortized principal balance of the Trust.

     If the specific conditions of paragraph I.C. of Section I of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Trust.

     The Exemption  may provide an exemption  from the  restrictions  imposed by
Section 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" or a "disqualified person" with respect to an investing Benefit Plan by virtue of providing services to the Benefit Plan (or by virtue of having certain specified relationships to such a person) solely as a result of such Benefit Plan's ownership of Class A Certificates.

     The Exemption sets forth the following six general conditions which must be satisfied for a transaction to be eligible for exemptive relief thereunder:

          (1) The acquisition of the certificates by a Benefit Plan is on terms (including the price for the certificates) that are at least as favorable to the Benefit Plan as they would be in an arm's length transaction with an unrelated party;

          (2) The rights and interests evidenced by the certificates acquired by the Benefit Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

          (3) The certificates acquired by the Benefit Plan have received a rating at the time of such acquisition that is one of the three highest general rating categories from either S&P, Moody's, Duff & Phelps Rating Co. ("D&P") or Fitch Investors Service, Inc. ("Fitch");

          (4) The Trustee is not an affiliate of any other member of the Restricted Group;

          (5) The sum of all payments made to and retained by Prudential Securities Incorporated in connection with the distribution of Certificates represents not more than reasonable compensation for its services. The sum of all payments made and retained by the Seller pursuant to the assignment of the Receivables to the Trust represents not more than the fair market value of such Receivables. The sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

          (6) The Benefit Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the 1933 Act.


     The Trust Estate must also meet the following requirements:

          (i) the Receivables must consist solely of assets of the type that have been included in other investment pools;

          (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, Fitch or D&P for at least one year prior to the Benefit Plan's acquisition of certificates; and

          (iii) certificates evidencing interest in such other investment pools must have been purchased by investors other than Benefit Plans for at least one year prior to the Benefit Plan's acquisition of certificates.

     It is a condition of issuance of the Class A Certificates that they be rated AAA or its equivalent by a nationally recognized rating agency. Before purchasing a Class A Certificate based on the Exemption, a fiduciary of a Benefit Plan should itself confirm (1) that such Certificate constitutes a "certificate" for purposes of the Exemption and (2) that the specific conditions and other requirements set forth in the Exemption would be satisfied.

     Any Benefit Plan fiduciary considering the purchase of a Class A Certificate should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment. Moreover, each Benefit Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Class A Certificates is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan's investment portfolio. The Subordinate Certificates may not be acquired by any Benefit Plan.
                                     RATINGS

     As a condition to the issuance of the Class A Certificates, the Class A Certificates will be rated at least "AAA" by S&P and "Aaa" by Moody's on the basis of the issuance of the Policy by the Certificate Insurer. There is no assurance that a rating will not be lowered or withdrawn by a rating agency based on a change in circumstances deemed by such rating agency to adversely affect the Class A Certificates. A rating is not a recommendation to purchase, hold or sell the Class A Certificates, in as much as such rating does not comment as to market price or suitability for a particular investor.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement"), the Depositor has agreed to cause the Trust to sell to Prudential Securities Incorporated (the "Underwriter"), and the Underwriter has agreed to purchase the Class A Certificates.

     In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions therein, to purchase all of the Class A Certificates offered hereby. Proceeds to the Depositor, including accrued interest, are expected to be approximately ___% of the initial Class A Certificate Balance, before deducting expenses payable by the Depositor in connection with the Class A Certificates, estimated to be $_______. In connection with the purchase and sale of the Class A Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

     The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriter may be required to make in respect thereof. The Transfer Agreements will provide for certain indemnification of the Depositor by Emergent.

                                  LEGAL MATTERS

     In addition to the legal opinions described in the Prospectus, certain legal matters relating to the issuance of the Certificates will be passed upon for Emergent by Wyche, Burgess, Freeman & Parham, P.A., Greenville, South Carolina, counsel to Emergent. Certain legal matters relating to insolvency issues and certain federal income tax matters concerning the Certificates will be passed upon by Dewey Ballantine, New York, New York. Certain legal matters relating to the validity of the issuance of the Certificates will be passed upon for the Underwriter by Dewey Ballantine, New York, New York. Certain legal matters relating to the Certificate Insurer and the Policy will be passed upon for the Certificate Insurer by Dewey Ballantine, New York, New York.

                                    GLOSSARY

     Aggregate Principal Balance: With respect to any Determination Date, the sum of the Principal Balances (computed as of the related Record Date) for all Receivables (other than (i) any Receivable that became a Liquidated Receivable during the related Collection Period and (ii) any Receivable that became a Purchased Receivable on the immediately preceding Deposit Date.

     Amount Available: With respect to any Distribution Date, the sum of (i) the Available Funds for the immediately preceding Determination Date, plus (ii) the Deficiency Claim Amount, if any, received by the Trustee with respect to such Distribution Date, plus (iii) the Policy Claim Amount, if any, received by the Trustee with respect to such Distribution Date.

     Amount Financed: With respect to a Receivable, the aggregate amount advanced under such Receivable toward the purchase price of the Financed Vehicle and related costs, including amounts advanced in respect of accessories, insurance premiums, service and warranty contracts, other items customarily financed as part of automobile installment sale contracts or promissory notes, and related costs.

     Available Funds: With respect to any Determination Date, the sum of (i) the Collected Funds for such Determination Date (including amounts withdrawn from the Payahead Account but excluding amounts deposited into the Payahead Account) and (ii) all Purchase Amounts deposited in the Collection Account on the related Deposit Date.

     Business Day: Any day other than a Saturday, Sunday, legal holiday or other day or which commercial banking institutions or trust companies in New York, South Carolina or any other location of any successor Servicer, successor Trustee or a successor collateral agent are authorized or obligated by law, executive order or governmental decree to be closed.

     Certificate Insurer Optional Deposit: With respect to any Distribution Date, an amount delivered by the Certificate Insurer, at its sole option, to the Trustee for deposit into the Collection Account for any of the following purposes: (i) to provide funds in respect of the payment of fees or expenses of any provider of services to the Trust with respect to such Distribution Date; or
(ii) to include such amount as part of the Amount Available for such Distribution Date to the extent that without such amount a draw would be required to be made on the Policy.

     Certificate Majority: Class A Certificateholders representing greater than 50% of the sum of the Class A Certificate Balance or, if there are no Class A Certificates outstanding, such majority of interests represented by the Subordinate Certificates.

     Class A Certificate Balance: Initially, $14,496,000 and thereafter will equal the Class A Certificate Balance reduced by all principal distributions on the Class A Certificates.

     Class A Interest Carryover Shortfall: As of the close of business on any Distribution Date, the excess of the Class A Interest Distributable Amount for such Distribution Date plus (without duplication) any outstanding Class A Interest Carryover Shortfall from the preceding Distribution Date plus interest on such outstanding Class A Interest Carryover Shortfall, to the extent permitted by law, at the Class A Pass-Through Rate from such preceding Distribution Date through the current Distribution Date, over the amount of interest that the Class A Certificateholders actually received on such current Distribution Date.

     Class A Interest Distributable Amount: With respect to any Distribution Date, the sum of (i) for the initial Distribution Date ____________ (__) days of interest and for any Distribution Date thereafter, thirty (30) days of interest, in any case calculated on the basis of a 360-day year consisting of twelve 30-day months, at the Class A Pass-Through Rate on the Class A Certificate Balance as of the close of business on the last day of the preceding Collection Period and (ii) any outstanding Class A Interest Carryover Shortfall.

     Class A Principal Carryover Shortfall: As of the close of business on any Distribution Date, the excess of the Class A Principal Distributable Amount plus any outstanding Class A Principal Carryover Shortfall from the preceding
Distribution Date over the amount of principal that the Class A Certificateholders actually received on such current Distribution Date.

     Collected Funds: With respect to any Determination Date, the amount of funds in the Collection Account representing collections on the Receivables during the related Collection Period, including all Liquidation Proceeds collected during the related Collection Period (but excluding any Purchase Amounts).

     Collection Period: With respect to a Determination Date or a Distribution Date, the calendar month preceding the month in which such Determination Date or Distribution Date occurs (such calendar month being referred to as the "related" Collection Period with respect to such Determination Date or Distribution Date). With respect to a Record Date, the calendar month in which such Record Date occurs is referred to herein as the "related" Collection Period to such Record Date.

     Cram Down Loss: With respect to a Receivable, if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the amount owed on a Receivable or otherwise modifying or restructuring the Scheduled Payments to be made on a Receivable, an amount equal to the excess of the principal balance of such Receivable immediately prior to such order over the principal balance of such Receivable as so reduced or the net present value (using as the discount rate the higher of the APR on such Receivable or the rate of interest, if any, specified by the court in such order) of the Scheduled Payments as so modified or restructured. A "Cram Down Loss" shall be deemed to have occurred on the date of issuance of such order.

     Deficiency Claim Amount: With respect to any Determination Date, the excess, if any, of the sum of the amounts payable on the related Distribution Date pursuant to clauses (i), (ii), (iii), (iv) and (v) under the heading "DESCRIPTION OF THE CERTIFICATES -- Flow of Funds" over the amount of Available Funds with respect to such Determination Date.

     Deficiency Notice: A written notice delivered by the Trustee to a collateral agent appointed by the Certificate Insurer, Certificate Insurer, the fiscal agent, if necessary, and the Servicer specifying the Deficiency Claim Amount for such Distribution Date.

     Deposit Date: With respect to any Collection Period, the Business Day immediately preceding the related Determination Date.

     Determination Date: With respect to any Collection Period, the fifth Business Day preceding the Distribution Date in the next calendar month.

     Distribution Amount: With respect to a Distribution Date, the sum of (i) the Available Funds for such Distribution Date, plus (ii) the Deficiency Claim Amount, if any, received by the Trustee with respect to such Distribution Date.

     Insurer Default: The occurrence and continuance of any of the following events:

          (a) the Certificate Insurer shall have failed to make a payment required under the Policy in accordance with its terms;

          (b) The Certificate Insurer shall have (i) filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) made a general assignment for the benefit of its creditors, or (iii) had an order for relief entered against it under the
     United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

          (c) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the Certificate Insurer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Certificate Insurer (or the taking of possession of all or any material portion of the property of the Certificate Insurer).

     Liquidated Receivable: With respect to any Collection Period, a Receivable as to which (i) 60 days have elapsed since the Servicer repossessed the Financed Vehicle, (ii) the Servicer has determined in good faith that all amounts it expects to recover have been received, (iii) more than ten percent of a Scheduled Payment shall have become 180 or more days delinquent, or (iv) the Financed Vehicle has been sold and the proceeds received. Any Receivable that becomes a Purchased Receivable on or before the related Business Day immediately preceding the related Determination Date shall not be a Liquidated Receivable.

     Liquidation Proceeds: With respect to a Liquidated Receivable, all amounts realized with respect to such Receivable (other than amounts withdrawn from certain collateral accounts and drawings under the Policy) net of amounts that are required to be refunded to the Obligor on such Receivable; provided, however, that the Liquidation Proceeds with respect to any Receivable shall in no event be less than zero.

     Person: Any legal person, including any individual, corporation, partnership, joint venture, estate, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, or any other entity.

     Policy Claim Amount: With respect to any Determination Date on which the Trustee has delivered a Deficiency Notice the shortfall of (y) the sum of (i) the amount of Available Funds with respect to such Determination Date (as stated in the Servicer's Certificate with respect to such Determination Date) plus (ii) the amount of the Deficiency Claim Amount, if any, to be delivered by a collateral agent to the Trustee pursuant to a Deficiency Notice delivered with respect to such Distribution Date (as stated in the certificate delivered on the immediately preceding Deficiency Claim Date by a collateral agent) (after giving effect to the distributions required by the Pooling and Servicing Agreement and described in clauses (i) and (ii) of "DESCRIPTION OF THE CERTIFICATES -- Flow of Funds") over (z) the amount necessary to pay the Class A Interest Distributable Amount and the Class A Principal Distributable Amount for the related Distribution Date.

     Principal Balance: With respect to any Receivable, as of any date, the Amount Financed minus (i) that portion of all amounts received (including Payaheads applied to Scheduled Payments) on or prior to such date and allocable to principal in accordance with the terms of the Receivable, and (ii) any Cram Down Loss in respect of such Receivable.

     Purchase Amount: With respect to a Receivable, the Principal Balance and all accrued and unpaid interest on the Receivable as of the date of purchase.

     Servicer's  Certificate:   With  respect  to  each  Determination  Date,  a
certificate, completed by and executed on behalf of the Servicer, in accordance with the applicable Pooling and Servicing Agreement provisions.

     Supplemental Servicing Fee: With respect to any Collection Period, all administrative fees, expenses and charges paid by or on behalf of Obligors, including late fees, collected on the Receivables during such Collection Period.

                             INDEX OF DEFINED TERMS

                                                                           Page
                                                                           -----
Accredited Investor .......................................................S-32
Aggregate Risks ...........................................................S-23
Amount Available ..........................................................S-34
Amount Financed ...........................................................S-34
APR ........................................................................S-5
Available Funds ...........................................................S-34
Backup Servicer .......................................................S-1, S-4
Benefit Plans .............................................................S-31
Business Day ..............................................................S-34
Capital Assets ............................................................S-28
Certificate Insurer .............................................S-1, S-7, S-21
Certificate Insurer Optional Deposit.......................................S-34
Certificate Majority ......................................................S-34
Certificates ...............................................................S-4
Class A Certificate Balance................................................S-34
Class A Certificate Factor.................................................S-27
Class A Certificateholders............................................S-6, S-19
Class A Certificates ..................................................S-1, S-4
Class A Interest Carryover Shortfall.......................................S-34
Class A Interest Distributable Amount......................................S-34
Class A Pass-Through Rate...................................................S-5
Class A Percentage ....................................................S-1, S-4
Class A Principal Carryover Shortfall......................................S-34
Class A Principal Distributable Amount......................................S-6
Closing Date ...............................................................S-4
Code ......................................................................S-28
Collected Funds ...........................................................S-34
Collection Period ....................................................S-6, S-35
Commission .................................................................S-2
Cram Down Loss ............................................................S-35
Cut-Off Date ...............................................................S-4
D&P .......................................................................S-32
Deficiency Claim Amount ...................................................S-35
Deficiency Notice .........................................................S-35
Depositor .............................................................S-1, S-4
Determination Date ........................................................S-35
Discount and Premium ......................................................S-28
Disqualified Person .......................................................S-32
Disqualified Persons ......................................................S-31
Distribution Amount .......................................................S-35
Distribution Dates .........................................................S-5
DOL .......................................................................S-31
Emergent ..................................................................S-15
Emergent Auto Loan Program.................................................S-15
Emergent Companies ........................................................S-15
ERISA ......................................................................S-8
Excluded Plan .............................................................S-31
Exempt recipients .........................................................S-30
Exemption .................................................................S-31
Final Regulation ..........................................................S-31
Final Scheduled Distribution Date...........................................S-1
Financed Vehicles ..........................................................S-5
Financial Security ........................................................S-21
Fitch .....................................................................S-32
Fund American .............................................................S-21
Guaranteed Distributions...................................................S-23
Holder ....................................................................S-19
Holders ...................................................................S-19
Holdings .............................................................S-2, S-21
Independent Directors .....................................................S-10
Index of Terms .............................................................S-4
Insolvency Laws ...........................................................S-10
Insurer Default ...........................................................S-35
IRA .......................................................................S-31
IRS ........................................................................S-7

                                                                           Page
                                                                           ----
Issuer .....................................................................S-4
Liquidated Receivable .....................................................S-35
Liquidation Proceeds ......................................................S-35
Loan Pro$ ..................................................................S-4
Monthly Statement .........................................................S-26
Moody's ..............................................................S-8, S-32
MSO .......................................................................S-17
Optional Purchase ..........................................................S-7
Order .....................................................................S-23
Original Aggregate Principal Balance........................................S-5
Originator .................................................................S-4
Originators ................................................................S-4
Parties In Interest .......................................................S-31
Party in Interest .........................................................S-32
Payahead Account ..........................................................S-20
Payaheads .................................................................S-20
Percentage Interest .......................................................S-19
Person ....................................................................S-36
Plan Assets ...............................................................S-31
Policy .....................................................................S-1
Policy Claim Amount .......................................................S-36
Pooling and Servicing Agreement.............................................S-1
Premier ....................................................................S-4
Principal Balance .........................................................S-36
Prohibited Transaction ....................................................S-31
Purchased Receivable .......................................................S-6
Receipt ...................................................................S-24
Receivables ...........................................................S-1, S-5
Received ..................................................................S-24
Record Date ................................................................S-6
Required Deposit Ratings...................................................S-20
Restricted Group ..........................................................S-31
RISK FACTORS ...............................................................S-1
Rule of 78s Receivables ...................................................S-11
S&P ........................................................................S-8
Scheduled Payment .........................................................S-11
Seller .....................................................................S-4
Servicer ..............................................................S-1, S-4
Servicer Termination Event.................................................S-26
Servicer's Certificate ....................................................S-26
Servicing Fee ........................................................S-7, S-25
Servicing Fee Rate .........................................................S-7
Simple Interest Receivables................................................S-11
Single Risks ..............................................................S-23
SPECIAL CONSIDERATIONS .....................................................S-1
Stripped bond .............................................................S-28
Stripped Coupons ...........................................................S-7
Sub-Servicer ...............................................................S-4
Sub-Servicers ..............................................................S-4
Subordinate Certificates....................................................S-4
Supplemental Servicing Fee..................................................S-7
The Receivables ............................................................S-5
Tokio Marine ..............................................................S-21
Trust .................................................................S-1, S-4
Trustee ...............................................................S-1, S-4
U S WEST ..................................................................S-21
Underwriter ...............................................................S-33
Underwriting ...............................................................S-1
Underwriting Agreement ....................................................S-33
United States person ......................................................S-30

PROSPECTUS
--------------------------------------------------------------------------------

              Auto Receivables Backed Securities Issuable in Series

                     PRUDENTIAL SECURITIES SECURED FINANCING
                                  CORPORATION,
                                    Depositor

      This Prospectus describes certain Auto Receivables Backed Notes (the "Notes") and Auto Receivables Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") that may be sold from time to time in one or more series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (each, a "Prospectus Supplement"). Each series of Securities may include one or more classes of Notes and one or more classes of Certificates, which will be issued either by the Depositor, a Transferor (as hereinafter defined), or by a trust to be formed by the Depositor for the purpose of issuing one or more series of such Securities (each, a "Trust"). The Depositor, a Transferor or a Trust, as appropriate, issuing Securities as described in this Prospectus and the related Prospectus Supplement shall be referred to herein as the "Issuer."

      Each class of Securities of any series will evidence beneficial ownership in a segregated pool of assets (each, a "Trust Fund") (such Securities, "Certificates") or will represent indebtedness of the Issuer secured by the Trust Fund (such Securities, "Notes"), as described herein and in the related Prospectus Supplement. Each Trust Fund may consist of any combination of retail installment sales contracts between manufacturers, dealers or certain other originators and retail purchasers secured by new and used automobiles and light duty trucks financed thereby, or participation interests therein, together with all monies received relating thereto (the "Contracts"). Each Trust Fund may also include the underlying new and used automobiles and light duty trucks and property relating thereto, together with the proceeds thereof (the "Vehicles" together with the Contracts, the "Receivables"). If and to the extent specified in the related Prospectus Supplement, credit enhancement with respect to a Trust Fund or any class of Securities may include any one or more of the following: a financial guaranty insurance policy (a "Policy") issued by an insurer specified in the related Prospectus Supplement, a reserve account, letters of credit, credit or liquidity facilities, third party payments or other support, cash deposits or other arrangements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination, cross-support among the Receivables or over-collateralization. See "Description of the Trust Agreement -- Credit and Cash Flow Enhancement." The Receivables in the Trust Fund for a series will have been acquired by the Depositor from one or more affiliates of the Depositor or from one or more entities which are unaffiliated with the Depositor (any such affiliate or unaffiliated entity, an "Originator"). Each Originator will be an entity, including Vendors, generally in the business of originating or acquiring Receivables. The Depositor will acquire the Receivables from the related Originator(s) on or prior to the date of issuance of the related Securities, as described herein and in the related Prospectus Supplement. The Receivables included in a Trust Fund will be serviced by a servicer (the "Servicer") described in the related Prospectus Supplement.

      Each series of Securities will include one or more classes (each, a "Class"). A series may include one or more Classes of Securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. The rights of one or more Classes of Securities of any series may be senior or subordinate to the rights of one or more of the other Classes of Securities. A series may include two or more Classes of Securities which differ as to the timing, sequential order, priority of payment, interest rate or amount of distributions of principal or interest or both. Information regarding each Class of Securities of a series, together with certain characteristics of the related Receivables, will be set forth in the related Prospectus Supplement. The rate of payment in respect of principal of the Securities of any Class will depend on the priority of payment of such a Class and the rate and timing of payments (including prepayments, defaults, liquidations or repurchases of Receivables) on the related Receivables. A rate of payment lower or higher than that anticipated may affect the weighted average life of each Class of Securities in the manner described herein and in the related Prospectus Supplement. See "Description of the Securities."

      PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "SPECIAL CONSIDERATIONS" HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT.

THE NOTES OF A GIVEN SERIES REPRESENT OBLIGATIONS OF THE ISSUER ONLY AND DO NOT REPRESENT INTERESTS OF THE DEPOSITOR, ANY SERVICER, ANY ORIGINATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. THE CERTIFICATES OF A GIVEN SERIES REPRESENT BENEFICIAL INTERESTS IN THE RELATED TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, ANY TRANSFEROR, ANY SERVICER, ANY ORIGINATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE SECURITIES NOR THE UNDERLYING RECEIVABLES WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE DEPOSITOR, ANY SERVICER, ANY ORIGINATOR, ANY TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT. SEE ALSO "SPECIAL CONSIDERATIONS."

--------------------------------------------------------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------

     Offers of the Securities may be made through one or more different methods, including offerings through underwriters as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement. Prior to issuance, there will have been no market for the Securities of any series, and there can be no assurance that a secondary market for the Securities will develop, or if it does develop, it will continue.

     Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.

--------------------------------------------------------------------------------

                The date of this Prospectus is December 2, 1994.

                              PROSPECTUS SUPPLEMENT

      The Prospectus Supplement relating to a series of Securities to be offered hereunder, among other things, will set forth with respect to such series of
Securities: (i) a description of the Class or Classes of such Securities, (ii) the rate of interest, the "Pass-Through Rate" or "Interest Rate" or other applicable rate (or the manner of determining such rate) and authorized denominations of such Class of such Securities; (iii) certain information concerning the Receivables and insurance polices, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees or other forms of credit enhancement, if any, relating to one or more pools of Receivables or all or part of the related Securities; (iv) the specified interest, if any, of each Class of Securities in, and manner and priority of, the distributions from the Trust Fund; (v) information as to the nature and extent of subordination with respect to such series of Securities, if any; (vi) the payment date to Securityholders; (vii) information regarding the Servicer(s) for the related Receivables; (viii) information regarding the Originator(s) for the related Receivables and the underwriting guidelines employed by such Originator(s) with respect to such Receivables, (ix) the circumstances, if any, under which each Trust Fund may be subject to early termination; (x) information regarding tax considerations; and (xi) additional information with respect to the method of distribution of such Securities.

                              AVAILABLE INFORMATION

      The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at 500 West Madison, 14th Floor, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

      No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus
Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby, nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      All documents subsequently filed by the Depositor with respect to the Registration Statement, either on its own behalf or on behalf of a Trust, relating to any series of Securities referred to in the accompanying Prospectus Supplement, with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus and prior to the termination of any offering of the Securities issued by the Issuer, shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                           REPORTS TO SECURITYHOLDERS

      Periodic and annual reports concerning any Security and the related Trust Fund will be provided to the Securityholders. See "Description of the Securities -- Reports to Securityholders." If the Securities of a series are to be issued in book-entry form, such reports will be provided to the Securityholder of record and beneficial owners of such Securities will have to rely on the procedures described herein under "Description of Securities - Book-Entry Registration."

      The Depositor will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to: Prudential Securities Secured Financing Corporation, 130 John Street, New York, New York 10038,
Attention: Timothy Mas.

--------------------------------------------------------------------------------

                                SUMMARY OF TERMS

      The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Securities of any series contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Securities. Certain capitalized terms used in the summary are defined elsewhere in the Prospectus on the pages indicated in the "Index of Terms."

Issuer..................    With  respect to each series of  Securities,  either
                            the Depositor, a special-purpose  finance subsidiary
                            of  the   Depositor   which  may  be  organized  and
                            established by the Depositor with respect to one or more Trust Funds (each such special-purpose finance subsidiary, a "Transferor") or a trust (each, a "Trust") to be formed by the Depositor. For purposes of this Prospectus, the term "Depositor" includes the term "Transferor". The Depositor, a Transferor or a Trust issuing Securities pursuant to this Prospectus and the related Prospectus Supplement shall be referred to herein as the "Issuer" with respect to the related Securities. See "The Issuer."

Depositor...............    Prudential Securities Secured Financing Corporation,
                            formerly known as P-B Secured Financing  Corporation
                            (the  "Depositor"),   a  Delaware   corporation,   a
                            wholly-owned limited purpose finance subsidiary of Prudential Securities Group Inc. The Depositor's principal executive offices are located at 130 John
                            Street, New York, New York 10038, and its telephone number is (212) 214-7435. See "The Depositor."

Servicer................    The  Servicer  for each Trust Fund will be specified
                            in  the  applicable   Prospectus   Supplement.   The
                            Servicer  will  service the  Receivables  comprising
                            each  Trust  Fund and  administer  each  Trust  Fund
                            pursuant to the  related  Servicing  Agreement.  The
                            Servicer may  subcontract  all or any portion of its
                            obligations   as  Servicer   under  each   Servicing
                            Agreement  to  qualified   subservicers   (each,   a
                            "Sub-Servicer")   but  the  Servicer   will  not  be
                            relieved thereby of its liability with respect thereto. See "Servicing of the Receivables."

Originator(s)...........    The Depositor will acquire the Receivables  from one
                            or more  affiliates  of the Depositor or from one or
                            more  entities  which  are  unaffiliated   with  the
                            Depositor  (any  such   affiliate  or   unaffiliated
                            entity,  an  "Originator").  The Receivables will be
                            either (i)  originated  by the  related  Originator,
                            (ii) originated by various manufacturers of Vehicles
                            ("Manufacturers")   and   acquired  by  the  related
                            Originator,  (iii)  originated  by various  dealers,
                            which may or may not be affiliated  with one or more
                            Manufacturers   ("Dealers",    and   together   with
                            Manufacturers,  "Vendors")  or (iv)  acquired by the
                            related  Originator from other originators or owners
                            of Receivables.  In addition, to the extent that the
                            Depositor  acquires   Receivables  directly  from  a
                            Vendor,  such  Vendor  will  be the  Originator  for
                            purposes  of  the  related   Receivables   and  this
                            Prospectus. See "The Originator" and "The Servicer" in the related Prospectus Supplement.

Trustee.................    The Trustee for each  series of  Securities  will be
                            specified in the related Prospectus  Supplement.  In
                            addition,  a  Trust  may  separately  enter  into an
                            Indenture  and  may  issue  Notes  pursuant  to such
                            Indenture;  in any  such  case  the  Trust  and  the
                            Indenture   will  be   administered   by   separate,
                            independent trustees as required by the rules and regulations under the Trust Indenture Act of 1939 and the Investment Company Act of 1940.

--------------------------------------------------------------------------------
                                        3

--------------------------------------------------------------------------------

The Securities .........    Each Class of Securities of any series will evidence
                            beneficial  ownership in a segregated pool of assets
                            (each,    a   "Trust   Fund")   (such    Securities,
                            "Certificates")  or will represent  indebtedness  of
                            the   Issuer   secured   by  the  Trust  Fund  (such
                            Securities, "Notes"), as described herein and in the
                            related Prospectus  Supplement.  Each Trust Fund may
                            consist  of any  combination  of  installment  sales
                            contracts between manufacturers,  dealers or certain
                            other  originators and retail  purchasers (each such
                            retail purchaser being an "Obligor")  secured by new
                            and used  automobiles and light duty trucks financed
                            thereby,   or   participation   interests   therein,
                            together with all monies received  relating  thereto
                            (the "Contracts").  Each Trust Fund also may include
                            the  underlying new and used  automobiles  and light
                            duty trucks and property relating thereto,  together
                            with  the  proceeds   thereof  (the  "Vehicles"  and
                            together with the Contracts, the "Receivables").

                            Each Trust Fund will include Receivables with respect to which the related Contracts are "chattel paper" within the meaning of the Uniform Commercial Code, as in effect in the relevant jurisdiction, and the related Vehicles are subject to federal or state registration or titling requirements under the motor vehicle laws of such jurisdiction. No Trust Fund will include Receivables with respect to which the underlying Contracts or Vehicles relate to office equipment, aircraft, ships or boats, firearms or other weapons, railroad rolling stock or facilities such as factories, warehouses or plants subject to state laws governing the manner in which title or security interest in real property is determined or perfected.

                            If and to the extent specified in the related Prospectus Supplement, credit enhancement with respect to a Trust Fund or any class of Securities may include any one or more of the following: a financial guaranty insurance policy (a "Policy") issued by an insurer specified in the related Prospectus Supplement, a reserve account, letters of credit, credit or liquidity facilities, third party payments or other support, cash deposits or other arrangements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination, cross-support among the
                            Receivables or over- collateralization. The Depositor will acquire the Receivables from the related Originator(s) on or prior to the date of issuance of the related Securities, as described herein and in the related Prospectus Supplement.

                            With respect to Securities issued by a Trust, each Trust will be established pursuant to an agreement (each, a "Pooling Agreement") by and between the Depositor and the Trustee named therein. Each Pooling Agreement will describe the related pool of Receivables held by the Trust.

                            With respect to Securities that represent debt issued by the Issuer, the Issuer will enter into an indenture (each, an "Indenture") by and between the Issuer and the trustee named on such Indenture (the "Indenture Trustee"). Each Indenture will describe the related pool of Receivables comprising the Trust Fund and securing the debt issued by the related Issuer.

                            The Receivables comprising each Trust Fund will be serviced by the Servicer pursuant to a servicing agreement (each, a "Servicing Agreement") by and between the Servicer and the related Issuer.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                            In  the  case  of any  individual  Trust  Fund,  the
                            contractual arrangements relating to the establishment of a Trust, if any, the servicing of the related Receivables and the issuance of the related Securities may be contained in a single agreement, or in several agreements which combine certain aspects of the Pooling Agreement, the
                            Servicing Agreement and the Indenture described above (for example, a pooling and servicing agreement, or a servicing and collateral management agreement). For purposes of this Prospectus, the term "Trust Agreement" as used with respect to a Trust Fund means, collectively, and except as otherwise described in the related Prospectus Supplement, any and all agreements relating to the establishment of a Trust, if any, the servicing of the related Receivables and the issuance of the related Securities. The term "Trustee" means any and all persons acting as a trustee pursuant to a Trust Agreement.

                         Securities Will Be Non-Recourse.

                            The Securities will not be obligations, either recourse or non-recourse (except for certain non-recourse debt described under "Certain Tax Considerations"), of the Depositor, the related Servicer, the related Originator(s) or any person other than the related Issuer. The Notes of a given series represent obligations of the Issuer, and the Certificates of a given series represent beneficial ownership interests in the related Trust only and do not represent interests in or obligations of the Depositor, the related Servicer, the related Originator(s) or any of their respective affiliates other than the related Trust. In the case of Securities that represent beneficial ownership interest in the related Trust, such Securities will represent the beneficial ownership interests in such Trust and the sole source of payment will be the assets of such Trust. In the case of Securities that represent debt issued by the related Issuer, such Securities will be secured by assets in the related Trust Fund. Notwithstanding the foregoing, and as to be described in the related Prospectus Supplement, certain types of credit enhancement, such as a letter of credit, financial guaranty insurance policy or reserve fund may constitute a full recourse obligation of the issuer of such credit enhancement.

                         General Nature of the Securities as Investments.

                            All of the Securities offered pursuant to this Prospectus and the related Prospectus Supplement will be rated in one of the four highest rating categories by one or more Rating Agencies (as defined herein).

                            Additionally, all of the Securities offered pursuant to this Prospectus and the related Prospectus Supplement will be of the fixed-income type ("Fixed Income Securities"). Fixed Income Securities will generally be styled as debt instruments, having a principal balance and a specified interest rate ("Interest Rate"). Fixed Income Securities may either represent beneficial ownership interests in the related Receivables held by the related Trust or debt secured by certain assets of the related Issuer.

                            Each series or Class of Fixed Income Securities offered pursuant to this Prospectus may have a different Interest Rate, which may be a fixed or adjustable Interest Rate. The related Prospectus Supplement will specify the Interest Rate for each series or Class of Fixed Income Securities described

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                            therein, or the initial Interest Rate and the method for determining subsequent changes to the Interest Rate.

                            A series may include one or more Classes of Fixed Income Securities ("Strip Securities") entitled (i) to principal distributions, with disproportionate, nominal or no interest distributions, or (ii) to interest distributions, with disproportionate, nominal or no principal distributions. In addition, a series of Securities may include two or more Classes of Fixed Income Securities that differ as to timing, sequential order, priority of payment, Interest Rate or amount of distribution of principal or interest or both, or as to which distributions of principal or interest or both on any Class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the related pool of Receivables. Any such series may include one or more Classes of Fixed Income Securities ("Accrual Securities"), as to which certain accrued interest will not be distributed but rather will be added to the principal balance (or nominal balance, in the case of Accrual Securities which are also Strip Securities) thereof on each Payment Date, as hereinafter defined, or in the manner described in the related Prospectus Supplement.

                            If so provided in the related Prospectus Supplement, a series may include one or more other Classes of Fixed Income Securities (collectively, the "Senior Securities") that are senior to one or more other Classes of Fixed Income Securities (collectively, the "Subordinate Securities") in respect of certain distributions of principal and interest and allocations of losses on Receivables.

                            In addition, certain Classes of Senior (or Subordinate) Securities may be senior to other Classes of Senior (or Subordinate) Securities in respect of such distributions or losses.

                         General Payment Terms of Securities.

                            As provided in the related Trust Agreement and as described in the related Prospectus Supplement, the holders of the Securities ("Securityholders") will be entitled to receive payments on their Securities on specified dates (each, a "Payment Date"). Payment Dates with respect to Fixed Income Securities will occur monthly, quarterly or semi-annually, as described in the related Prospectus Supplement.

                            The related Prospectus Supplement will describe a date (the "Record Date") preceding such Payment Date, as of which the Trustee or its paying agent will fix the identity of the Securityholders for the purpose of receiving payments on the next succeeding Payment Date. As described in the related Prospectus Supplement, the Payment Date will be a specified day of each month, commonly the fifteenth or twenty-fifth day of each month (or, in the case of quarterly-pay Securities, the fifteenth or twenty-fifth day of every third month; and in the case of semi-annual pay Securities, the fifteenth or twenty-fifth day of every sixth month) and the Record Date will be the close of business as of the last day of the calendar month that precedes the calendar month in which such Payment Date occurs.

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                            Each Trust Agreement will describe a period (each, a
                            "Remittance Period") preceding each Payment Date (for example, in the case of monthly-pay Securities, the calendar month preceding the month in which a Payment Date occurs). As more fully described in the related Prospectus Supplement, collections received on or with respect to the related Receivables constituting a Trust Fund during a Remittance Period will be required to be remitted by the Servicer to the related Trustee prior to the related Payment
                            Date   and  will  be  used  to  fund   payments   to
                            Securityholders on such Payment Date. As may be described in the related Prospectus Supplement, the related Trust Agreement may provide that all or a portion of the payments collected on or with respect to the related Receivables may be applied by the related Trustee to the acquisition of additional Receivables during a specified period (rather than
                            be  used   to  fund   payments   of   principal   to
                            Securityholders during such period), with the result
                            that  the  related   Securities   will   possess  an
                            interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities.

                            In addition, and as may be described in the related Prospectus Supplement, the related Trust Agreement may provide that all or a portion of such collected payments may be retained by the Trustee (and held in certain temporary investments, including Receivables) for a specified period prior to being used to fund payments of principal to Securityholders.

                            Such retention and temporary investment by the Trustee of such collected payments may be required by the related Trust Agreement for the purpose of
                            (a) slowing the amortization rate of the related Securities relative to the rent payment schedule of the related Receivables, or (b) attempting to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued. Any such feature applicable to any Securities may terminate upon the occurrence of events to be described in the related Prospectus Supplement, resulting in distributions to the specified Securityholders and an acceleration of the amortization of such Securities.

                            As more fully specified in the related Prospectus Supplement, neither the Securities nor the underlying Receivables will be guaranteed or insured by any governmental agency or instrumentality or the Depositor, the related Servicer, the related Originator, any Trustee, or any of their affiliates.

No Investment Companies.    Neither the Depositor nor any Trust will register as
                            an "investment company" under the Investment Company
                            Act of 1940,  as amended  (the  "Investment  Company
                            Act").

The Equity Interest.....    With respect to each Trust, the "Equity Interest" at
                            any time  represents the rights to the related Trust
                            Fund in excess of the  Securityholders'  interest of
                            all series then outstanding that were issued by such
                            Trust.  The Equity  Interest  in any Trust Fund will
                            fluctuate  as  the  aggregate   Discounted  Contract
                            Balance  and  the  aggregate   Residual   Values  of

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                            such  Trust  Fund  changes  from  time to  time.  In
                            addition, the Depositor may cause one or more of the Trusts (such a Trust, a "Master Trust") to issue additional series of Securities from time to time and any such issuance will have the effect of decreasing the Equity Interest in the related Master Trust to the extent of the aggregate principal
                            amount  of  the  Securities.   See  "Description  of
                            Securities -- Master Trusts." A portion of the Equity interest in any Trust may be sold separately in one or more public or private transactions.

Master Trusts; Issuance
of Additional Series ...... As  may  be  described  in  the  related  Prospectus
                            Supplement, a Trust Agreement may authorize the Trustee to issue certificates (the "Equity Certificates") evidencing the Equity Interest in a Master Trust, and may provide that, pursuant to any one or more supplements to such Trust Agreement, the Depositor may cause the related Trustee to issue one or more new series of Securities and accordingly cause a reduction in the related Equity Interest in such Master Trust represented by the related Equity Certificate. Under each such Trust Agreement (each, a "Master Trust Agreement"), the Depositor may determine the terms of any such new series. See "Description of the Securities -- Master Trusts."

                            The Depositor may cause the related Trustee to offer any such new series to the public or other investors, in transactions either registered under the Securities Act or exempt from registration thereunder, directly or through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.

                            A new series to be issued by a Trust which has a series outstanding may, unless otherwise described in the related Prospectus Supplement, only be issued upon satisfaction of the conditions described herein under "Description of the Securities -- Master Trusts", including, among others, that such issuance will not effect the rating given to any existing series issued by such Master Trust. Securities secured by Receivables held by a Master Trust shall be entitled to moneys received relating to such Receivables on a pari passu basis with other
                            Securities issued pursuant to the other Trust Agreements by such Master Trust.

Cross-Collateralization ... As described in the related Trust  Agreement and the related Prospectus Supplement, the source of payment for Securities of each series will be the assets of the related Trust Fund only.

                            However, as may be described in the related Prospectus Supplement, a series or class of Securities may include the right to receive moneys from a common pool of credit enhancement which may be available for more than one series of Securities, such as a master reserve account, master insurance policy or a master collateral pool consisting of similar Receivables. Notwithstanding the foregoing, and as described in the related Prospectus Supplement, no payment received on any Receivable held by any Trust may be applied to the payment of Securities issued by any other Trust (except to the limited extent that certain collections in excess of the amounts needed to pay the related Securities may be deposited in a common master reserve account or an overcollateralization account that provides credit enhancement for more than one series of Securities issued pursuant to the related Trust Agreement).

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Trust Funds.............    As specified in the related  Prospectus  Supplement,
                            each  Trust  Fund  will   consist  of  the   related
                            Contracts,  and may include the related Vehicles. If
                            and  to  the  extent   specified   in  the   related
                            Prospectus   Supplement,   credit  enhancement  with
                            respect to a Trust Fund or any class of Securities may include any one or more of the following: a Policy issued by an insurer specified in the related Prospectus Supplement, a reserve account, letters of credit, credit or liquidity facilities, repurchase obligations, third party payments or other support, cash deposits or other arrangements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination, cross-support among the Receivables or over- collateralization. See "Description of the Trust Agreement -- Credit
                            and  Cash  Flow   Enhancement."  The  Contracts  are
                            obligations for the purchase of the Vehicles, or evidence borrowings used to acquire the Vehicles. As specified in the related Prospectus Supplement, the Contracts may consist of any combination of Rule of 78s Contracts, Fixed Value Contracts or Simple
                            Interest   Contracts.   Generally,   "Rule   of  78s
                            Contracts" provide for fixed level monthly payments which will amortize the full amount of the Contract over its term. The Rule of 78s Contracts provide for allocation of payments according to the "sum of periodic balances" or "sum of monthly payments"
                            method (the "Rule of 78s"). Each Rule of 78s Contract provides for the payment by the Obligor of a specified total amount of payments, payable in monthly installments on the related due date, which total represents the principal amount financed and finance charges in an amount calculated on the basis of a stated annual percentage rate ("APR") for the term of such Contract. The rate at which such amount of finance charges is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal balance of the related Contract are calculated in accordance with the Rule of 78s. Under the Rule of 78s, the portion of each payment allocable to interest is higher during the early months of the term of a
                            Contract  and lower  during  later  months than that
                            under  a  constant   yield  method  for   allocating
                            payments    between    interest    and    principal.
                            Notwithstanding the foregoing, as specified in the related Prospectus Supplement, all payments received by the related Servicer on or in respect of the Rule of 78s Contracts may be allocated on an actuarial basis.

                            Generally, the "Fixed Value Contracts" provide for monthly payments with a final fixed value payment which is greater than the scheduled monthly payments. A Fixed Value Contract provides for amortization of the loan over a series of fixed level payment monthly installments, but also requires a final fixed value payment due after payment of such monthly installments which may be satisfied by (i) payment in full in cash of such amount, (ii) transfer of the vehicle to the related Originator provided certain conditions are satisfied or (iii) refinancing the fixed value payment in accordance with certain conditions. With respect to Fixed Value Contracts, as specified in the related Prospectus Supplement, only the principal and interest payments due prior to the final fixed value payment and not the final fixed value payment may be included in the related Trust Fund.

                            Generally, the "Simple Interest Contracts" provide for the amortization of the amount financed under the receivable over a series of fixed level monthly payments. However, unlike the monthly payment under Rule of 78s Contracts, each monthly payment consists of an installment of interest which is calculated on

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

                            the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Contract, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an Obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

                            If an Obligor elects to prepay a Rule of 78s Contract in full, it is entitled to a rebate of the portion of the outstanding balance then due and payable attributable to unearned finance charges. If a Simple Interest Contract is prepaid, rather than receive a rebate, the Obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a Rule of 78s Contract calculated in accordance with the Rule of 78s will always be less than had such rebate been calculated on an actuarial basis and generally will be less than the remaining scheduled payments of interest that would be due under a Simple Interest Contract for which all payments were made on schedule. Distributions to Securityholders may not be affected by Rule of 78s rebates under the Rule of 78s Contract because, as specified in the related Prospectus Supplement, such distributions may be determined using the actuarial method.

                            The  related  Prospectus   Supplement  will  further
                            describe the type and characteristics of the Contracts included in each Trust Fund relating to the Securities offered pursuant to this Prospectus and the related Prospectus Supplement.

                            The  Receivables  comprising  a Trust  Fund  will be
                            acquired by the Depositor from the related Originator; such Receivables will have theretofore been either (i) originated by such Originator, (ii) originated by Manufacturers and acquired by such Originator, (iii) originated by Dealers and acquired by such Originator or (iv) acquired by such Originator from other originators or owners of Receivables.

                            With respect to the Receivables comprising each Trust Fund, the Depositor and/or the related Originator will acquire the related Receivables from the Originator pursuant to a Receivables Acquisition Agreement as defined herein. The Depositor will either transfer such Receivables to a Trust pursuant to a Pooling Agreement or pledge the Depositor's right, title and interest in and to such Receivables to a Trustee on behalf of Securityholders pursuant to an Indenture. The Contracts transferred to a

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                            Trust  or  pledged   to  a  Trustee   shall  have  a
                            Discounted   Contract  Balance  (as  defined  below)
                            specified in the related Prospectus Supplement. The rights and benefits of the Depositor or Transferor under such Receivables Acquisition Agreement will be assigned to the Trustee on behalf of the related Securityholders. The obligations of the Depositor, the related Originator(s), the related Servicer(s),
                            the  related  Trustee  and  the  related   Indenture
                            Trustee, if any, under the related Trust Agreement include those specified below and in the related Prospectus Supplement.

                            The "Discounted Contract Balance" of a Contract as of any Cut-Off Date is the present value of all of the remaining payments scheduled to be made with respect to such Contract, discounted at a rate specified in the related Prospectus Supplement and the Trust Agreement.

                            In addition, if so specified in the related Prospectus Supplement, the Trust Fund will include monies on deposit in a segregated trust account (the "Pre-Funding Account") to be established with the related Trustee, which will be used to acquire Additional Receivables from time to time during the "Pre-Funding Period" specified in the related Prospectus Supplement. The Pre-Funding Account, if any, will be reduced during the related Pre-Funding Period by the amount thereof used to purchase Additional Receivables. Any amount remaining in the Pre-Funding Account at the end of the related
                            Pre-Funding Period will be distributed to the related Securityholders, pro rata, on the Payment Date immediately following the end of the Pre-Funding Period.

                            If and to the extent provided in the related Prospectus Supplement, the Depositor will be obligated (subject only to the availability thereof) to acquire from the related Originator(s) and to either transfer to a Trust or pledge to a Trustee on behalf of Securityholders, additional Receivables (the "Additional Receivables") from time to time during any Pre-Funding Period specified in the related Prospectus Supplement.

Registration of Securities. Securities may be  represented by global  securities registered in the name of Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC"), or another nominee. In such case, Securityholders will not be entitled to receive definitive securities representing such Securityholders' interests, except in certain circumstances described in the related Prospectus Supplement. See "Description of the Securities -- Book Entry Registration" herein.

Credit and Cash Flow
Enhancement ............    If and  to  the  extent  specified  in  the  related
                            Prospectus   Supplement,   credit  enhancement  with
                            respect to a Trust  Fund or any class of  Securities
                            may  include  any one or more  of the  following:  a
                            Policy issued by an insurer specified in the related
                            Prospectus  Supplement  (a  "Security  Insurer"),  a
                            reserve  account,   letters  of  credit,  credit  or
                            liquidity facilities,  third party payments or other
                            support,  cash deposits or other  arrangements.  Any
                            form  of  credit   enhancement   will  have  certain
                            limitations and exclusions from coverage thereunder, which will be described in the related Prospectus
                            Supplement.  See "Description of the Trust Agreement
                            -- Credit and Cash Flow Enhancement."

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Receivables Acquisition
Agreement...............    As more fully  described  in the related  Prospectus
                            Supplement,   the   Depositor   and/or  the  related
                            Originator  will be  obligated  to acquire  from the
                            related  Trust  Fund  any   Receivable   transferred
                            pursuant to a Pooling  Agreement or pledged pursuant
                            to   an   Indenture   if   the   interest   of   the
                            Securityholders   therein  is  materially  adversely
                            affected  by  a  breach  of  any  representation  or
                            warranty  made  by  the  Depositor  or  the  related
                            Originator  with respect to such  Receivable,  which
                            breach has not been  cured.  To the extent  that the
                            Depositor so acquires any  Receivables,  the related
                            Originator   will  be   obligated  to  acquire  such
                            Receivables  from  the  Depositor  pursuant  to  the
                            related    Receivables     Acquisition     Agreement
                            contemporaneously  with the Depositor's  acquisition
                            of such  Receivables from the applicable Trust Fund.
                            The  obligation of the Depositor to acquire any such
                            Receivables   with  respect  to  which  the  related
                            Originator has breached a representation or warranty
                            is subject to the related  Originator's  acquisition
                            of such Receivables from the Depositor. In addition,
                            if  so   specified   in   the   related   Prospectus
                            Supplement,  the  Depositor  may  from  time to time
                            reacquire  certain  Receivables or substitute  other
                            Receivables  for  such  Receivable  held  by a Trust
                            Fund,  subject to specified  conditions set forth in
                            the  related   Trust   Agreement   and   Receivables
                            Acquisition Agreement.

Servicer's Compensation..   The Servicer  shall be entitled to receive a fee for
                            servicing the Contracts of each Trust Fund equal to a specified percentage of the value of the assets held in the related Trust Fund, as set forth in the related Prospectus Supplement. See "Description of the Trust Agreements -- Servicing Compensation" herein and in the related Prospectus Supplement.

Certain Legal Aspects
of the Receivables......    With respect to the transfer of the Contracts to the
                            related Trust pursuant to a Pooling Agreement or the
                            pledge  of the  related  Issuer's  right,  title and
                            interest  in and to  such  Contracts  on  behalf  of
                            Securityholders   pursuant  to  an  Indenture,   the
                            Depositor  will  warrant,  in each  case,  that such
                            transfer is either a valid  transfer and  assignment
                            of the  Contracts  to the  Trust  or the  grant of a
                            security interest in the Contracts.  Each Prospectus
                            Supplement  will  specify what actions will be taken
                            by which  parties  as will be  required  to  perfect
                            either the Issuer's or the Securityholders' security
                            interest in the  Contracts.  The  Depositor may also
                            warrant that, if the transfer or pledge by it to the
                            Trust or to the  Securityholders  is  deemed to be a
                            grant to the  Trust or to the  Securityholders  of a
                            security interest in the Contracts, then the related
                            Issuer  or the  Securityholders  will  have a  first
                            priority perfected security interest therein, except
                            for   certain   liens  which  have   priority   over
                            previously perfected security interests by operation
                            of  law,  and,  with  certain  exceptions,   in  the
                            proceeds  thereof.  Similar  security  interest  and
                            priority   representations   and   warranties,    as
                            described in the related Prospectus Supplement, may also be made by the Depositor with respect to the Vehicles.

                            In connection with the establishment of each Trust, the related Servicer and/or Originator will be required (to the extent not done previously) to deliver to the appropriate motor vehicle agency office in the related states duly completed and executed applications for (a) transfer of the certificates of title to the related Leased Vehicles from the related Originator (unless the Originator itself is a Finance Subsidiary) to either a Finance

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                            Subsidiary  of  the  Originator  or to  the  related
                            Trust, (b) release of any prior liens recorded on such certificates of title and (c) in the event that the Leased Vehicles are titled in the name of a Finance Subsidiary and not the Trust, a notation of lien in favor of the related Trustee on such
                            certificates  of  title,   except,   to  the  extent
                            described in the related Prospectus Supplement, that the laws of any particular state do not require such a lien notation to be made to perfect the Trustee's security interest. Various liens and interests could be imposed upon or all part of the related Trust Fund that, by operation of law, would take priority
                            over  the  Trustee's   interest   thereon,   however
                            perfected. Such liens include tax liens arising against the Originator, the Finance Subsidiary or the Issuer, mechanic's, repairman's, garagemen's and motor vehicle accident liens and certain liens for personal property taxes, in each case arising with respect to a particular Leased Vehicle, and liens arising under various state and federal criminal
                            statutes.   See  "Certain   Legal   Aspects  of  the
                            Receivables."

                            See "Certain Legal Aspects of the Receivables."

Optional Termination....    The related Servicer,  the related  Originator,  the
                            Depositor,   or,  if   specified   in  the   related
                            Prospectus Supplement, certain other entities may, at their respective options, effect early retirement of a series of Securities under the circumstances and in the manner set forth herein under "The Trust
                            Agreement - Termination; Retirement of Securities" and in the related Prospectus Supplement.

Mandatory Termination...    The Trustee,  the related  Servicer or certain other
                            entities   specified   in  the  related   Prospectus
                            Supplement   may  be   required   to  effect   early
                            retirement  of all or any  portion  of a  series  of
                            Securities  by soliciting  competitive  bids for the
                            purchase  of the  related  Trust Fund or  otherwise,
                            under   other   circumstances   and  in  the  manner
                            specified  in "The Trust  Agreement  -  Termination;
                            Retirement  of   Securities"   and  in  the  related
                            Prospectus Supplement.

Tax Considerations......    Securities of each series  offered  hereby will, for
                            federal income tax purposes,  constitute  either (i)
                            interests  in a Trust  treated  as a  grantor  trust
                            under  applicable  provisions of the Code  ("Grantor
                            Trust  Securities"),  (ii) debt issued by a Trust or
                            by  the  Depositor  ("Debt   Securities")  or  (iii)
                            interests   in  a  Trust   which  is  treated  as  a
                            partnership ("Partnership Interests").

                            The Prospectus Supplement for each series of Securities will summarize, subject to the limitations stated therein, federal income tax considerations relevant to the purchase, ownership and disposition of such Securities.

                            Investors are advised to consult their tax advisors and to review "Certain Federal and State Income Tax Consequences" in the related Prospectus Supplement.

ERISA Considerations....    The   Prospectus   Supplement  for  each  series  of
                            Securities   will   summarize,    subject   to   the
                            limitations discussed therein,  considerations under
                            the Employee Retirement Income Security Act of 1974,
                            as amended  ("ERISA"),  relevant to the  purchase of
                            such  Securities  by  employee   benefit  plans  and
                            individual    retirement   accounts.    See   "ERISA
                            Considerations"    in   the    related    Prospectus
                            Supplement.

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                                       13


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Ratings.................    Each Class of  Securities  offered  pursuant to this
                            Prospectus and the related Prospectus Supplement will be rated in one of the four highest rating categories by one or more "national statistical rating organizations", as defined in the Securities Exchange Act of 1934, as amended (the "Exchange
                            Act"),   and   commonly   referred   to  as  "Rating
                            Agencies". Such ratings will address, in the opinion of such Rating Agencies, the likelihood that the Issuer will be able to make timely payment of all amounts due on the related Securities in accordance with the terms thereof. Such ratings will neither
                            address  any  prepayment  or  yield   considerations
                            applicable  to  any   Securities  nor  constitute  a
                            recommendation to buy, sell or hold any Securities.

                            The ratings expected to be received with respect to any Securities will be set forth in the related Prospectus Supplement.

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                               14

                             SPECIAL CONSIDERATIONS

     Prospective Securityholders should consider, among other things, the following factors in connection with the purchase of the Securities:

     Limited Liquidity. There can be no assurance that a secondary market for the Securities of any series or Class will develop or, if it does develop, that it will provide Securityholders with liquidity of investment or that it will continue for the life of such Securities. The Prospectus Supplement for any series of Securities may indicate that an underwriter specified therein intends to establish and maintain a secondary market in such Securities; however, no underwriter will be obligated to do so. The Securities will not be listed on any securities exchange.

     Ownership of Contracts. In connection with the issuance of any series of Securities, the related Originator(s) will transfer Contracts to the Depositor. The related Originator(s) will warrant in a Receivables Acquisition Agreement that the transfer of the Contracts by it to the Depositor is a valid assignment, transfer and conveyance of such Contracts. The Depositor will warrant in a Trust Agreement (a) if the Depositor or the related Originator(s) retain title to the Contracts, that the Trustee for the benefit of Securityholders has a valid security interest in such Contracts, or (b) if the Depositor transfers such Contracts to a Trust, that the transfer of the Contracts to such Trust is either a valid assignment, transfer and conveyance of the Contracts to the Trust or the Trustee on behalf of the Securityholders has a valid security interest in such Contracts. As to be described in the related Prospectus Supplement, the related Trust Agreement will provide either that the Trustee will be required to maintain possession of the original copies of all Contracts that constitute chattel paper or that the Depositor, the related Originator(s) or the related Servicer will retain possession of such Contracts; provided that in case the Depositor or an Originator retains possession of the related Contracts, the Servicer may take possession of such original copies as necessary for the enforcement of any Contract. If any Contracts remain in the possession of the Depositor or an Originator, the related Prospectus Supplement may describe specific trigger events that will require delivery to the Trustee. If the Depositor, the Servicer, the Trustee, an Originator or other third party, while in possession of the Contracts, sells or pledges and delivers such Contracts to another party, in violation of the Receivables Acquisition Agreement or the Trust Agreement, there is a risk that such other party could acquire an interest in such Contracts having a priority over the Issuer's interest. Furthermore, if the Depositor, the Servicer, an Originator or a third party, while in possession of the Contracts, is rendered insolvent, such event of insolvency may result in competing claims to ownership or security interests in the Contracts. Such an attempt, even if unsuccessful, could result in delays in payments on the Securities. If successful, such attempt could result in losses to the
Securityholders or an acceleration of the repayment of the Securities. The related Originator(s) and the Depositor will make certain representations and warranties with respect to the ownership of the Contracts as of the date of the transfer to the Depositor and the Trust, if any, respectively. The related Originator will be obligated to acquire any Contract from the related Trust Fund if there is a breach of such representations and warranties that materially adversely affects the interests of the Depositor or the Trust in such Contract and such breach has not been cured.

     Perfection of the Trustee's Interests. Contracts. The transfer of the Contracts by the related Originators to the Depositor pursuant to each Receivables Acquisition Agreement and then by the Depositor to the Trustee pursuant to the related Trust Agreement, the perfection of the security interests in the Contracts and the enforcement of rights to realize on the Contracts are subject to a number of federal and state laws, including the UCC as in effect in various states. As specified in each Prospectus Supplement, the related Servicer will take such action as is required to perfect the rights of the Trustee in the Contracts. If, through inadvertence or otherwise, a third party were to purchase (including the taking of a security interest in) a Contract for new value in the ordinary course of its business, without actual knowledge of the Trust's interest, and take possession of a Contract, the purchaser would acquire an interest in such Contract superior to the interest of the Trust. As further specified in each Prospectus Supplement, no action will be taken to perfect the rights of the Trustee in proceeds of the VSI Insurance Policy or of any other insurance policies covering individual Vehicles or Obligors. Therefore, the rights of a third party with an interest in such proceeds could prevail against the rights of the Trust prior to the time such proceeds are deposited by the related Servicer into a Trust Account. See "Certain Legal Aspects of the Contracts".

     Leased Vehicles. The Leased Vehicles will be titled in the name of either a Finance Subsidiary (which may be an Originator) or in the name of the related Trust. In the event that such Leased Vehicles are not titled in the name of the related Trust, a notation of lien in favor of the related Trustee on the related certificates of title will be filed. See "Certain Legal Aspects of the Receivables".

     Restrictions on Recoveries. Unless specific limitations are described on the related Prospectus Supplement with respect to specific Contracts, all Contracts will provide that the obligations of the Obligors thereunder are absolute and unconditional, regardless of any defense, set-off or abatement which the Obligor may have against the related Originator or any other person or entity whatsoever. The Originators will warrant that no claims or defenses have been asserted or threatened with respect to the Contracts and that all requirements of applicable law with respect to the Contracts have been satisfied.

     In the event that the Depositor or the Trustee must rely on repossession and disposition of Vehicles to recover scheduled payments due on Defaulted Contracts, the Issuer may not realize the full amount due on a Contract (or may not realize the full amount on a timely basis). Other factors that may affect the ability of the Issuer to realize the full amount due on a Contract include whether amendments to certificates of title relating to the Vehicles had been filed, whether financing statements to perfect the security interest in the Vehicles had been filed, depreciation, obsolescence, damage or loss of any Vehicle, and the application of Federal and state bankruptcy and insolvency laws. As a result, the Securityholders may be subject to delays in receiving payments and suffer loss of their investment in the Securities.

     Insolvency and Bankruptcy Matters. The Depositor will take steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by the related Originator or the Depositor (the Originators and the Depositors, collectively for these purposes, "Debtors") under the United States Bankruptcy Code or similar applicable state laws ("Insolvency Laws") will not result in the assets of the related Trust Fund becoming property of the estate of a Debtor within the meaning of such Insolvency Laws. Such steps will generally involve the creation by the related Originator of a separate, limited-purpose subsidiary (each, a "Finance Subsidiary") pursuant to articles of incorporation containing certain limitations (including restrictions on the nature of such Finance Subsidiary's business and a restriction on such Finance Subsidiary's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all its directors). However, there can be no assurance that the activities of any Finance Subsidiary would not result in a court's concluding that the assets and liabilities of such Finance Subsidiary should be consolidated with those of the related Originator in a proceeding under any Insolvency Law.

     Except to the extent otherwise described in the related Prospectus Supplement, each Receivables Acquisition Agreement and each Trust Agreement will generally require that the related Originator contribute the related Receivables to a Finance Subsidiary, which will then transfer such Receivables to the Depositor which in turn will transfer such Receivables to an Issuer. Except as otherwise described in the related Prospectus Supplement, the Equity Interest in a Trust Fund will be transferred to the related Finance Subsidiary.

     With respect to each Trust Fund, the Trustee and all Securityholders will covenant that they will not at any time institute against the Depositor or the related Finance Subsidiary any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     For purposes of this Prospectus, the term "Originator" includes the term "Finance Subsidiary." In addition, while an Originator is the Servicer, cash collections held by such Originator may, subject to certain conditions, be commingled and used for the benefit of such Originator prior to each Payment Date and, in the event of the bankruptcy of such Originator, the Depositor, a Trust or Trustee may not have a perfected interest in such collections.

     The Depositor believes that the transfer of the Receivables by an Originator or its Finance Subsidiary to the Depositor should be treated as a valid assignment, transfer and conveyance of such Receivables. However, in the event of an insolvency of such Originator, a court, among other remedies, could attempt to recharacterize the transfer of the Receivables by such Originator to the Depositor as a borrowing by the Originator from the Depositor or the related Securityholders, secured by a pledge of such Receivables. Such an attempt, even if unsuccessful, could result in delays in payments on the Securities. If such an attempt were successful, a court, among other remedies, could elect to accelerate payment of the Securities and liquidate the Receivables, with the Securityholders entitled to the then outstanding principal amount thereof and interest thereon at the applicable Security Interest Rate to the date of payment. Thus, the Securityholders could lose the right to future payments of interest and might incur reinvestment losses. As more fully described in the related Prospectus Supplement, in the event the related Issuer is rendered insolvent, the Trustee for a Trust, in accordance with the Trust Agreement, will promptly sell, dispose of or otherwise liquidate the related Receivables in a commercially reasonable manner on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of such Receivables will be treated as collections on such Receivables. If the proceeds from the liquidation of the Receivables and any amount available from any credit enhancement, if any, are not sufficient to pay Securities of the related series in full, the amount of principal returned to such Securityholders will be reduced and such Securityholders will incur a loss.

     Obligors of the Vehicles may be entitled to assert against the related Originator, the Depositor, or the Trust, if any, claims and defenses which they have against such Originator with respect to the Receivables. The Originator(s) will warrant that no such claims or defenses have been asserted or threatened with respect to the Receivables and that all requirements of applicable law with respect to the Receivables have been satisfied.

     Insurance on Vehicles. Each Receivable generally requires the related Obligor to maintain insurance covering physical damage to the Vehicle in an amount not less than the unpaid principal balance of such Receivable pursuant to which the Originator is named as a loss payee. Since the Obligors select their own insurers to provide the requisite coverage, the specific terms and conditions of their policies may vary.

     In addition to physical damage insurance which may be required to be maintained by the Obligors pursuant to the Receivables, each Vehicle, as specified in the related Prospectus Supplement, may be insured against physical damage risks by a policy of vendor's single interest physical damage insurance (the "VSI Insurance Policy") which provides limited coverage (subject to deductibles) for, among other things, (i) physical loss or damage from any external cause to such vehicle and (ii) inability to locate such vehicle or the related Obligor. The VSI Insurance Policy generally provides coverage in an amount equal to the lowest of: (i) the actual cash value of such Vehicle at the time of loss or damage, plus $3,000; (ii) the cost of repair or replacement of such Vehicle; (iii) the unpaid principal balance, not more than 120 days past due, computed as of the date of loss, of the related Receivable, less interest, insurance, finance and other carrying charges; and (iv) $50,000. Accordingly, recovery under the VSI Insurance Policy may be less than the outstanding principal and interest due on the related Receivable. In the event of any such shortfall, to the extent such shortfall is not covered by credit support (as specified in the related Prospectus Supplement) Securityholders could suffer a loss on their investment.

     Delinquencies. There can be no assurance that the historical levels of delinquencies and losses experienced by the related Originator on its equipment lease portfolio will be indicative of the performance of the Contracts included in any Trust Fund or that such levels will continue in the future. Delinquencies and losses could increase significantly for various reasons, including changes in the federal income tax laws, changes in the local, regional or national economies or due to other events.

     Subordination; Limited Assets. To the extent specified in the related Prospectus Supplement, distributions of interest and principal on one Class of Securities of a series may be subordinated in priority of payment to interest and principal due on other Classes of Securities of a related series. Moreover, each Trust Fund will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the related Receivables and, to the extent provided in the related Prospectus Supplement, a Pre-Funding

Account, the related reserve account and any other credit enhancement. The Securities represent obligations solely of the related Trust or debt secured by the related Trust Fund, and will not represent a recourse obligation to other assets of the related Originator(s) or of the Depositor. No Securities of any series will be insured or guaranteed by any Originator, the Depositor, the Servicer, or the applicable Trustee. Consequently, holders of the Securities of any series must rely for repayment primarily upon payments on the Receivables and, if and to the extent available, amounts on deposit in the Pre-Funding Account, if any, the reserve account, if any, and any other credit enhancement, all as specified in the related Prospectus Supplement.

     Master Trusts. As may be described in the related Prospectus Supplement, a Master Trust may issue from time to time more than one series. While the terms of any additional series will be specified in a supplement to the related Master Trust Agreement, the provisions of such supplement and, therefore, the terms of any additional series, will not be subject to prior review by, or consent of, holders of the Securities of any series previously issued by such Master Trust. Such terms may include methods for determining applicable investor percentages and allocating collections, provisions creating different or additional security or credit enhancements and any other provisions which are made applicable only to such series. The obligation of the related Trustee to issue any new series is subject to the condition, among others, that such issuance will not result in any Rating Agency reducing or withdrawing its rating of the Securities of any outstanding series (any such reduction or withdrawal is referred to herein as a "Ratings Effect"). There can be no assurance, however, that the terms of any series might not have an impact on the timing or amount of payments received by a Securityholder of another series issued by the same Master Trust. See "Description of the Securities -- Master Trusts."

     Book-Entry Registration. Issuance of the Securities in book-entry form may reduce the liquidity of such Securities in the secondary trading market since investors may be unwilling to purchase Securities for which they cannot obtain definitive physical securities representing such Securityholders' interests, except in certain circumstances described in the related Prospectus Supplement.

     Since transactions in Securities will, in most cases, be able to be effected only through DTC, direct or indirect participants in DTC's book-entry system ("Direct Participants" or "Indirect Participants") or certain banks, the ability of a Securityholder to pledge a Security to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect to such Securities, may be limited due to lack of a physical security representing the Securities.

     Securityholders may experience some delay in their receipt of distributions of interest on and principal of the Securities since distributions may be required to be forwarded by the Trustee to DTC and, in such case, DTC will be required to credit such distributions to the accounts of its Participants which thereafter will be required to credit them to the accounts of the applicable class of Securityholders either directly or indirectly through Indirect Participants. See "Description of the Securities -- Book Entry Registration."

     Security Rating. The rating of Securities credit enhanced by a letter of credit, financial guaranty insurance policy, reserve fund, credit or liquidity facilities, cash deposits or other forms of credit enhancement (collectively "Credit Enhancement") will depend primarily on the creditworthiness of the issuer of such external Credit Enhancement device (a "Credit Enhancer"). Any reduction in the rating assigned to the claims-paying ability of the related Credit Enhancer to honor its obligations pursuant to any such Credit Enhancement below the rating initially given to the Securities would likely result in a reduction in the rating of the Securities.

     Maturity and Prepayment Considerations. Because the rate of payment of principal on the Securities will depend, among other things, on the rate of payment on the related Contracts, the rate of payment of principal on the Securities cannot be predicted. Payments on the Contracts will include scheduled payments as well as partial and full prepayments (to the extent not replaced with substitute Contracts), payments upon the liquidation of Defaulted Contracts, payments upon acquisitions by the related Originator, the related Servicer or the Depositor of Contracts from the related Trust Fund on account of a breach of certain representations and warranties in the related Trust Agreement, payments upon an optional acquisition by the related Originator, the related Servicer or the Depositor of Contracts from the related Trust Fund (any such voluntary or involuntary prepayment or other early payment of a Contract, a "Prepayment"), and residual payments. The rate of early terminations of Contracts due to Prepayments and defaults may be influenced by a variety of economic and other factors, including, among others, obsolescence, then current economic conditions and tax considerations. The risk of reinvesting distributions of the principal of the Securities will be borne by the Securityholders. The yield to maturity on Strip Securities or Securities purchased at premiums or discounts to par will be extremely sensitive to the rate of Prepayments on the related Receivables. In addition, the yield to maturity on certain other types of classes of Securities, including Strip Securities, Accrual Securities or certain other Classes in a series including more than one Class of Securities, may be relatively more sensitive to the rate of prepayment of the related Contracts than other Classes of Securities.

     The Depositor does not have available to it any statistics as to prepayment rates historically experienced in the equipment leasing industry. The rate of Prepayments of Contracts cannot be predicted and is influenced by a wide variety of economic, social, and other factors, including prevailing interest rates, the availability of alternate financing and local and regional economic conditions. Therefore, no assurance can be given as to the level of Prepayments that a Trust Fund will experience.

     Securityholders should consider, in the case of Securities purchased at a discount, the risk that a slower than anticipated rate of Prepayments on the Receivables could result in an actual yield that is less than the anticipated yield and, in the case of any Securities purchased at a premium, the risk that a faster than anticipated rate of Prepayments on the Receivables could result in an actual yield that is less than the anticipated yield.


                                 THE TRUST FUNDS

     The property of each Trust Fund will include, as specified in the related Prospectus Supplement, (i) a pool of Receivables, (ii) all moneys (including accrued interest) due thereunder on or after the applicable Cut-off Date, (iii) such amounts as from time to time may be held in one or more accounts established and maintained by the Servicer pursuant to the related Trust Agreement, as described below and in the related Prospectus Supplement, (iv) the security interests, if any, in the Vehicles relating to such pool of Receivables, (v) the right to proceeds from claims on physical damage policies, if any, covering such Vehicles or the related Obligors, as the case may be, (vi) the proceeds of any repossessed Vehicles related to such pool of Receivables,
(vii) the rights of the Depositor under the related Receivables Acquisition Agreement and (viii) interest earned on certain short-term investments held by such Trust Fund, unless the related Prospectus Supplement specifies that such earnings may be paid to the related Servicer or Originator(s). The Trust Fund will also include, if so specified in the related Prospectus Supplement, monies on deposit in a Pre-Funding Account, which will be used by the Trustee to acquire or receive a security interest in Additional Receivables from time to time during the Pre-Funding Period specified in the related Prospectus Supplement. In addition, to the extent specified in the related Prospectus Supplement, some combination of Credit Enhancements may be issued to or held by the Trustee on behalf of the related Trust Fund for the benefit of the holders of one ore more classes of Securities.

     The Receivables comprising a Trust Fund will, as specifically described in the related Prospectus Supplement, be either (i) originated by the related Originator, (ii) originated by various Manufacturers and acquired by the related Originator, (iii) originated by various Dealers and acquired by the related Originator or (iv) acquired by the related Originator from originators or owners of Receivables.

     Each Trust Fund will include Receivables with respect to which the related Contracts are "chattel paper" within the meaning of the Uniform Commercial Code, as in effect in the relevant jurisdiction, and the related Vehicles are subject to federal or state registration or titling requirements under the motor vehicle laws of such jurisdiction. No Trust Fund will include Receivables with respect to which the underlying Contracts or Vehicles relate to office equipment, aircraft, ships or boats, firearms or other weapons, railroad rolling stock or facilities such as factories, warehouses or plants subject to state laws governing the manner in which title or security interest in real property is determined or perfected.

     The  Receivables  will  be  acquired  by the  Depositor  from  the  related
Originator pursuant to a Receivables Acquisition Agreement between the Originator and the Depositor (each, a "Receivables Acquisition Agreement"). The Receivables included in each Trust Fund will be selected from those Receivables held by the Originators based on the criteria specified in the applicable Trust Agreement and described herein or in the related Prospectus Supplement.

     With respect to each series of Securities, on or prior to the Closing Date on which the Securities are delivered to Securityholders, the Depositor will form a Trust Fund by either (i) transferring the related Receivables into a Trust pursuant to a Trust Agreement between the Depositor and the Trustee or
(ii) entering into an Indenture with an Indenture Trustee, relating to the issuance of such Securities, secured by the related Receivables.

      The Receivables comprising each Trust Fund will generally have been originated by the related Originator(s) or acquired by such Originator(s) from Vendors or from other lessors in accordance with such Originator's(s') specified underwriting criteria. The underwriting criteria applicable to the Receivables included in any Trust Fund will be described in all material respects in the related Prospectus Supplement.


                                   THE ISSUERS

     With respect to each series of Securities, the Depositor will either establish a separate Trust that will issue such Securities, or the Depositor will issue such Securities, in each case pursuant to the related Trust
Agreement. For purposes of this Prospectus and the related Prospectus Supplement, the Depositor, if the Depositor issues the related Securities, or the related Trust, if a Trust issues the related Securities, shall be referred to as the "Issuer" with respect to such Securities.

     Upon the issuance of the Securities of a given series, the proceeds from such issuance will be used by the Depositor to acquire the related Receivables from the related Originator. The related Servicer will service the related Receivables pursuant to the applicable Servicing Agreement, and will be compensated for acting as the Servicer. To facilitate servicing and to minimize administrative burden and expense, the Servicers may be appointed custodians for the related Receivables by each Trustee and the Depositor, as may be set forth in the related Prospectus Supplement.

     If the protection provided to the Securityholders of a given class by the subordination of another Class of Securities of such series and by the availability of the funds in the reserve account, if any, or any other Credit Enhancement for such series is insufficient, the Issuer must rely solely on the payments from the Obligors on the related Contracts, and the proceeds from the sale of Vehicles which secure or are leased under the Defaulted Contracts. In such event, certain factors may affect such Issuer's ability to realize on the collateral securing such Contracts, and thus may reduce the proceeds to be distributed to the Securityholders of such series.


                                 THE RECEIVABLES

Receivables Pools

     Information with respect to the Receivables in each Trust Fund will be set forth in the related Prospectus Supplement, including, the identity of the related Originator(s), the related underwriting criteria and collection policies, together with, to the extent appropriate, the composition of such Receivables and the distribution of such Receivables by equipment type, payment frequency and current principal balance as of the applicable Cut-off Date.

The Contracts

     As specified in the related Prospectus Supplement, the Contracts may consist of any combination of Rule of 78s Contracts, Fixed Value Contracts or Simple Interest Contracts. Generally, Rule of 78s Contracts provide for fixed level monthly payments which will amortize the full amount of the Contract over its term. The Rule of 78s Contracts provide for allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method. Each Rule of 78s Contract provides for the payment by the Obligor of a specified total amount of payments, payable in monthly installments on the related due date, which total represents the principal amount financed and finance charges in an amount calculated on the basis of a stated APR for the term of such Contract. The rate at which such amount of finance charges is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal balance of the related Contract are calculated in accordance with the Rule of 78s. Under the Rule of 78s, the portion of each payment allocable to interest is higher during the early months of the term of a Contract and lower during later months than that under a constant yield method for allocating payments between interest and principal. Notwithstanding the foregoing, as specified in the related Prospectus Supplement, all payments received by the related Servicer on or in respect of the Rule of 78s Contracts may be allocated on an actuarial basis.

     Generally, the Fixed Value Contracts provide for monthly payments with a final fixed value payment which is greater than the scheduled monthly payments. A Fixed Value Contract provides for amortization of the loan over a series of fixed level payment monthly installments, but also requires a final fixed value payment due after payment of such monthly installments which may be satisfied by
(i) payment in full in cash of such amount, (ii) transfer of the vehicle to the related Originator provided certain conditions are satisfied or (iii) refinancing the fixed value payment in accordance with certain conditions. With respect to Fixed Value Contracts, as specified in the related Prospectus Supplement, only the principal and interest payments due prior to the final fixed value payment and not the final fixed value payment may be included in the related Trust Fund.

     Generally, the Simple Interest Contracts provide for the amortization of the amount financed under the receivable over a series of fixed level monthly payments. However, unlike the monthly payment under Rule of 78s Contracts, each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Contract, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an Obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

     If an Obligor elects to prepay a Rule of 78s Contract in full, it is entitled to a rebate of the portion of the outstanding balance then due and payable attributable to unearned finance charges. If a Simple Interest Contract is prepaid, rather than receive a rebate, the Obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a Rule of 78s Contract calculated in accordance with the Rule of 78s will always be less than had such rebate been calculated on an actuarial basis and generally will be less than the remaining scheduled payments of interest that would be due under a Simple Interest Contract for which all payments were made on schedule. Distributions to Securityholders may not be affected by Rule of 78s rebates under the Rule of 78s Contract because, as specified in the related Prospectus Supplement, such distributions may be determined using the actuarial method.

Delinquencies, Repossessions, and Net Losses

     Certain information relating to the related Originator's delinquency, repossession and net loss experience with respect to Contracts it has originated or acquired will be set forth in each Prospectus Supplement. This information may include, among other things, the experience with respect to all Contracts in such Originator's portfolio during certain specified periods, including Contracts which may not meet the criteria for selection as a Receivable for any particular Trust Fund. There can be no assurance that the delinquency, repossession and net loss experience on any Trust Fund will be comparable to the related Originator's prior experience.

Maturity and Prepayment Considerations

     As more fully described in the related Prospectus Supplement, if a Contract permits a Prepayment, such payment, together with accelerated payments resulting from defaults, will shorten the weighted average life of the related pool of Receivables and the weighted average life of the related Securities. The rate of Prepayments on the Receivables may be influenced by a variety of economic, financial and other factors. In addition, under certain circumstances, the Depositor or the related Originator will be obligated to acquire Receivables from the related Trust Fund pursuant to the applicable Trust Agreement or Receivables Acquisition Agreement as a result of breaches of representations and warranties. Any reinvestment risks resulting from a faster or slower amortization of the related Securities which results from Prepayments will be borne entirely by the related Securityholders.

     The related Prospectus Supplement will set forth certain additional information with respect to the maturity and prepayment considerations applicable to a particular pool of Receivables and the related series of Securities, together with a description of any applicable prepayment penalties.

Acquisition of Receivables From Originators

     The Receivables underlying a Series of Securities will be acquired by the Depositor, either directly or through affiliates (such as a Transferor), from the related Originator pursuant to a Receivables Acquisition Agreement between the Depositor or such affiliate and each such Originator.

     The Depositor expects that, unless otherwise specified in the related Prospectus Supplement, each Receivable so acquired will have been originated by the Originator thereof in accordance with the underwriting criteria specified in such Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, each Originator will be an institution experienced in originating and servicing equipment leases in accordance with accepted industry practices and prudent guidelines. Unless otherwise provided in the applicable Prospectus Supplement, each Originator pursuant to the related Receivables Acquisition Agreement will make certain representations and warranties to the Depositor in respect of the related Receivables; the material terms of such representations and warranties will be set forth in the related Prospectus Supplement. Unless otherwise provided in the applicable Prospectus Supplement with respect to each Series, the Depositor will assign all of its rights (except certain rights of indemnification) and interest in the related Receivables Acquisition Agreement to the related Trustee for the benefit of the Securityholders of such Series, and the Originator shall thereupon be liable to the Trustee for defective or missing documents or an uncured breach of such Originator's representations or warranties, to the extent described in the related Prospectus Supplement.

Forward Commitments; Pre-Funding

     A Trust may enter into an agreement (each, a "Forward Purchase Agreement") with the Depositor whereby the Depositor will agree to transfer Additional Receivables to such Trust following the date on which such Trust is established and the related Securities are issued. The Trust may enter into Forward Purchase Agreements to permit the acquisition of Additional Receivables that could not be delivered by the Depositor or have not formally completed the origination process, in each case, prior to the date on which the Securities of any series are delivered to Securityholders of such series (each such date, a "Closing Date"). Each Forward Purchase Agreement, if any, will require that any Receivables so transferred to a Trust conform to the requirements specified in such Forward Purchase Agreement. If a Forward Purchase Agreement is to be utilized, and unless otherwise specified in the related Prospectus Supplement, the related Trustee will be required to deposit in a Pre-Funding Account all or a portion the proceeds received by the Trustee in connection with the sale of one or more classes of Securities of the related series; the Additional Receivables will be transferred to the related Trust in exchange for money released to the Depositor from the related Pre-Funding Account. Each Forward Purchase Agreement will set a specified period during which any such transfers may occur. The Forward Purchase Agreement or the related Trust Agreement will require that, if all moneys originally deposited to such Pre-Funding Account are not so used by the end of such specified period, then any remaining moneys will be applied as a mandatory prepayment of the related class or classes of Securities, as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the specified period for the acquisition by a Trust of Additional Receivables will not exceed three months form the date such Trust is established.


                                  POOL FACTORS

     The "Pool Factor" for each Class of Securities will be a seven-digit decimal, which the Servicer will compute prior to each distribution with respect to such Class of Securities, indicating the remaining outstanding principal balance of such Class of Securities as of the applicable Payment Date, as a fraction of the initial outstanding principal balance of such Class of Securities. Each Pool Factor will be initially 1.0000000, and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable Class of Securities. A Securityholder's portion of the aggregate outstanding principal balance of the related Class of Securities is the product of (i) the original aggregate purchase price of such Securityholder's Securities and (ii) the applicable Pool Factor.

     As more specifically described in the related Prospectus Supplement with respect to each series of Securities, the related Securityholders of record will receive reports on or about each Payment Date concerning the payments received on the Receivables, the Pool Balance (as such term is defined in the related Prospectus Supplement, the "Pool Balance"), each Pool Factor and various other items of information. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law.


                                 USE OF PROCEEDS

     The proceeds from the sale of the Securities of a given series will be applied by the Depositor to the acquisition of the related Receivables from the related Originator. The Depositor expects that it will make additional sales of securities similar to the Securities from time to time, but the timing and amount of any such additional offering will be dependent upon a number of factors, including the volume of Contracts acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.


                                  THE DEPOSITOR

     Prudential Securities Secured Financing Corporation, formerly known as P-B Secured Financing Corporation (the "Depositor"), was incorporated in the State of Delaware on August 26, 1988 as a wholly-owned, limited purpose finance subsidiary of Prudential Securities Group Inc. (a wholly-owned indirect subsidiary of The Prudential Insurance Company of America). The Depositor's principal executive offices are located at 130 John Street, New York, New York 10038. Its telephone number is (212) 214-7435.

     As described herein under "The Trust Funds," the only obligations, if any, of the Depositor with respect to a Series of Securities may be pursuant to certain limited representations and warranties and limited undertakings to repurchase or substitute Receivables under certain circumstances. Unless otherwise specified in the applicable Prospectus Supplement, the Depositor will have no servicing obligations or responsibilities with respect to any Trust

Fund. The Depositor does not have, nor is it expected in the future to have, any significant assets.

     As specified in the related Prospectus Supplement the Servicer with respect to any Series of Securities may be an affiliate of the Depositor. As described under "The Trust Fund," the Depositor may acquire Receivables through or from an affiliate.

     Neither the Depositor nor Prudential Securities Group Inc. nor any of its affiliates, including The Prudential Insurance Company of America, will insure or guarantee the Certificates of any Series.


                                   THE TRUSTEE

     The Trustee for each series of Securities will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of such Trustee set forth in the related Trust Agreement.

     With respect to each series of Securities, no resignation or removal of the Trustee and no appointment of a successor Trustee shall become effective until the acceptance of appointment by the successor Trustee. The Trustee may resign for cause at any time by giving written notice thereof to the Depositor and by mailing notice of resignation by first-class mail, postage prepaid, to the Securityholders of such series at their addresses appearing on the Security Register. The Trustee may be removed at any time by written notice of the holders of Securities evidencing more than 50% of the voting rights with respect to such series, delivered to the Trustee and the Depositor, unless an alternate method is described in the related Prospectus Supplement. If the Trustee shall resign, be removed, or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Depositor shall promptly appoint a successor Trustee. If no successor Trustee shall have been so appointed by the Depositor or the Securityholders, or if no successor Trustee shall have accepted appointment within 30 days after any such resignation or removal, existence of incapability, or occurrence of such vacancy, the Trustee or any Securityholder may petition any court of competent jurisdiction for the appointment of a successor Trustee.


                          DESCRIPTION OF THE SECURITIES

General

     The Securities will be issued in series. Each series of Securities (or, in certain instances, two or more series of Securities) will be issued pursuant to a Trust Agreement. The following summaries (together with additional summaries under "The Trust Agreement" below) describe all material terms and provisions relating to the Securities common to each Trust Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Trust Agreement for the related Securities and the related Prospectus Supplement.

     All of the Securities offered pursuant to this Prospectus and the related Prospectus Supplement will be rated in one of the four highest rating categories by one or more Rating Agencies.

     The Securities will generally be styled as debt instruments, having a principal balance and a specified Interest Rate. The Securities may either represent beneficial ownership interests in the related Receivables held by the related Trust or debt secured by certain assets of the related Issuer.

     Each series or Class of Securities offered pursuant to this Prospectus may have a different Interest Rate, which may be a fixed or adjustable interest rate. The related Prospectus Supplement will specify the Interest Rate for each series or Class of Securities described therein, or the initial interest rate and the method for determining subsequent changes to the Interest Rate.

     A series may include one or more Classes of Strip Securities entitled (i) to principal distributions, with disproportionate, nominal or no interest distributions, or (ii) to interest distributions, with disproportionate, nominal or no principal distributions. In addition, a series of Securities may include two or more Classes of Securities that differ as to timing, sequential order, priority of payment, Interest Rate or amount of distribution of principal or interest or both, or as to which distributions of principal or interest or both on any Class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the related pool of Receivables. Any such series may include one or more Classes of Accrual Securities, as to which certain accrued interest will not be distributed but rather will be added to the principal balance (or nominal balance, in the case of Accrual Securities which are also Strip Securities) thereof on each Payment Date, as hereinafter defined, or in the manner described in the related Prospectus Supplement.

     If so provided in the related Prospectus Supplement, a series may include one or more other Classes of Senior Securities that are senior to one or more other Classes of Subordinate Securities in respect of certain distributions of principal and interest and allocations of losses on Receivables.

     In addition, certain Classes of Senior (or Subordinate) Securities may be senior to other Classes of Senior (or Subordinate) Securities in respect of such distributions or losses.

General Payment Terms of Securities

     As provided in the related Trust Agreement and as described in the related Prospectus Supplement, Securityholders will be entitled to receive payments on their Securities on the specified Payment Dates. Payment Dates with respect to the Securities will occur monthly, quarterly or semi--annually, as described in the related Prospectus Supplement.

     The related Prospectus Supplement will describe the Record Date preceding such Payment Date, as of which the Trustee or its paying agent will fix the identity of the Securityholders for the purpose of receiving payments on the next succeeding Payment Date. As more fully described in the related Prospectus Supplement, the Payment Date may be the fifteenth or twenty-fifth day of each month (or, in the case of quarterly-pay Securities, the fifteenth or twenty-fifth day of every third month; and in the case of semi-annual pay Securities, the fifteenth or twenty-fifth day of every sixth month) and the Record Date will be the close of business as of the last day of the calendar month that precedes the calendar month in which such Payment Date occurs.

     Each Trust Agreement will describe a Remittance Period preceding each Payment Date (for example, in the case of monthly-pay Securities, the calendar month preceding the month in which a Payment Date occurs). As more fully provided in the related Prospectus Supplement, collections received on or with respect to the related Receivables held by a Trust during a Remittance Period will be required to be remitted by the related Servicer to the related Trustee prior to the related Payment Date and will be used to fund payments to Securityholders on such Payment Date. As may be described in the related Prospectus Supplement, the related Trust Agreement may provide that all or a portion of the payments collected on or with respect to the related Receivables may be applied by the related Trustee to the acquisition of additional Receivables during a specified period (rather than be used to fund payments of principal to Securityholders during such period) with the result that the related Securities will possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities.

     In addition, and as may be described in the related Prospectus Supplement, the related Trust Agreement may provide that all or a portion of such collected payments may be retained by the Trustee (and held in certain temporary investments, including Receivables) for a specified period prior to being used to fund payments of principal to Securityholders.

     Such retention and temporary investment by the Trustee of such collected payments may be required by the related Trust Agreement for the purposes of (a) slowing the amortization rate of the related Securities relative to the rent payment schedule of the related Receivables, or (b) attempting to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued. Any such feature applicable to any Securities may terminate upon the occurrence of events to be described in the related Prospectus Supplement, resulting in distributions to the specified Securityholders and an acceleration of the amortization of such Securities.

     Neither the Securities nor the underlying Receivables will be guaranteed or insured by any governmental agency or instrumentality or the Depositor, the related Servicer, the related Originator, any Trustee or any of their respective affiliates unless specifically set forth in the related Prospectus Supplement.

     As may be described in the related Prospectus Supplement, Securities of each series covered by a particular Trust Agreement will either evidence specified beneficial ownership interest in a separate Trust Fund created pursuant to such Trust Agreement or represent debt secured by the related Trust Fund. To the extent that any Trust Fund includes certificates of interest or participations in Receivables, the related Prospectus Supplement will describe the material terms and conditions of such certificates or participations.

Master Trusts

     As may be described in the related Prospectus Supplement, each Trust Agreement may provide that, pursuant to any one or more supplements thereto, the Depositor may direct the related Trustee to issue from time to time new series subject to the conditions described below (each such issuance a "Master Trust New Issuance"). Each Master Trust New Issuance will have the effect of decreasing the Equity Interest in the related Master Trust. Under each such Master Trust Agreement, the Depositor may designate, with respect to any newly issued series: (i) its name or designation; (ii) its initial principal amount (or method for calculating such amount); (iii) its Interest Rate (or formula for the determination thereof); (iv) the Payment Dates and the date or dates from which interest shall accrue; (v) the method for allocating collections to Securityholders of such series; (vi) any bank accounts to be used by such series and the terms governing the operation of any such bank accounts; (vii) the percentage used to calculate monthly servicing fees; (viii) the provider and terms of any form of Credit Enhancement with respect thereto; (ix) the terms on which the Securities of such series may be repurchased or remarketed to other investors; (x) the number of Classes of Securities of such series, and if such series consists of more than one Class, the rights and priorities of each such Class; (xi) the extent to which the Securities of such series will be issuable in book-entry form; (xii) the priority of such series with respect to any other series; and (xiii) any other relevant terms. None of the Depositor, the related Servicer, the related Trustee or any Master Trust is required or intends to obtain the consent of any Securityholder of any outstanding series to issue any additional series.

     Each Master Trust Agreement provides that the Depositor may designate terms such that each Master Trust New Issuance has an amortization period which may have a different length and begin on a different date than such periods for any series previously issued by the related Master Trust and then outstanding. Moreover, each Master Trust New Issuance may have the benefits of Credit Enhancements issued by enhancement providers different from the providers of the Credit Enhancement, if any, with respect to any series previously issued by the related Master Trust and then outstanding. Under each Master Trust Agreement, the related Trustee shall hold any such Credit Enhancement only on behalf of the Securityholders to which such Credit Enhancement relates. The Depositor will have the option under each Master Trust Agreement to vary among series the terms upon which a series may be repurchased by the Issuer or remarketed to other investors. As more fully described in a related Prospectus Supplement, there is no limit to the number of Master Trust New Issuances that the Depositor may cause under a Master Trust Agreement. Each Master Trust will terminate only as provided in the related Master Trust Agreement. There can be no assurance that the terms of any Master Trust New Issuance might not have an impact on the timing and amount of payments received by Securityholders of another series issued by the same Master Trust.

     Under each Master Trust Agreement and pursuant to a related supplement, a Master Trust New Issuance may only occur upon the satisfaction of certain conditions provided in each such Master Trust Agreement. The obligation of the related Trustee to authenticate the Securities of any such Master Trust New Issuance and to execute and deliver the supplement to the related Master Trust Agreement is subject to the satisfaction of the following conditions: (a) on or before the fifth business day immediately preceding the date upon which the Master Trust New Issuance is to occur, the Depositor shall have given the related Trustee, the related Servicer, the Rating Agency and certain related providers of Credit Enhancement, if any, written notice of such Master Trust New Issuance and the date upon which the Master Trust New Issuance is to occur; (b) the Depositor shall have delivered to the related Trustee a supplement to the related Master Trust Agreement, in form satisfactory to such Trustee, executed by each party to the related Master Trust Agreement other than such Trustee; (c) the Depositor shall have delivered to the related Trustee any related Credit Enhancement agreement; (d) the related Trustee shall have received confirmation from the Rating Agency that such Master Trust New Issuance will not result in any Rating Agency reducing or withdrawing its rating with respect to any other series or Class of such Trust (any such reduction or withdrawal is referred to herein as a "Ratings Effect"); (e) the Depositor shall have delivered to the related Trustee, the Rating Agency and certain providers of Credit Enhancement, if any, an opinion of counsel acceptable to the related Trustee that for federal income tax purposes (i) following such Master Trust New Issuance the related Master Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation, (ii) such Master Trust New Issuance will not affect the tax characterization as debt of Securities of any outstanding series or Class issued by such Master Trust that were characterized as debt at the time of their issuance and (iii) such Master Trust New Issuance will not cause or constitute an event in which gain or loss would be recognized by any Securityholders or the related Master Trust; and (f) any other conditions specified in any supplement. Upon satisfaction of the above conditions, the related Trustee shall execute the supplement to the related Master Trust Agreement and issue the Securities of such new series.

Book-Entry Registration

     As may be described in the related Prospectus Supplement, Securityholders of a given series may hold their Securities through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

     Cede, as nominee for DTC, will hold the global Securities in respect of a given series. CEDEL and Euroclear will hold omnibus positions on behalf of the CEDEL Participants (as defined below) and the Euroclear Participants (as defined below) (collectively, the "Participants"), respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of notes or certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearingsystem by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

     The Securityholders of a given series that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities of such series may do so only through Participants and Indirect Participants. In addition, Securityholders of a given series will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, Securityholders of a given series may experience some delay in their receipt of payments, since such payments will be forwarded by the applicable Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or such Securityholders. It is anticipated that the only "Securityholder" in respect of any series will be Cede, as nominee of DTC. Securityholder of a given series will not be recognized as Securityholders of such series, and such Securityholders will be permitted to exercise the rights of Securityholders of such series only indirectly through DTC and its Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Securities of a given series among Participants on whose behalf it acts with respect to such Securities and to receive and transmit distributions of principal of, and interest on, such Securities. Participants and Indirect Participants with which the Securityholders of a given series have accounts with respect to such Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders of such series. Accordingly, although such Securityholders will not possess Securities, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder of a given series to pledge Securities of such series to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Securities, may be limited due to the lack of a physical certificate for such Securities.

     DTC will advise the Trustee in respect of each Series that it will take any action permitted to be taken by a Securityholder of the related series only at the direction of one or more Participants to whose accounts with DTC the Securities of such series are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 28 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office, under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the "Euroclear Operator" (as defined below), and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The "Euroclear Operator" is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of relationship with persons holding through Euroclear Participants.

     Except as required by law, the Trustee in respect of a series will not have any liability for any aspect of the records relating to or payments made or account of beneficial ownership interests of the related Securities held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Definitive Notes

     As may be described in the related Prospectus Supplement, the Securities will be issued in fully registered, certificated form ("Definitive Securities") to the Securityholders of a given series or their nominees, rather than to DTC or its nominee, only if (i) the Trustee in respect of the related series advises in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Securities and such Trustee is unable to locate a qualified successor, (ii) such Trustee, at its option, elects to terminate the book-entry-system through DTC or (iii) after the occurrence of an "Event of Default" under the related Indenture or a default by the Servicer under the related Trust Agreements, Securityholders representing at least a majority of the outstanding principal amount of such Securities advise the applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in such Securityholders' best interest.

     Upon the occurrence of any event described in the immediately preceding paragraph, the applicable Trustee will be required to notify all such Securityholders through Participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing such Securities and receipt of instructions for re-registration, the applicable Trustee will reissue such Securities as Definitive Securities to such Securityholders.

     Distributions of principal of, and interest on, such Securities will thereafter be made by the applicable Trustee in accordance with the procedures set forth in the related Indenture or Trust Agreement directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable Record Date specified for such Securities in the related Prospectus Supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the applicable Trustee. The final payment on any such Security, however, will be made only upon presentation and surrender of such Security at the office or agency specified in the notice of final distribution to the applicable Securityholders.

     Definitive Securities in respect of a given series of Securities will be transferable and exchangeable at the offices of the applicable Trustee or of a certificate registrar named in a notice delivered to holders of such Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Reports to Securityholders

     With respect to each series of Securities, on or prior to each Payment Date for such series, the related Servicer or the related Trustee will forward or cause to be forwarded to each holder of record of such class of Securities a statement or statements with respect to the related Trust Fund setting forth the information specifically described in the related Trust Agreement which generally will include the following information:

          (i) the amount of the distribution with respect to each class of Securities;

         (ii) the amount of such distribution allocable to principal;

        (iii) the amount of such distribution allocable to interest;

         (iv) the Pool Balance, if applicable, as of the close of business on the last day of the related Remittance Period;

          (v) the aggregate outstanding principal balance and the Pool Factor for each Class of Securities after giving effect to all payments reported under (ii) above on such Payment Date;

         (vi) the amount paid to the Servicer, if any, with respect to the related Remittance Period;

        (vii) the amount of the aggregate purchase amounts for Receivables that have been reacquired, if any, for such Remittance Period; and

          (viii) the amount of coverage under any letter of credit, financial guaranty insurance policy, reserve account or other form of credit enhancement covering default risk as of the close of business on the applicable Payment Date and a description of any Credit Enhancement substituted therefor.

     Each amount set forth pursuant to subclauses (i), (ii), (iii) and (v) with respect to the Securities of any series will be expressed as a dollar amount per $1,000 of the initial principal balance of such Securities, as applicable.

     Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the applicable Trustee will provide to the Securityholders a statement containing the amounts described in (ii) and (iii) above for that calendar year and any other information required by applicable tax laws, for the purpose of the Securityholders' preparation of federal income tax returns.


                       DESCRIPTION OF THE TRUST AGREEMENTS

     The following summary describes certain terms of each Trust Agreement pursuant to which a Trust Fund will be created and the related Securities in respect of such Trust Fund will be issued. For purposes of this Prospectus, the term "Trust Agreement" as used with respect to a Trust means, collectively, and except as otherwise specified, any and all agreements relating to the establishment of the related Trust, the servicing of the related Receivables and the issuance of the related Securities, including without limitation the Indenture, (i.e. pursuant to which any Notes shall be issued). Forms of the Trust Agreement have been filed as exhibits to the Registration Statement of which the Prospectus forms a part. The summary does not purport to be complete. It is qualified in its entirety by reference to the provisions of the Trust Agreements.

Acquisition of the Receivables Pursuant to a Receivables Acquisition Agreement

     On the Closing Date specified with respect to any given series of Securities, the Depositor will acquire the related Receivables from the related Originator pursuant to a Receivables Acquisition Agreement. The Depositor will either transfer such Receivables to a Trust pursuant to a Pooling Agreement, or will pledge the Depositor's right, title and interests in and to such Receivables to a Trustee on behalf of Securityholders pursuant to an Indenture. The rights and benefits of the Depositor under such Receivables Acquisition Agreement will be assigned to the Trustee on behalf of Securityholders as collateral for the Securities of the related series issued by a Trust or pursuant to an Indenture. The obligations of the Depositor and the related Servicer under such Trust Agreements include those specified below and in the related Prospectus Supplement.

     As more fully described in the related Prospectus Supplement, the Depositor and/or the related Originator will be obligated to acquire from the related Trust Fund its interest in any Receivable transferred to a Trust or pledged to a Trustee on behalf of Securityholders if the interest of the Securityholders therein is materially adversely affected by a breach of any representation or warranty made by the Depositor or the related Originator with respect to such Receivable, which breach has not been cured following the discovery by or notice to the Depositor of the breach. To the extent that the Depositor so acquires any Receivables, the related Originator will be obligated to acquire such Receivables from the Depositor pursuant to the related Receivables Acquisition Agreement contemporaneously with the Depositor's acquisition of its interest in such Receivables from the applicable Trust Fund. The obligation of the Depositor to acquire any such Receivables with respect to which an Originator has breached a representation or warranty is subject to such Originator's acquisition of such Receivables from the Depositor. In addition, if so specified in the related Prospectus Supplement, the Depositor may from time to time reacquire certain Receivables or substitute other Receivables for such Receivable held by a Trust Fund subject to specified conditions set forth in the related Trust Agreement and Receivables Acquisition Agreement.

Accounts

     With respect to each series of Securities issued by a Trust, the related Servicer will establish and maintain with the applicable Trustee one or more accounts, in the name of such Trustee on behalf of the related Securityholders, into which all payments made on or with respect to the related Receivables will be deposited (the "Collection Account"). The Servicer will also establish and maintain with such Trustee separate accounts, in the name of such Trustee on behalf of such Securityholders, in which amounts released from the Collection Account and the reserve account or other Credit Enhancement, if any, for distribution to such Securityholders will be deposited and from which distributions to such Securityholders will be made (the "Distribution Account").

     Any other accounts to be established with respect to a Trust, including any reserve account, will be described in the related Prospectus Supplement.

     For any series of Securities, funds in the Collection Account, the Distribution Account, any reserve account and other accounts identified as such in the related Prospectus Supplement (collectively, the "Trust Accounts") shall be invested as provided in the related Trust Agreement in Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to the Rating Agencies as being consistent with the rating of such Securities. Subject to certain conditions, Eligible Investments may include securities issued by the Depositor, the related Originator, the related Servicer or their respective affiliates or other trusts created by the Depositor or its affiliates. Except as described below or in the related Prospectus Supplement, Eligible Investments are limited to obligations or securities that mature not later than the business day immediately preceding the related Payment Date. However, subject to certain conditions, funds in the reserve account may be invested in securities that will not mature prior to the date of the next distribution and will not be sold to meet any shortfalls. Thus, the amount of cash in any reserve account at any time may be less than the balance of such reserve account. If the amount required to be withdrawn from any reserve account to cover shortfalls in collections on the related Receivables exceeds the amount of cash in such reserve account a temporary shortfall in the amounts distributed to the related Securityholders could result, which could, in turn, increase the average life of the Securities of such series. Except as otherwise specified in the related Prospectus Supplement, investment earnings on funds deposited in the applicable Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), shall be deposited in the applicable Collection Account on each Payment Date and shall be treated as collections of interest on the related Receivables.

     The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution has a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. "Eligible Institution" means, with respect to a Trust, (a) the corporate trust department of the related Indenture Trustee or the related Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which (i) (A) has either
(w) a long-term unsecured debt rating acceptable to the Rating Agencies or (x) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies or (B) the parent corporation of which has either (y) a long-term unsecured debt rating acceptable to the Rating Agencies or (z) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.

     To the extent that an Originator's or a Servicer's unsecured debt ratings are acceptable to the Rating Agencies, amounts deposited to any Trust Account may be commingled with Originator's or Servicer's general account moneys. Any rights to so commingle moneys will be described in the related Prospectus Supplement.

The Servicer

     The Servicer under each Trust Agreement will be named in the related Prospectus Supplement. The entity serving as Servicer may be an affiliate of the Depositor and may have other business relationships with the Depositor or the Depositor's affiliates. The Servicer with respect to each Series will service the Receivables contained in the Trust Fund for such Series. Any Servicer may delegate its servicing responsibilities to one or more sub-servicers, but will not be relieved of its liabilities with respect thereto.

     Each Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Trust Agreement. An uncured breach of such a representation or warranty that in any respect materially and adversely affects the interests of the Securityholders will constitute a Servicer Default by such Servicer under the related Trust Agreement.

Servicing Procedures

     Each Trust Agreement will provide that the related Servicer will make reasonable efforts to collect all payments due with respect to the Receivables held in the related Trust Fund and, in a manner consistent with the related Trust Agreement, will continue such collection procedures as such Servicer follows with respect to the particular type of Receivable in the particular pool it services for itself and others. Consistent with its normal procedures, the Servicer may, in its discretion and on a case-by-case basis, arrange with the Obligor on a Receivable to extend or modify the payment schedule. Some of such arrangements (including, without limitation any extension of the payment schedule beyond the final scheduled Payment Date for the related Securities may result in the Servicer acquiring such Receivable if such Contract becomes a Defaulted Contract. The Servicer may sell the Equipment securing the respective Defaulted Contract, if any, at a public or private sale, or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables".

     The material aspects of any particular Servicer's collections procedures will be set forth in the related Prospectus Supplement.

Payments on Receivables

     With respect to each series of Securities, the related Servicer will deposit all payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected within two (2) business days of receipt thereof in the related collection facility, such as a lock-box account or collection account. Moneys deposited in such collection facility for a Trust Fund may be commingled with funds from other sources. As specified in the related Prospectus Supplement, the related Servicer will be required to deposit payments on the related Receivables (from whatever source) collected during each collection period (each, a "Collection Period") into the related Collection Account on a specified day each month. Pending deposit into the related Collection Account, collections in such collection facility may be invested by the related Servicer at its own risk and for its own benefit, and will not be segregated from funds of the related Servicer.

Servicing Compensation

     As may be described in the related Prospectus Supplement with respect to any series of securities issued by a Trust, the related Servicer will be entitled to receive a servicing fee for each Collection Period (the "Servicing Fee") in an amount equal to a specified percentage per annum (as set forth in the related Prospectus Supplement, the "Servicing Fee Rate") of the value of the assets held in the related Trust Fund, generally as of the first day of such Collection Period. Each Prospectus Supplement and Servicing Agreement will specify the priority of distributions with respect to the Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates), such Servicing Fee may be paid prior to any distribution to the related Securityholders.

     Each Servicer will also collect and retain any late fees, the penalty portion of interest paid on past due amounts and other administrative fees or similar charges allowed by applicable law with respect to the Receivables, and will be entitled to reimbursement from each Trust for certain liabilities. Payments by or on behalf of Obligors will be allocated to scheduled payments and late fees and other charges in accordance with such Servicer's normal practices and procedures.

     The Servicing Fee will compensate the related Servicer for performing the functions of a third party servicer of similar types of receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the related Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, paying costs of collection and disposition of defaults, and policing the collateral. The Servicing Fee also will compensate the related Servicer for administering the related Receivables, accounting for collections and furnishing statements to the applicable Trustee and the applicable Indenture Trustee, if any, with respect to distributions. The Servicing Fee also will reimburse the related Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Receivables.

Distributions

     With respect to each series of Securities, beginning on the Payment Date specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each Class of such Securities entitled thereto will be made by the applicable Indenture Trustee to the Noteholders and by the applicable Trustee to the Certificateholders of such series. The timing, calculation, allocation, order, source, priorities of and requirements for each class of Noteholders and all distributions to each class of Certificateholders of such series will be set forth in the related Prospectus Supplement.

     With respect to each series of Securities, on each Payment Date collections on the related Receivables will be transferred from the Collection Account to the Distribution Account for distribution to Securityholders, respectively, to the extent provided in the related Prospectus Supplement. Credit Enhancement, such as a reserve account, may be available to cover any shortfalls in the amount available for distribution on such date, to the extent specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, and unless otherwise specified therein, distributions in respect of principal of a Class of Securities of a given series will be subordinate to distributions in respect of interest on such Class, and distributions in respect of the Certificates of such series may be subordinate to payments in respect of the Notes of such series.

Credit and Cash Flow Enhancements

     The amounts and types of Credit Enhancement arrangements, if any, and the provider thereof, if applicable, with respect to each class of Securities of a given series will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit enhancement may be in the form of a Policy, subordination of one or more Classes of Securities, reserve accounts, overcollateralization, letters of credit, credit or liquidity facilities, third party payments or other support, surety bonds, guaranteed cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, Credit Enhancement for a Class of Securities may cover one or more other Classes of Securities of the same series, and Credit Enhancement for a series of Securities may cover one or more other series of Securities.

     The presence of Credit Enhancement for the benefit of any Class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders or such Class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. As more specifically provided in the related Prospectus Supplement, the credit enhancement for a Class or series of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any Credit Enhancement or which are not covered by any Credit Enhancement, Securityholders of any Class or series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of Credit Enhancement covers more than one series of Securities, Securityholders of any such series will be subject to the risk that such Credit Enhancement will be exhausted by the claims of Securityholders of other series.

Statements to Indenture Trustees and Trustees

     Prior to each Payment Date with respect to each series of Securities, the related Servicer will provide to the applicable Indenture Trustee and/or the applicable Trustee and Credit Enhancer as of the close of business on the last day of the preceding related Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of such series described under "Description of the Securities--Reports to Securityholders".

Evidence as to Compliance

     Each Trust Agreement will provide that a firm of independent public accountants will furnish to the related Trust and/or the applicable Indenture Trustee and Credit Enhancer, annually, a statement as to compliance by the related Servicer during the preceding twelve months (or, in the case of the first such certificate, the period from the applicable Closing Date) with certain standards relating to the servicing of the Receivables.

     Each Trust Agreement will also provide for delivery to the related Trust and/or the applicable Indenture Trustee of a certificate signed by an officer of the related Servicer stating that such Servicer either has fulfilled its obligations under such Trust Agreement in all material respects throughout the preceding 12 months (or, in the case of the first such certificate, the period from the applicable Closing Date) or, if there has been a default in the fulfillment of any such obligation in any material respect, describing each such default. Each Servicer also will agree to give each Indenture Trustee and each Trustee notice of certain "Servicer Defaults" (as defined below) under the related Trust Agreement.

     Copies  of  such   statements   and   certificates   may  be   obtained  by
Securityholders by a request in writing addressed to the applicable Indenture Trustee or the applicable Trustee.

Certain Matters Regarding the Servicers

     Each Trust Agreement will provide that the related Servicer may not resign from its obligations and duties as Servicer thereunder, except upon determination that the performance by such Servicer of such duties is no longer permissible under applicable law. No such resignation will become effective until the related Trustee or a successor servicer has assumed such Servicer's servicing obligations and duties under the Trust Agreement.

     Except as otherwise provided in the related Prospectus Supplement, each Trust Agreement will further provide that neither the related Servicer nor any of its respective directors, officers, employees, or agents shall be under any liability to the related Issuer or the related Securityholders for taking any action or for refraining from taking any action pursuant to such Trust Agreement, or for errors in judgment; provided, however, that neither such Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, such Trust Agreement will provide that the related Servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under such Trust Agreement and that, in its opinion, may cause it to incur any expense or liability.

     Under the circumstances specified in any such Trust Agreement, any entity into which the related Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which such Servicer is a party, or any entity succeeding to the business of the Servicer or, with respect to its obligations as Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of such Servicer, will be the successor to such Servicer under such Trust Agreement.

Servicer Default

     Except as otherwise provided in the related Prospectus Supplement, "Servicer Default" under a Trust Agreement will include (i) any failure by the related Servicer to deliver to the applicable Trustee for deposit in any of the related Trust Accounts any required payment or to direct such Trustee to make any required distributions therefrom, which failure continues unremedied for greater than three (3) Business Days after written notice from such Trustee is received by such Servicer or after discovery by such Servicer; (ii) any failure by such Servicer or the related Originator, as the case may be, duly to observe or perform in any material respect any other covenant or agreement in such Trust Agreement, which failure materially and adversely affects the rights of the related Securityholders and which continues unremedied for greater than ninety
(90) days after the giving of written notice of such failure (1) to such Servicer or the related Originator, as the case may be, by the applicable Trustee or (2) to the Servicer or the related Originator, as the case may be, and to the applicable Trustee by holders of the related Securities, as applicable, evidencing not less than 25% of the voting rights of such outstanding Securities; and (iii) any Insolvency Event. An "Insolvency Event" shall mean financial insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the Servicer or the related Originator and certain actions by the Servicer or the related Originator indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations.

Rights upon Servicer Default

     As more fully described in the related Prospectus Supplement, as long as a Servicer Default under a Trust Agreement remains unremedied, the applicable Trustee, Credit Enhancer or holders of Securities of the related series evidencing not less than 25% of the voting rights of such then outstanding Securities may terminate all the rights and obligations of the Servicer, if any, under such Trust Agreement, whereupon a successor servicer appointed by such Trustee or such Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Trust Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such bankruptcy trustee or official may have the power to prevent the applicable Trustee or such Securityholders from effecting a transfer of servicing. In the event that the Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $25,000,000 and whose regular business includes the servicing of a similar type of receivables. Such Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation payable to the Servicer under the related Trust Agreement.

Waiver of Past Defaults

     With respect to each Trust Fund, unless otherwise provided in the related Prospectus Supplement and subject to the approval of any Credit Enhancer, the holders of Notes evidencing at least a majority of the voting rights of such then outstanding Securities may, on behalf of all Securityholders of the related Securities, waive any default by the Servicer, or by the related Originator, in the performance of its obligations under the related Trust Agreement and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with such Trust Agreement. No such waiver shall impair the Securityholders' rights with respect to subsequent defaults.

Amendment

     As more fully described in the related Prospectus Supplement, each of the Trust Agreements may be amended by the parties thereto, without the consent of the related Securityholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Trust Agreements or of modifying in any manner the rights of such Securityholders; provided that such action will not, in the opinion of counsel satisfactory to the applicable Trustee, materially and adversely affect the interests of any such Securityholder and subject to the approval of any Credit Enhancer. As may be describe in the related Prospectus Supplement, the Trust Agreements may also be amended by the Depositor, the Servicer, and the applicable Trustee with the consent of the holders of Securities evidencing at least a majority of the voting rights of such then outstanding Securities for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Trust Agreements or of modifying in any manner the rights of such Securityholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of such Securityholders or (ii) reduce the aforesaid percentage of the Securities of such series which are required to consent to any such amendment, without the consent of the Securityholders of such series.

Insolvency Event

     As described in the related Prospectus Supplement, if an Insolvency Event occurs with respect to a Debtor relating to the applicable Trust Fund, the related Trust will terminate, and the Receivables held in the related Trust Fund will be liquidated and each such Trust will be terminated 90 days after the date of such Insolvency Event, unless, before the end of such 90-day period, the Trustee of such Trust shall have received written instructions from each of the related Securityholders (other than the Depositor) and/or Credit Enhancer to the effect that such party disapproves of the liquidation of such Receivables. Promptly after the occurrence of any Insolvency Event with respect to a Debtor, notice thereof is required to be given to such Securityholders and/or Credit Enhancer; provided, however, that any failure to give such required notice will not prevent or delay termination of any Trust. Upon termination of any Trust, the applicable Trustee shall direct that the assets of such Trust be promptly sold (other than the related Trust Accounts) in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of such Receivables will be treated as collections on such Receivables and deposited in the related Collection Account. If the proceeds from the liquidation of such Receivables and any amounts on deposit in the Reserve Account, if any, and the related Distribution Account are not sufficient to pay the Securities of the related series in full, and no additional Credit Enhancement is available, the amount of principal returned to Securityholders will be reduced and some or all of such Securityholders will incur a loss.

     Each Trust Agreement will provide that the applicable Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to any related Trust without the unanimous prior approval of all Certificateholders (including the Depositor, if applicable) of such Trust and the delivery to such Trustee by each such Certificateholder of a certificate certifying that such Certificateholder reasonably believes that such Trust is insolvent.

Termination

     With respect to each Trust, the obligations of the related Servicer, the related Originator(s), the Depositor and the applicable Trustee pursuant to the related Trust Agreement will terminate upon the earlier to occur of (i) the maturity or other liquidation of the last related Receivable and the disposition of any amounts received upon liquidation of any such remaining Receivables and
(ii) the payment to Securityholders of the related series of all amounts required to be paid to them pursuant to such Trust Agreement. As more fully described in the related Prospectus Supplement, in order to avoid excessive administrative expense, the related Servicer will be permitted in respect of the applicable Trust Fund, unless otherwise specified in the related Prospectus Supplement, at its option to purchase from such Trust Fund, as of the end of any Collection Period immediately preceding a Payment Date, if the Discounted Contract Balance of the related Contracts is less than a specified percentage (set forth in the related Prospectus Supplement) of the initial Pool Balance in respect of such Trust Fund, all such remaining Receivables at a price equal to the aggregate of the Purchase Amounts thereof as of the end of such Collection Period. The related Securities will be redeemed following such purchase.

     If and to the extent provided in the related Prospectus Supplement with respect to a Trust Fund, the applicable Trustee will, within ten days following a Payment Date as of which the Pool Balance is equal to or less than the percentage of the initial Pool Balance specified in the related Prospectus Supplement, solicit bids for the purchase of the Receivables remaining in such Trust, in the manner and subject to the terms and conditions set forth in such

Prospectus Supplement. If such Trustee receives satisfactory bids as described in such Prospectus Supplement, then the Receivables remaining in such Trust Fund will be sold to the highest bidder.

     As more fully described in the related Prospectus Supplement, any outstanding Notes of the related series will be redeemed concurrently with either of the events specified above and the subsequent distribution to the related Certificateholders of all amounts required to be distributed to them pursuant to the applicable Trust Agreement may effect the prepayment of the Certificates of such series.


                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

General

     The transfer of the Receivables by the related Originators to the Depositor pursuant to each Receivables Acquisition Agreement and then by the Depositor to the Trustee pursuant to the related Trust Agreement, the perfection of the Trustee's interests in the Receivables and the enforcement of rights to realize on the Contracts and on the Vehicles are subject to a number of federal and state laws, including the UCC as in effect in various states and the vehicle registration or motor vehicle certificate of title laws, as in effect in various states. As specified in each Prospectus Supplement, the related Servicer will take such action as is required to perfect the rights of the Trustee in the Receivables. If, through inadvertence or otherwise, a third party were to purchase (including the taking of a security interest in) a Contract for new value in the ordinary course of its business, without actual knowledge of the Trust's interest, and take possession of a Receivable, the purchaser would acquire an interest in such Receivable superior to the interest of the Trust. As further specified in each Prospectus Supplement, no action will be taken to perfect the rights of the Trustee in proceeds of the VSI Insurance Policy or of any other insurance policies covering individual Vehicles or Obligors. Therefore, the rights of a third party with an interest in such proceeds could prevail against the rights of the Trust prior to the time such proceeds are deposited by the related Servicer into a Trust Account.

The Trustee's Interest in the Leased Vehicles

     Titling Requirements

     In connection with the establishment of each Trust, the related Servicer and/or Originator will be required (to the extent not done previously) to deliver to the appropriate motor vehicle agency office in the related states duly completed and executed applications for (a) transfer of the certificates of title to the related Leased Vehicles from the related Originator (unless the Originator itself is a Finance Subsidiary) to either a Finance Subsidiary of the Originator or to the related Trust, (b) release of any prior liens recorded on such certificates of title and (c) in the event that the Leased Vehicles are titled in the name of a Finance Subsidiary and not the Trust, a notation of lien in favor of the related Trustee on such certificates of title, except, to the extent described in the related Prospectus Supplement, that the laws of any particular state do not require such a lien notation to be made to perfect the Trustee's security interest. Various liens and interests could be imposed upon or all part of the related Trust Fund that, by operation of law, would take priority over the Trustee's interest thereon, however perfected. Such liens include tax liens arising against the Originator, the Finance Subsidiary or the Issuer, mechanic's, repairman's, garagemen's and motor vehicle accident liens and certain liens for personal property taxes, in each case arising with respect to a particular Leased Vehicle, and liens arising under various state and federal criminal statutes. See "Certain Legal Aspects of the Receivables."

     Perfection of Security Interests in Leased Vehicles

     In the event that the Leased Vehicles are not re-titled in the name of the related Trust, the related Trustee will receive a security interest in such Leased Vehicles.

     A security interest in a motor vehicle registered in most states may be perfected against creditors and subsequent purchasers without notice for valuable consideration only by one or more of the following: depositing with the related Department of Motor Vehicles or analogous state office a properly endorsed certificate of title for the vehicle showing the secured party as legal owner or lienholder thereon, or filing a sworn notation of lien with the related Department of Motor Vehicles or analogous state office and noting such lien on the certificate of title, or, if the vehicle has not been previously registered, filing an application in usual form for an original registration together with an application for registration of the secured party as legal owner or lienholder, as the case may be. However, under the laws of most states, a transferee of a security interest in a motor vehicle is not required to reapply to the related Department of Motor Vehicles or analogous state office for a transfer of registration when the security interest is sold or when the interest of the transferee arises from the transfer of a security interest by the lienholder to secure payment or performance of an obligation.

     Although re-registration of the vehicle is not necessary to convey a perfected security interest in the Vehicles to the Trustee, the Trustee's security interest could be defeated through fraud, negligence, forgery or administrative error since it may not be listed as legal owner or lienholder on the certificates of title to the Vehicles. However, in the absence of fraud, negligence, forgery or administrative error, the notation of the related Originator's lien on the certificates of title will be sufficient to protect the Trust against the rights of subsequent purchasers of a Vehicle or subsequent creditors who take a security interest in a Vehicle. In each Receivables Acquisition Agreement, the related Originators will represent and warrant, and in the related Trust Agreement, the Depositor will represent and warrant that it has, or has taken all action necessary to obtain, a perfected security interest in each Vehicle. If there are any Vehicles as to which the related Originator failed to obtain a first priority perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of such Vehicles and holders of first priority perfected security interests therein. Such a failure, however, would constitute a breach of the related Originator's representations and warranties under the related Receivables Acquisition Agreement and the Depositor's representations and warranties under the related Trust Agreement. Accordingly, pursuant to the related Trust Agreement, the Depositor would be required to repurchase the related Receivables from the Trustee and, pursuant to the related Receivables Acquisition Agreement, the related Originators would be required to repurchase such Receivables from the Depositor, in each case unless the breach were cured.

     Continuity of Perfection

     Under the laws of most states, a perfected security interest in a motor vehicle continues for four months after the vehicle is moved to a new state from the one in which it is initially registered and thereafter until the owner re-registers such motor vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. In those states that require a secured party to hold possession of the certificate of title to maintain perfection of the security interest, the secured party would learn of the reregistration through the request from the Obligor under the related installment sale contract to surrender possession of the certificate of title to assist in such re-registration. In the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not requiring possession by the secured party (such as Texas), the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to reperfect its security interest in the vehicle in the state of relocation. However, these procedural safeguards will not protect the secured party if, through fraud, forgery or administrative error, the debtor somehow procures a new certificate of title that does not list the secured party's lien. Additionally, in states that do not require surrender of a certificate of title for re-registration of a vehicle, re-registration could defeat perfection. In each of the Trust Agreements, the related Servicer will be required to take steps to effect re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an Obligor sells a Vehicle, the related Servicer will have an opportunity to require satisfaction of the related Receivable before release of the lien, either because the related Servicer will be required to surrender possession of the certificate of title in connection with the sale, or because the related Servicer will receive notice as a result of its lien noted thereon. Pursuant to the related Trust Agreement, the related Servicer will hold the certificates of title for the related Vehicles as custodian for the Trustee. Under the related

Trust Agreement, the related Servicer will be obligated to take appropriate steps, at its own expense, to maintain perfected security interests in the Vehicles.

     Priority of Certain Liens Arising by Operation of Law

     Under the laws of most states, certain statutory liens such as mechanics', repairmen's and garagemen's liens for repairs performed on a motor vehicle, motor vehicle accident liens, towing and storage liens, liens arising under various state and federal criminal statutes and liens for unpaid taxes take priority over even a first priority perfected security interest in such vehicle by operation of law. The UCC also grants priority to certain federal tax liens over the lien of a secured party. The laws of most states and federal law permit the confiscation of motor vehicles by governmental authorities under certain circumstances if used in or acquired with the proceeds of unlawful activities, which may result in the loss of a secured party's perfected security interest in a confiscated vehicle. The related Originators will represent and warrant to the Depositor in the related Receivables Acquisition Agreement and the Depositor will represent and warrant to the Trustee in the related Trust Agreement that, as of the related Closing Date, each security interest in a Vehicle shall be a valid, subsisting and enforceable first priority security interest in such Vehicle. However, liens for repairs or taxes superior to the security interest of the Trustee in any such Vehicle, or the confiscation of such Vehicle, could arise at any time during the term of a Receivable. No notice will be given to the Trustee or any Securityholder in the event such a lien or confiscation arises and any such lien or confiscation arising after the related Closing Date would not give rise to the related Originator's repurchase obligation under the related Receivables Acquisition Agreement or the Depositor's repurchase obligation under the related Trust Agreement.

     The Trustee's Interests in the Contracts

     The Contracts that comprise a portion of the Receivables will be "chattel paper" as defined in the Uniform Commercial Code. Pursuant to the UCC for most purposes, a sale of chattel paper is treated in a manner similar to a transaction creating a security interest in chattel paper. The Depositor, the related Servicer and/or the related Originator(s) will cause the filing of appropriate UCC-1 financing statements to be made with the appropriate governmental authorities. Under the Trust Agreement, the related Servicer will be obligated from time to time to take such actions as are necessary to protect and perfect the Trust's or the Trustee's interests in the Contracts and their proceeds, which will generally consist of filing UCC filing statements by or on behalf of (i) __________ as seller and "debtor" in favor of the Issuer as buyer and "secured party" to perfect the sale of the Contracts under the UCC and (ii) by the Issuer as "debtor" in favor of the Trustee (on behalf of the Securityholders) as the "secured party", in each case with respect to the perfection of a security interest in the Contracts and __________ rights the transfer of which is perfected pursuant to the UCC. In addition, the related Servicer will cause the original of each Contract to be stamped to indicate the security interest of the Trustee therein in order to give notice to third parties of such security interest and thereby to prevent any sale or other transfer of an interest in the Contracts to a third party without knowledge or actual notice of the security interest.

     The Trustee's security interest in the Contracts could be subordinate to the interest of certain other parties who take possession of the Contracts before the stamping described above has been completed. Specifically, until the stamping process is completed, the Trustee's security interest in a Contract could be subordinate to the rights of a purchaser of such Contract who takes possession thereof without knowledge or actual notice of the Trustee's security interest.

     In most states the Trustee's perfected security interest in the Contracts will be unaffected by any change of location of any lessee, since, under the UCC as in effect in most states, this security interest will be perfected by the filing of a UCC-1 financing statement in the jurisdiction in which the chief executive office of the "debtor" (in this case, the Issuer) is located, not the location of any lessee.

Repossession

     In the event of default by an Obligor, the holder of the related retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. The UCC remedies of a secured party include the right to repossession by self-help means, unless such means would constitute a breach of the peace. Unless a vehicle is voluntarily surrendered, self-help repossession is accomplished simply by taking possession of the related financed vehicle. In cases where the Obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order is obtained from the appropriate state court, and the vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the debtor of the default and the intent to repossess the collateral and give the debtor a time period within which to cure the default prior to repossession. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace (although in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the Obligor to receive prior notice).

Notice of Sale; Redemption Rights

     The UCC and other state laws require a secured party to provide the Obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles in certain circumstances and/or various substantive timing and content requirements on such notices. In most states, under certain circumstances after a financed vehicle has been repossessed, the Obligor may redeem the collateral by paying the delinquent installments and other amounts due. The Obligor has the right to redeem the collateral prior to actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party the unpaid principal balance of the obligation, accrued interest thereon, reasonable expenses for repossessing, holding, and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees and legal expenses or in some other states, by payment of delinquent installments on the unpaid principal balance of the related obligation.

Deficiency Judgments and Excess Proceeds

     The proceeds of resale of the Vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. In many instances, the remaining principal amount of such indebtedness will exceed such proceeds. Under the UCC and laws applicable in some states, a creditor is entitled to bring an action to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of a motor vehicle securing such debtor's loan; however, in some states, a creditor may not seek a deficiency judgment from a debtor whose financed vehicle had an initial cash sales price below some requisite dollar amount. Some states, impose prohibitions or limitations or notice requirements on actions for deficiency judgments. In addition to the notice requirement described above, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable". Generally, courts have held that when a sale is not "commercially reasonable", the secured party loses its right to a deficiency judgment. In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the debtor or other interested person to obtain an order mandating that the secured party refrain from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the UCC. However, the deficiency judgment would be a personal judgment against the Obligor for the shortfall, and a defaulting Obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.

     Occasionally, after resale of a vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no such lienholder exists or if there are remaining funds, the UCC requires the creditor to remit the surplus to the Obligor under the contract.

Consumer Protection Laws

     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include the Truth-in--Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing, Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, state motor vehicle retail installment sale acts, state "lemon" laws and other similar laws. In addition, the laws of certain states, impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee such as the Trustee to enforce consumer finance contracts such as the Receivables.

     The so-called "Holder-in-Due-Course Rule" of the Federal Trade Commission (the "FTC Rule") has the effect of subjecting any assignee of the seller in a consumer credit transaction (and certain related creditors and their assignees) to all claims and defenses which the Obligor in the transaction could assert against the seller. Liability under the FTC Rule is limited to the amounts paid by the Obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the Obligor. The FTC Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in certain states. To the extent that the Receivables will be subject to the requirements of the FTC Rule, the Trustee, as holder of the Receivables, will be subject to any claims or defenses that the purchaser of the related Vehicle may assert against the seller of such Vehicle. Such claims will be limited to a maximum liability equal to the amounts paid by the Obligor under the related Receivable.

     Under most state vehicle dealer licensing laws, sellers of automobiles and light duty trucks are required to be licensed to sell vehicles at retail sale. In addition, with respect to used vehicles, the Federal Trade Commission's Rule on Sale of Used Vehicles requires that all sellers of used vehicles prepare, complete and display a "Buyer's Guide" which explains the warranty coverage for such vehicles. Furthermore, Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act and the motor vehicle title laws of most states require that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if either a Buyer's Guide or Odometer Disclosure Statement was not provided to the purchaser of a Vehicle, the Obligor may be able to assert a defense against the seller of the Vehicle. If an Obligor on a Receivable were successful in asserting any such claim or defense, the related Servicer would pursue on behalf of the Trust any reasonable remedies against the seller or manufacturer of the vehicle, subject to certain limitations as to the expense of any such action to be specified in the related Trust Agreement.

     Any such loss, to the extent not covered by credit support (as specified in the Related Prospectus Supplement), could result in losses to the Securityholders. As specified in the related Prospectus Supplement, if an Obligor were successful in asserting any such claim or defense as described in this paragraph or the two immediately preceding paragraphs, such claim or defense may constitute a breach of a representation and warranty under the related Receivables Acquisition Agreement and the related Trust Agreement and may create an obligation of the related Originator and the Depositor to repurchase such Receivable unless the breach were cured.

     Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an Obligor from some or all of the legal consequences of a default.

     In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections of the 14th Amendment to the Constitution of the United States. Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditor's repossession and resale do not involve sufficient state action to afford constitutional protection to consumers.

     As specified in the related Prospectus Supplement, the related Originators and the Depositor will represent and warrant under the related Receivables Acquisition Agreement and the related Trust Agreement, respectively, that each Receivable complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against the Trustee for violation of any law and such claim materially and adversely affects the Trustee's interest in a Receivable, such violation would constitute a breach of representation and warranty under the related Receivables Acquisition Agreement and the related Trust Agreement and would create an obligation of the related Originators and the Depositor to repurchase such Receivable unless the breach were cured.

Other Limitations

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a creditor to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or chance the rate of interest and time of repayment of the indebtedness. Any such shortfall, to the extent not covered by credit support
(as specified in each Prospectus Supplement), could result in losses to the Securityholders.


                           CERTAIN TAX CONSIDERATIONS

     The Prospectus Supplement for each series of Securities will summarize, subject to the limitations stated therein, federal income tax considerations relevant to the purchase, ownership and disposition of such Securities.


                              ERISA CONSIDERATIONS

     The Prospectus Supplement for each series of Securities will summarize, subject to the limitations discussed therein, considerations under ERISA relevant to the purchase of such Securities by employee benefit plans and individual retirement accounts.


                             METHODS OF DISTRIBUTION

     The Securities offered hereby and by the related Prospectus Supplement will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the public offering or purchase price of such series and the net proceeds to the Depositor from such sale.

     The Depositor intends that Securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of Securities may be made through a combination of two or more of these methods. Such methods are as follows:

          1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

          2. By placements by the Depositor with institutional investors through dealers;

          3. By direct placements by the Depositor with institutional investors; and

          4. By competitive bid.

     In addition, if specified in the related Prospectus Supplement, a series of Securities may be offered in whole or in part in exchange for the Receivables (and other assets, if applicable) that would comprise the Trust Fund in respect of such Securities.

     If underwriters are used in a sale of any Securities (other than in connection with an underwriting on a best efforts basis), such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The Securities will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

     In connection with the sale of the Securities, underwriters may receive compensation from the Depositor or from purchasers of the Securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Securities may be deemed to be underwriters in connection with such Securities, and any discounts or commissions received by them from the Depositor and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. The Prospectus Supplement will describe any such compensation paid by the Depositor.

     It is anticipated that the underwriting agreement pertaining to the sale of any series of Securities will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Securities if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Depositor will indemnify the several underwriters and the underwriters will indemnify the Depositor against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

     The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Securities of such series.

     Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Securities. Holders of Securities should consult with their legal advisors in this regard prior to any such reoffer or sale.


                                 LEGAL OPINIONS

     Certain legal matters relating to the issuance of the Securities of any series, including certain federal and state income tax consequences with respect thereto, will be passed upon by Dewey Ballantine, New York, New York, or other counsel specified in the related Prospectus Supplement.

                              FINANCIAL INFORMATION

     A Trust Fund will be formed with respect to each Series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Securities, except for serial issuances by a Master Trust. The Depositor's activities will be limited solely to the activities of Trust Funds to be formed with respect to each Series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

     A Prospectus Supplement may contain the financial statements of the related Credit Enhancer, if any.


                             ADDITIONAL INFORMATION

     This Prospectus, together with the Prospectus Supplement for each series of Securities, contains a summary of the material terms of the applicable exhibits to the Registration Statement and the documents referred to herein and therein. Copies of such exhibits are on file at the offices of the Securities and Exchange Commission in Washington, D.C., and may be obtained at rates prescribed by the Commission upon request to the Commission and may be inspected, without charge, at the Commission's offices.

                                 INDEX OF TERMS


     Set forth below is a list of the defined terms used in this Prospectus and the pages on which the definitions of such terms may be found herein.

Accrual Securities.....................................................6
Additional Receivables................................................11
APR     ...............................................................9
Cede    ..............................................................11
CEDEL Participants....................................................28
Certificates........................................................1, 4
Class   ...............................................................1
Closing Date..........................................................22
Collection Account....................................................31
Collection Period.....................................................33
Commission.............................................................2
Contracts...........................................................1, 4
Cooperative...........................................................29
Credit Enhancement....................................................18
Credit Enhancer.......................................................18
Dealers ...............................................................3
Debt Securities.......................................................13
Definitive Securities.................................................29
Depositaries..........................................................27
Depositor..........................................................3, 23
Direct Participants...................................................18
Discounted Contract Balance...........................................11
Distribution Account..................................................31
DTC     ..............................................................11
Eligible Deposit Account..............................................32
Eligible Institution..................................................32
Eligible Investments..................................................31
Equipment..............................................................4
Equity Certificates....................................................8
ERISA   ..............................................................13
Euroclear Operator....................................................29
Euroclear Participants................................................28
Exchange Act.......................................................2, 13
Finance Subsidiary....................................................16
Fixed Income Securities................................................5
Fixed Value Contracts..................................................9
Forward Purchase Agreement............................................22
Grantor Trust Securities..............................................13
Indenture..............................................................4
Indenture Trustee......................................................4
Indirect Participants.............................................18, 27
Insolvency Event......................................................35
Insolvency Laws.......................................................16
Interest Rate.......................................................2, 5
Investment Company Act.................................................7
Investment Earnings...................................................32
Issuer  ............................................................1, 3
Manufacturers..........................................................3
Master Trust...........................................................7
Master Trust Agreement.................................................8

Master Trust New Issuance.............................................26
Notes   ............................................................1, 4
Obligor ...............................................................4
Originator..........................................................1, 3
Participants..........................................................27
Partnership Interests.................................................13
Pass-Through Rate......................................................2
Payment Date...........................................................6
Policy  ............................................................1, 4
Pool Balance..........................................................23
Pool Factor...........................................................23
Pooling Agreement......................................................4
Pre-Funding Account...................................................11
Pre-Funding Period....................................................11
Prepayment............................................................18
Prospectus Supplement..................................................1
Ratings Effect....................................................18, 27
Receivables.........................................................1, 4
Receivables Acquisition Agreement.................................19, 22
Record Date............................................................6
Registration Statement.................................................2
Remittance Period......................................................6
Rule of 78s............................................................9
Rule of 78s Contracts..................................................9
Rules   ..............................................................28
Securities.............................................................1
Securities Act.........................................................2
Security Insurer......................................................11
Securityholders........................................................6
Senior Securities......................................................6
Servicer...............................................................1
Servicer Defaults.....................................................34
Servicing Agreement....................................................4
Servicing Fee.........................................................33
Servicing Fee Rate....................................................33
Simple Interest Contracts..............................................9
Strip Securities.......................................................6
Sub-Servicer...........................................................3
Subordinate Securities.................................................6
Terms and Conditions..................................................29
Transferor.............................................................3
Trust   ............................................................1, 3
Trust Accounts........................................................31
Trust Agreement........................................................5
Trust Fund..........................................................1, 4
Trustee ...............................................................5
Vehicles...............................................................1
VSI Insurance Policy..................................................17

No dealer, salesman or any other person has been authorized to give any information or to make any representations not contained in this Prospectus Supplement and the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Depositor or by the Underwriter. This Prospectus Supplement and the Prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this Prospectus Supplement or the Prospectus.

                                -----------------

                                Table of Contents

                              Prospectus Supplement                        Page
                                                                           ----

Summary of Terms.........................................................   S-4
Risk Factors.............................................................   S-9
The Receivables..........................................................  S-10
Yield Considerations.....................................................  S-15
Use of Proceeds..........................................................  S-15
The Servicer and the Originators.........................................  S-15
Description of the Certificates..........................................  S-19
The Certificate Insurer..................................................  S-21
The Policy...............................................................  S-23
The Pooling and Servicing Agreement and the
  Transfer Agreements....................................................  S-24
Certain Federal Income Tax Considerations................................  S-28
ERISA Considerations.....................................................  S-31
Ratings..................................................................  S-33
Underwriting.............................................................  S-33
Legal Matters............................................................  S-33
Glossary.................................................................  S-34
Index of Defined Terms...................................................  S-37

                                   Prospectus

Prospectus Supplement....................................................     2
Available Information....................................................     2
Incorporation of Certain Documents
   by Reference..........................................................     2
Reports to Securityholders...............................................     2
Summary of Terms.........................................................     3
Special Considerations...................................................    15
The Trust Funds..........................................................    19
The Issuers..............................................................    20
The Receivables..........................................................    20
Pool Factors.............................................................    23
Use of Proceeds..........................................................    23
The Depositor............................................................    23
The Trustee..............................................................    24
Description of the Securities............................................    24
Description of the Trust Agreements......................................    31
Certain Legal Aspects of the Receivables.................................    38
Certain Tax Considerations...............................................    43
ERISA Considerations.....................................................    43
Methods of Distribution..................................................    43
Legal Opinions...........................................................    44
Financial Information....................................................    45
Additional Information...................................................    45
Index of Terms...........................................................    46

                                -----------------

Until 90 days after the date of this Prospectus Supplement, all dealers effecting transactions in the related Certificates, whether or not participating in the distribution thereof, may be required to deliver this Prospectus and the related Prospectus Supplement. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                            Emergent Auto Receivables
                                  Trust 1996-A





                               $14,496,000 Class A
                    __% Auto Receivables Backed Certificates





                              ---------------------
                                   PRELIMINARY
                              PROSPECTUS SUPPLEMENT
                              ---------------------




                              PRUDENTIAL SECURITIES
                                SECURED FINANCING
                                   CORPORATION




                              EMERGENT GROUP, INC.




                       Prudential Securities Incorporated